UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

Form  8-K/A
Amendment No. 2
CURRENT REPORT

Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                  October 25, 2010

FLINT TELECOM GROUP, INC.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-21069	36-3574355
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7500 College Blvd., Suite 500, Overland Park, KS                                      66210
----------------------------------------------------------------------------------------------------------------------
(Address of Principal Executive Offices)                                                         (Zip Code)

(913) 815-1570
-----------------------------------------------------------------
(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

r	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

r	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

r	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

r	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The purpose of this Amendment No. 2 to the Form 8-K/A of Flint Telecom Group, Inc. (the “Company”), filed with the U.S. Securities and Exchange Commission on March 16, 2011 (the “Form 8-K/A”) is to amend the following section:

(i)	The Unaudited Pro Forma Combined Financial Information.

No other material changes have been made to the Form 8-K/A.  This Amendment No. 2 to the Form 8-K/A speaks as of the original filing date of the Form 8-K/A, does not reflect events that may have occurred subsequent to the original filing date, and does not modify or update in any way disclosures made in the original Form 8-K/A.

EXPLANATORY NOTE

On October 25, 2010, Flint Telecom Group, Inc. (“Flint”) acquired all of the stock of Ingedigit International, Inc. (“III”) and Gotham Ingedigit Financial Processing Corp dba Power2Process (“P2P”), both Florida corporations, through a merger of each of those companies into two wholly-owned subsidiaries of Flint, in exchange for a maximum potential total of 600,000 shares of Flint’s Series H Convertible Preferred Stock (the “Merger Stock”), pursuant to an Agreement and Plan of Merger dated October 5, 2010 (the “Merger Agreement”).  300,000 shares of the Merger Stock were issued on the Closing Date.  The remaining 300,000 shares of the Merger Stock may be issued, in two tranches of 150,000 each,  during the 12 and 24 months following the Closing Date if either or both of the Targets meet or exceed the revenue and/or other operating targets as mutually agreed upon by Flint and the Targets as of the Closing Date.

III was founded in 2001 and P2P was founded in 2006, and both are incorporated and have offices located in Florida. III is a U.S. based international pre-paid debit card company, partnered with both U.S. banks and international banks to offer debit cards to their customers.  P2P is a U.S. based financial transaction processing and technology company, working with banking clients and other program sponsors globally.

The consolidation effected by the transaction has been accounted for as an acquisition wherein Flint is the legal acquirer and has been treated as the acquirer for accounting purposes as well. Flint is filing an amendment to its current report on SEC Form 8-K filed on October 28, 2010 to set forth:

i)	Flint audited financial information for its fiscal years ended June 30, 2010 and 2009;
ii)	Flint unaudited financial information for the three months ended September 30, 2010 and 2009;
iii)	Gotham Ingedigit Financial Processing Corp dba Power2Process audited financial information for its fiscal years ended December 31, 2009 and 2008;
iv)	Gotham Ingedigit Financial Processing Corp dba Power2Process unaudited financial information for the three and nine months ended September 30, 2010 and 2009;
v)	Ingedigit International, Inc. audited financial information for its fiscal years ended December 31, 2009 and 2008;
vi)	Ingedigit International, Inc. unaudited financial information for the three and nine months ended September 30, 2010 and 2009; and
vii)	Pro Forma unaudited financial information as of June 30, 2010 and for the three months ended September 30, 2010.

ITEM 9.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

(b)	Pro Forma Financial Information.

(c)	Exhibits. The following exhibits are filed with this report:

Exhibit Number --------------------	Description ---------------	Location ---------------
23.1	Consent of House Park & Dobratz, P.C. to Gotham Ingedigit Financial Processing Corp dba Power2Process dated February 18, 2011 .	Incorporated by reference to Exhibit 23.1 of Registrant's Form 8-K/A filed on March 16, 2011.
23.2	Consent of House Park & Dobratz, P.C. to Ingedigit International, Inc. dated February 18, 2011 .	Incorporated by reference to Exhibit 23.2 of Registrant's Form 8-K/A filed on March 16, 2011.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Flint Telecom Group, Inc. and Subsidiaries
Overland Park, Kansas

We have audited the accompanying consolidated balance sheets of Flint Telecom Group, Inc. and subsidiaries as of June 30, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two year period ended June 30, 2010. Flint Telecom Group, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Flint Telecom Group, Inc. and subsidiaries as of June 30, 2010 and 2009, and the results of its operations and its cash flows for each of the years in the two year period ended June 30, 2010 in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered losses from operations, negative cash flows from operations and current liabilities exceed current assets, all of which raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ L.L. Bradford & Company, LLC
L.L. Bradford. & Company, LLC
October 20, 2010
Las Vegas, Nevada

FLINT TELECOM GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	June 30,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$19,419	$1,337,002
Accounts receivable, net of allowance for doubtful accounts
of $431,381 and $205,397 as of June 30, 2010 and 2009, respectively	1,049,648	2,585,875
Notes receivable	--	125,000
Inventories	361,784	886,512
Investment in marketable securities	--	2,700,000
Due from Flint Telecom, Ltd.	--	258,731
Due from related parties	--	124,174
Prepaid expenses and other current assets	--	8,724
Current assets	1,430,851	8,026,018

Fixed Assets:
Equipment	1,885,604	1,851,830
Capitalized leases – equipment	194,839	819,025
Total fixed assets	2,080,443	2,670,855
Less: accumulated depreciation	(1,839,372)	(687,776)
Net fixed assets	241,071	1,983,079

Deposit	3,200	3,149
Goodwill	--	2,687,080
Other intangible assets, net	--	10,587,115
Total assets	$1,675,122	$23,286,441

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$3,641,554	$5,140,268
Cash overdraft	--	175,096
Other accrued liabilities	587,033	215,898
Accrued interest payable	650,897	545,938
Lease obligations – current	375,371	601,275
Lines of credit	2,038,102	3,143,962
Notes payable	1,935,163	1,525,886
Notes payable – related parties, net of discount	2,061,861	5,440,232
Convertible notes payable, net of discount	517,059	115,000
Convertible notes payable – related parties, net of discount	98,000	94,062
Due to Flint Telecom Ltd.	156,042	--
Redeemable preferred stock	--	1,250,000
Total current liabilities	12,061,082	18,247,617

Convertible notes payable – long-term, net of discount	598,997	--
Convertible notes payable due to related parties – long-term, net of discount	--	542,004
Notes payable due to related parties – long term, net of discount	--	3,021,865
Lease obligations - long-term	405,938	117,707
Total liabilities	13,066,017	21,929,193

Commitments & contingencies
Redeemable equity securities	4,515,379	--
Stockholders' equity (deficit):
Preferred stock: $0.001 par value; 5,000,000 authorized, 668,780 issued and outstanding at June 30, 2010, 1,250,000 issued and outstanding at June 30, 2009	1,692,735	--
Common stock: $0.01 par value; 900,000,000 authorized, 129,824,422 issued and outstanding at June 30, 2010, 71,294,702 issued and outstanding at June 30, 2009	1,298,244	712,947
Common stock issuable	47,368	44,786
Additional paid-in capital	30,957,114	22,085,472
Accumulated other comprehensive loss	--	(450,000)
Accumulated deficit	(49,901,735)	(21,035,957)
Total stockholders' equity (deficit)	(15,906,274)	1,357,248
Total liabilities and stockholders’ equity (deficit)	$1,675,122	$23,286,441

See accompanying notes to the consolidated financial statements.

FLINT TELECOM GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended June 30,
	2010	2009
Revenues	$34,060,505	$34,337,063
Cost of revenues	32,497,019	34,995,692
Gross margin (loss)	1,563,486	(658,629)

Operating expenses:
General and administrative:
Consultants	120,152	804,816
Bad debt expense	510,572	188,707
Salaries and payroll related expense	1,468,248	1,310,378
Management fee payable to Flint Telecom, Ltd.	570,000	286,205
Stock compensation and option expense:
Directors and officers	1,901,372	3,515,688
Consultants	986,961	133,501
Employees	212,583	714,762
Depreciation and amortization expense	1,315,924	1,583,406
Other	1,184,235	1,589,144
Total general and administrative	8,270,047	10,126,607

Total operating expenses	8,270,047	10,126,607
Operating loss	(6,706,561)	(10,785,236)
Other income (expense)	159,043	(453,552)
Interest expense	(3,457,600)	(2,011,640)
(Loss) on investment	(2,250,000)	--
Loss on debt settlements	(2,757,702)	--
Provision for income taxes	--	--
Loss on disposal of fixed assets	(332,023)	--
Impairment of fixed assets	(1,305,735)	--
Impairment of goodwill and intangible assets	(12,215,200)	--
Net loss from continuing operations	(28,865,778)	(13,250,428)
Loss from discontinued operations, net of tax	--	(1,311,835)
Net loss	$(28,865,778)	$(14,562,263)
Net loss per common share:
Basic	$(0.35)	$(0.31)
Diluted	$(0.35)	$(0.31)

Weighted average shares outstanding:
Basic	83,547,968	46,917,683
Diluted	83,547,968	46,917,683

See accompanying notes to the consolidated financial statements.

FLINT TELECOM GROUP, INC. AND SUBSIDIARIES

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT) AND OTHER COMPREHENSIVE LOSS
	Common Stock		Common Stock Issuable		Additional	Preferred Shares	Accumulated
	Shares	Amount	Shares	Amt.	Paid-In Capital	(Series D, E, F & G)	Compre-hensive Loss	Accum. Deficit	Total
Balances at June 30, 2008	28,460,094	$284,601	--	$--	$778,282	$--	$--	$(6,473,694)	$(5,410,811)
Acquisition of Semotus Solutions, Inc.	2,990,900	29,909	--	--	2,416,364	--	--	--	2,446,273
Acquisition of the six CHVC subsidiaries	21,000,000	210,000	--	--	7,770,000	--	--	--	7,980,000
Issuance of new shares as compensation to officers and employees	5,643,000	56,430	--	--	3,306,320	--	--	--	3,362,750
Stock compensation expense	--	--	--	--	812,000	--	--	--	812,000
Shares issued with the restructure of notes payable	3,260,000	32,600	--	--	1,173,600	--	--	--	1,206,200
Shares issued with new notes payable	660,000	6,600	--	--	229,500	--	--	--	236,100
Shares issued to consultants for service	150,000	1,500	415,454	4,154	127,847	--	--	--	133,501
Shares issued to acquire software	1,500,000	15,000	--	--	540,000	--	--	--	555,000
Disposition of Semotus business	(3,508,000)	(35,080)	--	--	(1,297,960)	--	--	--	(1,333,040)
Conversion of notes payable into equity	9,511,436	95,115	4,063,183	40,632	3,597,273	--	--	--	3,733,020
Private offering	1,627,272	16,272	--	--	423,728	--	--	--	440,000
Issuance of warrants to holders of notes payable	--	--	--	--	1,690,363	--	--	--	1,690,363
Beneficial conversion feature on convertible notes payable	--	--	--	--	462,454	--	--	--	462,454
Stock options expense for twelve months ended June 30, 2009	--	--	--	--	55,701	--	--	--	55,701
Comprehensive Loss:
Comprehensive loss	--	--	--	--	--	--	(450,000)	--	(450,000)
Net loss for the year ended June 30, 2009	--	--	--	--	--	--	--	(14,562,263)	(14,562,263)
Balances at June 30, 2009	71,294,702	$712,947	4,478,637	$44,786	$22,085,472	--	$(450,000)	$(21,035,957)	$1,357,248
See accompanying notes to the consolidated financial statements.

	Common Stock		Common Stock Issuable		Additional	Preferred Shares	Accumulated
	Shares	Amount	Shares	Amt.	Paid-In Capital	(Series D, E, F & G)	Compre-hensive Loss	Accum. Deficit	Total
Balances at June 30, 2009	71,294,702	712,947	4,478,637	44,786	22,085,472	--	(450,000)	(21,035,957)	1,357,248

Conversion of notes payable into equity	24,312,685	243,127	4,736,842	47,368	52,451	--	--	--	342,946
Beneficial conversion feature on convertible notes payable	--	--	--	--	422,786	--	--	--	422,786
Shares issued to consultants for services	35,790,215	357,902	(55,636)	(556)	472,281	162,735	--	--	992,362
Issuance of warrants to holders of notes payable	--	--	--	--	779,091	--	--	--	779,091
Shares issued for cashless exercise of warrants	1,963,636	19,636	--	--	(19,636)	--	--	--	--
Stock payable issued, net of cancellations	4,413,184	44,132	(4,423,001)	(44,230)	(5,302)	--	--	--	(5,400)
Stock compensation expense	--	--	--	--	1,194,085	--	--	--	1,194,085
Stock options expense for twelve months ended June 30, 2010	--	--	--	--	46,247	--	--	--	46,247
Shares issued for payments on debt	150,000	1,500	--	--	34,500	--	--	--	36,000
Shares issued to officers, directors and employees for vested stock compensation	7,700,000	77,000	--	--	796,625	--	--	--	873,625
Preferred shares issued for satisfaction of debt	--	--	--	--	--	1,530,000	--	--	5,858,566
Comprehensive Loss:
Comprehensive loss	--	--	--	--	--	--	(1,800,000)	--	(1,800,000)
Disposal of 4 CHVC subsidiaries	(15,800,000)	(158,000)	--	--	5,285,327	--	2,250,000	--	7,377,327
Accrual of redeemable equity securities, dividends and penalties	--	--	--	--	(186,813)	--	--	--	(186,813)
Net loss for the year ended June 30, 2010	--	--	--	--	--	--	--	(28,865,778)	(28,865,778)
Balances at June 30, 2010	129,824,422	$1,298,244	4,736,842	$47,368	$30,957,114	$1,692,735	$--	$(49,901,735)	$(15,906,274)
	==========	========	=======	======	=========	==========	=========	=========	=========

See accompanying notes to consolidated financial statements.

FLINT TELECOM GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW

	Years ended June 30,
	2010	2009
Cash Flows from Operating Activities:
Net loss	$(28,865,779)	$(14,562,263)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,315,924	1,583,406
Impairment of good will and intangible assets	12,215,200	--
Impairment of fixed assets	1,305,735	--
Interest charges capitalized to lease obligations	128,000	--
Loss on debt settlements	2,757,702	--
Loss on investment	2,250,000	--
Loss on disposal	332,023	--
Stock and option compensation expense	3,100,916	4,363,951
Amortization / accretion of debt discount	1,576,379	810,192
Amortization of beneficial conversion feature	422,786	--
Amortization of debt issuance cost	--	128,369
Gain on disposal of Semotus	--	1,311,835

Changes in assets and liabilities, net of acquisitions & disposals:
Accounts receivable	1,170,445	(271,184)
Prepaid expense	8,724	97,473
Inventories	524,728	(597,262)
Deposit	(51)	(3,149)
Accounts payable	(2,136,931)	1,857,473
Cash overdraft	(174,834)	175,096
Accrued liabilities	457,306	(144,497)
Net due from Flint Telecom, Ltd.	657,072	(486,328)
Accrued interest payable	750,372	--
Due from related parties	--	(124,174)
Deferred revenue	--	27,112
Accrued interest	--	1,144,499
Net cash used in operating activities	(2,204,283)	(4,689,451)

Cash Flows from Investing Activities:
Purchases of fixed assets	(8,532)	(353,703)
Proceeds from sale of fixed assets	6,538	--
Investment in notes receivable	(125,000)	(125,000)
Cash paid for the acquisition of CHVC Subs	--	(1,200,000)
Cash assumed (disposed) in acquisitions (disposals)	--	(45,774)
Net cash used in investing activities	(126,994)	(1,724,477)

Cash Flows From Financing Activities:
Proceeds from lines of credit	21,905	2,020,121
Proceeds from related parties debt	370,550	3,057,000
Proceeds from debt	1,015,000	2,138,743
Payments on lines of credit	(3,925)	--

Payments on related parties debt	(50,279)	(249,000)
Payments on debt	(175,000)	(423,583)
Proceeds from private offerings	--	440,000
Redemption of preferred stock	--	(550,000)
Payments on lease obligations	(6,088)	(98,263)
Net cash provided by financing activities	1,172,163	6,335,018

Cash Flows From Foreign Currency Activities:
Exchange gain (loss) on debt	(158,469)	(71,109)
Net cash provided by (used in) foreign currency activities	(158,469)	(71,109)

Net increase (decrease) in cash and cash equivalents	(1,317,583)	(150,019)
Cash and cash equivalents, beginning of the period	1,337,002	1,487,021
Cash and cash equivalents, end of the period	$19,419	$1,337,002

See accompanying notes to consolidated financial statements.

FLINT TELECOM GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW
	Years Ended June 30,
	2010	2009
SUPPLEMENTAL CASH FLOW DISCLOSURE:
Cash paid for interest	$26,000	$394,811
Cash paid for income taxes	$--	$--
SUPPLEMENTAL SCHEDULE OF NONCASH ACTIVITIES:
Assets purchased under capital lease obligations	$--	$40,262
Discounts – warrants	$779,901	$1,690,363
Discounts – beneficial conversion	$422,786	$462,454
Satisfaction of notes payable to related party and accrued interest by issuance of common stock	$--	$1,206,200
Conversion of notes payable and accrued interest	$342,946	$3,733,020
Payment on lease obligations through stock issuance	$36,000	$--
Capitalization of accrued interest to principal	$266,415	$--
Due from related party satisfied with redeemable preferred stock	$1,250,000	$--
Transfer from Flint Telecom Limited to Notes payable	$280,000	$--
Cancellation of discount on related party notes payable	$--	$141,730
Fixed assets received in satisfaction of note receivable	$250,000	$--
Debt Settlements:
Preferred shares issued	$5,858,566	$--
Debt and accrued interest instruments cancelled	$3,100,864	$--

Disposition of 4 CHVC subsidiaries:
Assets	$2,192,968	$--
Liabilities and equity	$(7,478,296)	$--
Contribution	$(5,285,328)	$--
Acquisition of Semotus Solutions, Inc.:
Cash	$--	$83,171
Accounts receivable	$--	$390,712
Prepaid expense	$--	$18,922
Goodwill	$--	$2,538,148
Accounts payable	$--	$(123,036)
Accrued liabilities	$--	$(269,367)
Deferred revenue	$--	$(192,277)
	$--	$2,446,273
Disposition of Semotus Solutions, Inc.:
Cash	$--	$325,851
Accounts receivable	$--	143,874
Prepaid expense	$--	12,876

Accounts payable	$--	(46,300)
Accrued liabilities	$--	(110,185)
Deferred revenue	$--	(219,389)
	$--	$106,727
	==========	===========
Acquisition of CHVC Subsidiaries:
Accounts receivable	$--	$1,979,684
Prepaid expense	$--	$34,151
Inventory	$--	$289,250
Fixed assets	$--	$252,124
Investment in marketable securities	$--	$3,150,000
Goodwill	$--	$2,687,080
Other intangible asset	$--	$11,525,000
Cash assumed	$--	$196,906
Accounts payable	$--	$(2,133,304)
Accrued liabilities	$--	$(891)
	$--	$17,980,000
Redeemable preferred stock	$--	$(1,800,000)
Cash paid	$--	$(1,200,000)
Note payable	$--	$(7,000,000)
	$--	$7,980,000

Non-cash acquisition of software	$--	$555,000

See accompanying notes to the consolidated financial statements.

Flint Telecom Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

1.           Organization and Formation

Flint Telecom Group, Inc. (“Flint”, “We” or the “Company”), is a Nevada Corporation.  We were originally formed in 2005 as Flint Telecom, Inc., a Delaware Corporation, and started operations in April 2006 as a wholly owned subsidiary of Flint Telecom Limited, headquartered in Dublin, Ireland. Flint Telecom Limited is a holding company whose sole operating business in the United States was Flint Telecom, Inc. Flint Telecom Limited was a vehicle for the initial funding of Flint and for the development of proprietary intellectual property.

On October 1, 2008, Semotus Solutions, Inc. (“Semotus”) acquired substantially all of the assets and liabilities of Flint Telecom, Inc. in exchange for 28,460,094 shares of restricted common stock pursuant to a definitive Contribution Agreement dated April 23, 2008. Although Semotus is the legal acquirer, for accounting purposes Flint is the accounting acquirer. The name was changed to Flint Telecom Group, Inc. The existing Semotus operations became a division of Flint, and were subsequently sold in January 2009.

We are headquartered at 7500 College Blvd., Suite 500, Overland Park, Kansas 66210, and our telephone number is 913-815-1570.  The address of our website is www.flinttelecomgroup.com.  Information on our website is not part of this prospectus.

We operate our business through four wholly-owned subsidiaries, Cable and Voice Corporation, Phone House, Inc., Flint Prepaid, Inc. (previously named Wize Communications, Inc.), and Digital Phone Solutions, Inc., as further described below.  We provide next generation turnkey voice, data and wireless services through partner channels primarily in the United States.  We distribute telecommunications services and products through our distribution channels.

The subsidiaries provide the following telecom services and / or distribute the following telecom products:

- Cable and Voice Corporation was established on June 1, 2008 and is located in Tampa, Florida. The Company is a leading value-added master distributor of advanced broadband products and services to Cable, Telecommunications, Enterprise and Service Provider customers throughout the United States. The Company offers a wide range of products and services which include cable modems, cables, UPS units, AV Powerline and Homeplug adapters, Wi-Fi and cellular wireless hardware and software applications, Intelligent Telephone Adapters (ITA) and IP Telephones for VoIP services and other customer premise equipment.

- Phone House, Inc. was established on June 12, 2001 and is located in Artesia, California. Phone House is a Master Distribution for discount calling products that enable users who purchase cards in the United States to call China, India, Mexico, Africa, South America, Brazil, Bangladesh, and other countries throughout the world at significant savings. The International calling cards may be used to call from the United States to other countries, to call from other countries to the United States, or to call between countries outside the United States.
These products are currently sold through a network of over 90 private distributors. Through this network, the Company estimates that its calling products are sold through over 10,000 retail outlets in the United States, of which more than 5,000 retail outlets are located in Southern California.

- Digital Phone Solutions, Inc. was established on January 29, 2009, and is located in Overland Park, Kansas. The Company provides a suite of Enhanced IP Telephony solutions aimed primarily at Small and Medium sized enterprises in the United States. DPS delivers all the value added services that manage the entire value-chain including billing, customer care, call routing, service provisioning. Advanced features such as voicemail-delivered-to-email, free inter-office calling, and virtual phone numbers provide additional revenue opportunities. DPS enables its customers to establish reliable, feature rich and cost effective digital phone services very quickly with zero capital investment.

- Flint Prepaid, Inc. (previously named Wize Communications, Inc.) was established on March 30, 2009, and is located in Overland Park, Kansas. Flint Prepaid is a retail focused company selling directly to end-users through  Master Distributers and Retailers. It provides Flint Telecom's own branded pre-paid calling services primarily to immigrant customers wanting to make inexpensive quality calls to their home countries.. These Flint Telecom value-based calling cards are regionalized and selectively marketed depending on the geographical area and user community.

As part of our ongoing emphasis on streamlining our operations and reaching profitability, during the fiscal year ended June 30, 2010 we shut down and disposed of four of our other wholly owned subsidiaries which were originally acquired in January of 2009: CVC Int’l, Phone House Inc. of Florida, Dial-Tone Communications and Starcom Alliance.  Consequently, we recognized a one-time loss of $12,215,200.

Following the corporate restructuring during the financial year ended June 30, 2010, the Company’s management decided to structure the business into three separate operating segments. These segments are (1) the sale of third-party telecoms and networking equipment and software services (collectively referred to as equipment as “telecom software, services & equipment”), (2) the sale of Company produced and third-party prepaid calling products (collectively refered to as “prepaid telecom services”) (3) the delivery of wholesale and VoIP telecom services to other operators and direct to end users (collectively referred to as “telecom services”).  Selling, general and administrative expenses, primarily consisting of compensation of corporate employees, professional fees and overhead costs not directly related to a specific operating segment are reflected in the table below as “corporate activities”. See Note 24, Segment Information, for more details.

2.           Significant Accounting Policies

Revenue Recognition – Net revenue is derived from the sale of products and services to third parties and any intercompany sales in the period are eliminated on consolidation. Flint generally recognizes revenue when persuasive evidence of a sales arrangement exists, delivery has occurred or services are rendered and the sales price or fee is fixed or determinable. Flint operates a number of subsidiaries in three business segments that may have specific revenue recognition policies relating to their business. Revenue recognition policies for each segment and business type are outlined below.

Technology Segment:
In the case of equipment sales, revenues are recognized in line with Flint’s general revenue recognition policies. Software or technology license revenues are recognized when the service(s) are delivered in line with contract terms. Sales related to services where the Company may have to provide future support or warranty services associated with the transaction are deferred at sale and recognized as revenue evenly over the life of the contractual term that such support or warranty applies. Fees for financial processing services are recognized as revenue when received from the clearing financial partner.

Prepaid Services Segment:
Telecom: The Company operates two businesses that provide prepaid telecom products and services.  Phone House Inc. is a master distributor of prepaid calling cards and mobile products purchased from third party card and wireless service providers.  Phone House recognizes revenues on sales of these products to channel partners, including retailers, resellers or other distributors when activated cards are delivered to the partners. Any subsequent returns are credited to the partners and disclosed revenues are reported net of such returns. Returns are placed back in inventory for resale to other partners or ultimate return to suppliers if appropriate. Phone House is responsible for inventory purchased from suppliers and the credit risk for products sold to the channel but does not have an ongoing service responsibility once the cards are purchased by customers. For the Financial Year ending June30, 2010, 91% of revenues generated from this segment was generated from Phone House, Inc.

Flint Prepaid Inc is a provider of prepaid calling cards and wireless services. Revenue from the sale of calling cards is recognized when the cards are used and the funds are received from the respective distribution channel.  Once the cards are used, the cards are not returnable.  Up to that point, the cards may be returned by the distribution channel at any time, which will have no revenue impact on the Company.  Wireless services are recognized as revenue when services are provided, primarily based on usage and/or the assessment of applicable monthly service fees. Handset equipment sales are recognized at time of sale to the end customer and counted in inventory while at the channel partner premises. Flint Prepaid is obligated to deliver service to end customers for activated cards and active wireless accounts until the advertised usage is expired and accrues unused minute costs for activated cards and active accounts at the end of each period. Wireless services were not active during the fiscal year ended June 30, 2010 or the quarter ended September 30, 2010, but are anticipated to be active for the quarter ending March 31, 2011.

Financial Programs: The Company generates sales from fees charged on initial card sales and subsequent customer transactions from prepaid debit cards and mobile remittance services. Card sales fees are recognized as revenue when sold to end customers and transaction fees are recognized as revenue when actually received from the clearing financial institution. In certain cases, the company levies a minimum monthly fee that is charged to clients and this is recognized when billed to the client as services rendered.

Subscriber Based Services:
Revenue derived from monthly recurring charges for local voice and data services and other recurring services is billed in advance and deferred until earned. Revenues derived from services that are not included in monthly recurring charges, including long distance, excess charges over monthly rate plans and terminating access fees from other carriers, are recognized monthly as services are provided and billed in arrears.

Basis of Consolidation – The consolidated financial statements include 100% of the assets, liabilities, revenues, expenses and cash flows of Flint Telecom Group, Inc. The Company additionally consolidated the financial statements of its wholly owned operating subsidiaries: Cable and Voice Corporation, Phone House, Inc. (of California), Digital Phone Solutions, Inc. and Flint Prepaid, Inc. The financial statements include consolidated income information for CVC Int’l, Starcom Alliance, Phone House, Inc. of Florida and Dial Tone Communications only through the date of discontinuation, and for Semotus Solutions, Inc. only through the date of disposition. All intercompany accounts and transactions have been eliminated in consolidation. The results of subsidiaries acquired or disposed of during the respective periods are included in the consolidated statements of operations from the effective date of acquisition or up to the effective date of disposal, as appropriate.

Cost of Revenue – Costs directly related to the supply of the equipment and cards to customers and distribution partners are categorized as a cost of revenue. These costs are the direct cost of the equipment invoiced by vendor partners and the costs levied by third-party telecom providers for the prepaid calling cards and wireless services. Costs become payable on terms provided by vendors when the goods are received and held in inventory for onward shipment.

Earnings (loss) per share - Basic earnings (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the potential dilution, using the treasury stock method or the if converted method, that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. Any dilutive security issued, that would create an anti-dilutive effect, is not included in the weighted average share calculation for that period.

Income taxes - Income taxes are recognized for the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets are recognized for the future tax consequences of transactions that have been recognized in the Company’s financial statements or tax returns. A valuation allowance is provided when it is more likely than not that some portion or the entire deferred tax asset will not be realized.

The Company provides for the minimum recognition threshold a tax position must meet before being recognized in the Company’s financial statements. Generally, recognition is limited to situations where, based solely on the technical merits of the tax position, the Company has determined that the tax position is more likely than not to be sustained on audit.

Cash and Cash Equivalents – The Company considers all highly liquid investments with original maturities of three months or less or money market funds from substantial financial institutions to be cash equivalents. The Company places substantially all of its cash and cash equivalents in interest bearing demand deposit accounts with one financial institution and in amounts that are insured either by the Irish government for Euro deposits or by the Federal Deposit Insurance Corporation for U.S deposits.

Allowance for Doubtful Accounts - The Company provides an allowance for doubtful accounts based on management’s periodic review of recoverability of accounts receivable. We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our customers to make payments, which results in bad debt expense. Management determines the adequacy of this allowance by continually evaluating individual customer receivables, considering the customer’s financial condition, credit history and current economic conditions. The Company recognizes bad debts on unpaid trade accounts receivable as each account is deemed to be uncollectible and estimates an allowance for accounts that have a risk of not being collected.

Inventory - Inventory consists of finished goods and is valued at the lower of cost or market basis using the first-in, first-out method.

Goodwill - Goodwill resulting from a business combination is not subject to amortization.  The company tests such goodwill at the reporting unit level for impairment on an annual basis and between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount.  Other Intangible Assets are amortized over a 3-15 year period.

Stock Options and Other Share-Based Compensation - The Company issues stock options and other share-based compensation to its employees. For equity awards, such as stock options, total compensation cost is based on the grant date fair value and for liability awards, such as stock appreciation rights, total compensation cost is based on the settlement value. The Company recognizes stock-based compensation expense for all awards over the service period required to earn the award. The Company amortizes these newly issued graded awards on a straight-line basis.

Concentrations of Credit Risk - Financial instruments which potentially subject the Company to concentrations of risk consist principally of trade and other receivables. The Company extends credit to its customers in the ordinary course of business and periodically reviews the credit levels extended to customers, estimates the collectability and creates an allowance for doubtful accounts, as needed. The Company does not require cash collateral or other security to support customer receivables. Provision is made for estimated losses on uncollectible accounts.

The Company estimates its allowance for doubtful accounts by applying estimated loss percentages against its aging of accounts receivable balances. The estimated loss percentages are updated periodically and are based on the Company’s historical write-off experience, net of recoveries. Changes to allowances may be required if the financial condition of the Company’s customers improves or deteriorates or if the Company adjusts its credit standards for new customers, thereby resulting in write-off patterns that differ from historical experience.

Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Certain significant estimates were made in connection with preparing the Company’s financial statements. Actual results could differ from those estimates.

Fair value of financial instruments - The carrying amounts of financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and short term notes approximate fair value because of their short maturity as of June 30, 2010.

The Convertible Notes were recorded at face value as of the issuance date. Those Convertible Notes issued in the Euro currency were translated at the Euro – U.S. Dollar exchange rate as of the transaction date and are adjusted for exchange rate changes on a quarterly basis. The Convertible Notes approximate fair value since they are a long term liability with a fixed interest rate, adjusted for exchange rates if required and will be held until maturity or until converted into common stock.

Foreign Currency Transactions - Exchange adjustments resulting from foreign currency transactions are generally recognized in operations. Flint has a loan that is in the Euro currency, and a note payable in British Pounds. Net foreign currency transaction gains were $158,469 for the year ended June 30, 2010 against a loss of $71,109 for the year ended June 30, 2009.

Fixed Assets – These assets are stated at cost, net of accumulated depreciation and amortization. Depreciation is provided on the straight-line method over the estimated useful lives of the related assets, generally three to seven years. Amortization on capital leases is over the lesser of the estimated useful life or term of the lease if shorter, and is included in depreciation and amortization expense in the statement of operations. Ordinary course repairs and maintenance on fixed assets are expensed as incurred.

The carrying value of fixed assets are assessed annually or when factors indicating an impairment are present. We review our fixed assets for impairment whenever events or circumstances indicate that their carrying amount may not be recoverable. Impairment reviews require a comparison of the estimated future undiscounted cash flows to the carrying value of the asset. If the total of the undiscounted cash flows is less than the carrying value, an impairment charge is recorded for the difference between the estimated fair value and the carrying value of the asset.

Fiscal Year End – The Company’s fiscal year end is June 30.

Equity Reclassification - The Series E preferred shares issued to Mr. Butler pursuant to a settlement agreement dated December 31, 2009 have been moved from equity to the mezzanine area of the balance sheet. The equity statement has been updated to account for this reclassification.

3.           Going Concern

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of our business.  As reflected in the accompanying financial statements, Flint had a net loss of $28,865,778 and $14,562,263 for the years ended June 30, 2010 and 2009, respectively, negative cash flow from operating activities of $2,204,283 for the year ended June 30, 2010, an accumulated stockholder’s deficit of $11,390,895 and a working capital deficit of $10,630,231 as of June 30, 2010.  Also, as of June 30, 2010, we had limited liquid and capital resources.  We are currently largely dependent upon obtaining sufficient short and long term financing in order to continue running our operations.

As of the date of this filing we are currently in default on a number of notes payable and other debt repayment plans, as a result, all outstanding principal and accrued interest, if any, outstanding and owed as of the date of default shall be immediately due and payable, which include, but are not limited to, the following (these amounts reflect principal amounts only):  Thermocredit ($2,000,000), CHVC ($1,520,242), Tom Davis ($800,000), and Bill Burbank ($150,000) (See Related Parties Note 9, Notes Payable Note 15, and Subsequent Events Note 25 for more details).  We have also not made any dividend payments on our Series E or Series F preferred stock as these payments have become due (See Stockholders Equity Note ).

The foregoing factors raise substantial doubt about our ability to continue as a going concern.  Ultimately, our ability to continue as a going concern is dependent upon our ability to attract new sources of capital, exploit the growing telecom services market in order to attain a reasonable threshold of operating efficiency and achieve profitable operations.  The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

We recently announced significant reductions in our operating costs and are in ongoing discussions with our creditors to restructure our balance sheet and future debt payments. Management expects that the successful outcome of these discussions will allow us to become EBITDA positive as soon as possible. We have secured a $10 million Reserve Equity Financing agreement with AGS Capital Group, LLC that we can draw against when a planned S1 Registration Statement becomes effective with the SEC (See Note 23 for more details) and other indicative funding commitments from investors for additional capital following the planned restructure that management believes is sufficient to fund our operating cash flow needs, before debt repayments, for the next twelve months.

4.           Acquisition and Subsequent Partial Discontinuation and Partial Disposition of the CHVC Acquisition Companies

On January 29, 2009, we acquired six U.S. operating subsidiaries of China Voice Holding Corp. (“CHVC”), namely: CVC Int’l Inc., Cable and Voice Corporation, StarCom Alliance Inc, Dial-Tone Communication Inc, Phone House of Florida, Inc., and Phone House, Inc. (of California) (the “Acquisition Companies”), in exchange for 21,000,000 shares of our restricted common stock and $500,000 in cash at Closing and $1,000,000 in deferred payments. Additionally, we issued a Promissory Note to CHVC dated January 29, 2009, in an amount of $7,000,000.  As part of the closing of the transaction and in addition to the issuance of the common stock and cash paid as noted above, we also acquired 15,000,000 shares of restricted common stock of CHVC in exchange for deferred payments totaling $1,500,000. Subsequently, in March and April of 2009, a number of terms and conditions within the Merger Agreement, Stock Purchase Agreement and Promissory Note were amended.

The business purpose for acquiring these companies was to expand the distribution channels and addressable market for us. At the time of the transaction, we had telecoms network and infrastructure delivering VoIP telephony services that were growing organically and looking for additional revenue channels. These acquisitions brought established channels for prepaid calling products that opened up both new product areas for the existing network in our targeted migrant customer base that we could introduce new products to. Cable and Voice Corporation offered a strategic channel to rural and large cable companies, a key market for our VoIP services.

During 2009, we successfully developed our own brand prepaid calling products via Flint Prepaid Inc (formally Wize Communications) and had limited success in penetrating the existing markets that the acquisitions brought. The funding markets continued to be extremely challenging throughout 2009 and the planned investment levels were not achieved. In the first quarter of 2010 we did a full review of all business operations in light of continued funding challenges to minimize cash used in operations.  As a result of that review we decided to close those businesses that did not deliver positive cash flow either directly or when the associated corporate activities relating to those businesses were considered. We also reduced our corporate staffing and functions commensurate with these actions. Therefore, during the third quarter ended March 31, 2010 we shut down four of these subsidiary companies: CVC Int’l, Phone House Inc. of Florida, Dial-Tone Communications and Starcom Alliance.  Consequently, we recognized a loss in the form of a one-time impairment charge of goodwill and other intangibles and other one-time costs in the amount of $12,215,200.

During the fourth quarter ended June 30 2010, as part of our corporate and Balance Sheet restructuring efforts we agreed to return our 15,000,000 common shares held of CHVC and we sold these four companies to CHVC or its designated assignee pursuant to a settlement agreement, as amended, with CHVC effective June 30, 2010 in which CHVC agreed to reduce amounts due under the original agreement and also return 15,800,000 of FLTT shares held by them. (See Note 9 Related Party Transactions).

Consequently, we recognized an equity contribution in the amount of $5,285,327 and a one-time charge of $2,250,000 relating to the return of the CHVC shares held by the Company at the time of the sale.

5.           Acquisition and Subsequent Disposition of Semotus Solutions, Inc.

During the year ended June 30, 2009, we acquired Semotus Solutions, Inc. (“Semotus”) through a reverse merger and disposed of the Semotus software business on January 28, 2009.  Semotus issued 28,460,094 shares of restricted common stock to Flint Telecom, Inc. pursuant to a definitive Contribution Agreement dated April 23, 2008 (the “Contribution Agreement”).  Through the acquisition of Semotus, we acquired $492,796 in fair value of assets, $584,680 in liabilities.  We acquired Semotus to give us access to a new market by combing their HipLink technology with our VoIP network that would allow Semotus to offer a hosted version of their market leading solution to existing government and enterprise customers

Separate from the Contribution Agreement, as a hiring and retention incentive and in lieu of issuing stock options under the Company’s stock option plan, we issued 8,410,000 shares of restricted common stock, vesting over a period of four years, to executive officers and key employees, and 3,508,000 shares of restricted common stock to Mr. LaPine. These shares of restricted common stock were valued at $2,631,000.   We recorded $2,631,000 in expense in the year ended June 30, 2009, related to the shares of restricted common stock granted to these executive officers, directors and key employees.

Semotus Business Disposition:
On January 29, 2009, we sold all of the assets and liabilities of the ‘Semotus Business’ or ‘Solutions Division’ to Mr. Anthony LaPine for 3,508,000 shares of our restricted common stock valued at $1,333,040 owned by Mr. LaPine following Mr. LaPine exercising his right to purchase the Semotus Business/Solutions Division from Flint, in accordance with Section 8.2(f) of the Contribution Agreement by and among Semotus Solutions, Inc. (now named Flint Telecom Group, Inc., and referred to as “Flint”) and Flint Telecom, Inc. dated April 23, 2008, which states that Mr. LaPine shall have the right to purchase (at any time within the three-year period commencing on the date of Closing) or, in the event the Board shall determine to dispose of the Semotus Business unit prior to the end of such three-year period, a right of first refusal with respect thereto, in exchange for (1) the shares issued in accordance with this Section 8.2(f) or (2) the fair market value of the Semotus Business at the time Mr. LaPine exercises his right to purchase payable by delivery of the shares issued in accordance with this Section 8.2(f) or cash, whichever is less. When considering the transaction the Board considered that this was the best value achievable for the Company following Mr. Lapine’s request.

This transaction was further clarified and consummated by the Agreement and Plan of Corporate Separation and Reorganization by and among Flint and Semotus, Inc. executed as of January 29, 2009, pursuant to which we transferred all of the assets and properties, subject to all the liabilities, debts, obligations and contracts, of the Solutions Division to Semotus, Inc. in exchange for Mr. LaPine’s 3,508,000 shares of our restricted common stock. The “Semotus Business”, as set forth in Section

7.18 of the Contribution Agreement, is defined as the operations of Semotus as conducted immediately prior to the acquisition transaction of Flint Telecom, Inc. that closed on October 1, 2008, and does not reflect the business operations of Flint Telecom, Inc. acquired in connection with that transaction.

As a result of this discontinuation, we recorded a net loss of $1,311,835 in discontinued operations, for the year ended June 30, 2009. This net loss consists of the following: a gain on return of stock of $1,439,767, an impairment of Semotus goodwill of ($2,538,148), and a net write-off of Semotus’ profits and losses of ($213,454).

6.           Recent Accounting Pronouncements

In January 2010, the FASB issued ASU No. 2010-06 regarding fair value measurements and disclosures and improvement in the disclosure about fair value measurements.  This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers.  Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements.  This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  We are currently evaluating the impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our consolidated financial statements.

In February 2010, the FASB issued ASU No. 2010-09 regarding subsequent events and amendments to certain recognition and disclosure requirements.  Under this ASU, a public company that is a SEC filer, as defined, is not required to disclose the date through which subsequent events have been evaluated.  This ASU is effective upon the issuance of this ASU.  The adoption of this ASU did not have a material impact on our consolidated financial statements.

In April 2010, the FASB issued ASU No. 2010-18 regarding improving comparability by eliminating diversity in practice about the treatment of modifications of loans accounted for within pools under Subtopic 310-30 – Receivable – Loans and Debt Securities Acquired with Deteriorated Credit Quality (“Subtopic 310-30”).  Furthermore, the amendments clarify guidance about maintaining the integrity of a pool as the unit of accounting for acquired loans with credit deterioration.  Loans accounted for individually under Subtopic 310-30 continue to be subject to the troubled debt restructuring accounting provisions within Subtopic 310-40, Receivables—Troubled Debt Restructurings by Creditors.  The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010.  The amendments are to be applied prospectively.  Early adoption is permitted.  We are currently evaluating the impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our consolidated financial statements.

In September 2009, in accordance with accounting pronouncements that applies to arrangements with multiple deliverables and provides another alternative for determining the selling price of deliverables. In addition, the residual method of allocating arrangement consideration is no longer permitted under this guidance.  The guidance is effective for fiscal years beginning on or after July 15, 2010.  We are currently evaluating the potential impact, if any, of the adoption of this guidance on our consolidated financial statements.

In September 2009, in accordance with accounting pronouncements which removes non-software components of tangible products and certain software components of tangible products from the scope of existing software revenue guidance, resulting in the recognition of revenue similar to that for other tangible products. It also requires expanded qualitative and quantitative disclosures. The guidance is effective for fiscal years beginning on or after June 15, 2010. We are currently evaluating the potential impact, if any, of the adoption of this guidance on our consolidated financial statements.

In June 2009, in accordance with accounting pronouncements for determining whether an entity is a variable interest entity (“VIE”) and requires an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a VIE. Under this guidance, an enterprise has a controlling financial interest when it has a) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and b) the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE. The guidance also requires an enterprise to assess whether it has an implicit financial responsibility to ensure that a VIE operates as designed when determining whether it has power to direct the activities of the VIE that most significantly impact the entity’s economic performance. The guidance also requires ongoing assessments of whether an enterprise is the primary beneficiary of a VIE, requires enhanced disclosures and eliminates the scope exclusion for qualifying special-purpose entities. The guidance is effective for fiscal years beginning after November 15, 2009. We are currently evaluating the potential impact, if any, of the adoption of this guidance on our consolidated financial statements.

Management does not believe that there are any recently-issued, but not yet effective, accounting standards that could have a material effect on the accompanying financial statements.

7.           Accounts Receivable and Concentration of Credit Risk

Two customers accounted for 28% and 13% of our revenue, respectively, for the year ended June 30, 2010.  No one customer accounted for more than 10% of the accounts receivable at June 30, 2010.  Two customers accounted for 30% and 14% of our revenue, respectively, for the year ended June 30, 2009.  Five customers accounted for 60% of the accounts receivable at June 30, 2009, the largest of which accounted for 16% of the receivables.

8.           Private Placements

In January 2009, in order to finance the CHVC acquisition, we entered into a Common Stock and Warrant Purchase Agreement with Redquartz Atlanta, LLC (“Redquartz”), in which we sold 5,454,545 shares restricted common stock at $0.275 per share and issued 3,750,000 warrants to purchase shares common stock at $0.40 per share, having a three year term and a cashless exercise provision, in exchange for $1,500,000.  As of June 30, 2009, this investment was only partially closed, with Redquartz having invested $500,000 of the $1,500,000 total that was agreed upon. As of June 30, 2009 there was no longer a reasonable expectation that we would receive the remaining $1,000,000 investment from RedQuartz, and therefore the 3,750,000 warrants were cancelled and the 5,454,545 shares of common stock were returned to Flint. An agreement was reached in June of 2010 and a settlement agreement was executed on June 17, 2010 (See Note 15: Promissory Notes: Restructures).

On January 29, 2009, we entered into a Stock Purchase Agreement with an individual investor, in which we sold 1,454,545 shares of restricted common stock at $0.275 per share in exchange for $400,000. On March 1, 2009, we entered into a Stock Purchase Agreement with an individual investor, in which we sold 100,000 shares of restricted common stock at $0.20 per share in exchange for $20,000. On April 7, 2009, we entered into a Stock Purchase Agreement with an individual investor, in which we sold 72,727 shares of restricted common stock at $0.275 per share in exchange for $20,000.

9.             Related Party Transactions

Flint, Ltd.:
Flint Telecom Ltd, which is controlled by Mr. Browne, Flint’s CEO, has an amount due to it of $156,042 at June 30, 2010.   This includes charges for management fees earned by Flint Telecom, Ltd., which during the year ended June 30, 2010 and 2009 were $570,000 and $286,205, respectively.  $280,000 of these management fees were reclassified as note payables and assigned to a number of third parties.  The management fees are for the executive, operating and financial services provided by Flint Telecom, Ltd. to us. Flint Telecom, Ltd. also has a direct equity investment in us.
During the year ended June 30, 2009, we amended the $1,202,500 Promissory Note due to Flint Telecom, Ltd., by extending the Note’s maturity date to September 20, 2011 and decreasing the principal amount owed under the Note to $202,500.  The decrease was done to accurately reflect the actual amount of money loaned to Flint at the time the Note was issued.  During the year ended June 30, 2010, Flint Telecom Ltd. assigned $200,000 of its $202,500 promissory note to a third party.   This note has a 15% interest rate and originally matured on March 30, 2009 but was extended to September 30, 2011.

See Note 15 for more details on these transactions.

Michael Butler Debt Restructure
We had a number of loans outstanding from Mr. Butler, one of our board members as of December 31, 2009, for which we issued various promissory notes, convertible promissory notes, warrants and shares of restricted common stock to him as consideration.  As of December 31, 2009, the total outstanding balance on all of Mr. Butler’s loans were approximately $4,100,000.  Subject to an agreement that was executed December 31, 2009 that became effective February 5, 2010 we executed a settlement agreement with Mr. Butler in which all of Mr. Butler’s loans to Flint were cancelled in exchange for 302,000 shares of Series E preferred stock of Flint, valued at €10.00 per share, having the following material terms:

1.	Yielding a 14% annual dividend payment, payable monthly in Euros, from February 28, 2010;

2.	Convertible at any time into that number of shares of Common Stock as is determined by the quotient of (i) €10.00 over (ii) the Conversion Price in effect at the time of conversion.

a.	The Conversion Price has a 20% discount to the Market Price at time of conversion and subject to a minimum conversion price of $0.275 per Common Share

b.	Market Price means the average closing price of Flint’s common stock over the twenty trading days preceding the conversion request date

c.	The common stock issued at the time of conversion will be restricted stock and subject to SEC 144 Rule

d.	Based on the minimum conversion price, Mr. Butler would receive 10,981,818 shares of common stock if all preferred shares were converted into common stock.

3.	The Preference Shares will be transferable at Mr. Butler’s discretion, after giving Flint a right of first refusal;

4.	A penalty rate of 0.5% per month on the total amount outstanding will apply for dividend payments that are more than 10 days late, and will continue to apply until default payments are caught up.

Mr. Butler has the right to rescind this agreement in the event that we should enter into a voluntary or involuntary bankruptcy.  We have therefore classified these shares of Series E Convertible Preferred as part of Preferred Shares in our Balance Sheet.

SEL Nominees:
On March 8, 2010 SEL Nominees Ltd. (“SEL”) loaned us $58,000 and we issued a $58,000 convertible promissory note accruing interest at a rate of eighteen percent (18%) per annum, with interest only payments due each month and a maturity date of March 2011, and having a variable conversion price of 50% of the Market Price. On March 12, 2010 SEL loaned us $40,000 and we issued a $40,000 convertible promissory note accruing interest at a rate of eighteen percent (18%) per annum with interest only payments due each month and a maturity date of March 2011, and having a variable conversion price of 50% of the Market Price. “Market Price” means the average of the lowest three (3) Trading Prices for the common stock during the ten (10) Trading Day period ending one Trading Day prior to the date the Conversion Notice is sent. These SEL notes also contain a most favored nations clause as it relates to the conversion price.  As of June 30, 2010, the conversion price is $0.00055 per share, resulting in the maximum potential total of 178,181,818 shares to be issued upon full conversion of both SEL notes.  However, in accordance with the terms of the agreements related to these notes, each note holder cannot beneficially own greater than 4.99% of our total issued and outstanding common stock at any given point in time without shareholder approval.  SEL is a related party due to the fact that SEL is controlled by Mr. Butler, who was one of our board members in March of 2010. For the year ended June 30, 2010 we recognized $98,000 in interest expense for beneficial conversion features on these notes.

Employment Agreements:
Effective October 6, 2008, we entered into a four year employment agreement with our CEO, Mr. Browne. Mr. Browne receives a salary in the amount of $180,000 per year, which shall immediately increase to $240,000 when the Company achieves sustainable profitability for one quarter, and 2,500,000 shares of restricted common stock, vesting over a period of four years, such that ¼ of the shares shall vest at the first annual anniversary of the Effective Date, and quarterly thereafter so that 100% of the shares shall be fully vested at his four year anniversary. If Mr. Browne’s employment is terminated by the Company without cause or by Mr. Browne for good reason as provided in the Agreement, or if the Company is acquired or dissolves and a new employment agreement satisfactory to Mr. Browne cannot be reached (a “Severance Event”), all stock and stock options of the Company then owned by Mr. Browne which are unvested shall become immediately fully vested, and the Company shall pay to Mr. Browne severance pay equal to the remaining years and/or months of his then current base salary that are due, based on a four year agreement term. If a Severance Event occurs, Mr. Browne would receive between $480,000 (using a Severance Event date of October 6, 2010 and assuming the Company has achieved sustained profitability) and $0 (using a Severance Event date of October 6, 2012), depending on the actual date the Severance Event occurs.

Effective February 23, 2010, we entered into a two year employment agreement with Bernard A. Fried, effectuating the following:  (i) Mr. Fried’s title is President and Chief Operating Officer; (ii) Mr. Fried was appointed as a member of Flint’s Board of Directors, (iii) Mr. Fried will receive a salary in the amount of $186,000 per year, and (iv) Mr. Fried was issued 6,000,000 shares of restricted common stock vesting over a period of four years, such that ¼ of the shares shall vest at the first annual anniversary of the Effective Date, and quarterly thereafter so that 100% of the shares shall be fully vested at his four year anniversary with Flint. The Company may terminate this agreement without cause at any time by giving Mr. Fried 60 days prior written notice, and the Company shall have no further liability other than for the payment of any unpaid salary through the termination date and reimbursement of reasonable business expenses incurred prior to the termination date.

Separation Agreement with Bill Burbank:
Bill Burbank resigned as the President and Chief Operating Officer of the Company, effective February 4, 2010.  In connection with Mr. Burbank’s resignation, we entered into a Separation Agreement with Mr. Burbank (the “Separation Agreement”), effective February 5, 2010.  The Separation Agreement provides that Mr. Burbank will be paid an aggregate of approximately $150,000 in cash and $842,500 worth of shares of restricted common stock, consisting of:
•	payment for past wages owed, of approximately $45,785;
•	repayment for various loans made to the Company, in the amount of $100,000;
•	reimbursement for approved expenses in an amount that has yet to be determined;
•	all such cash payments as listed above shall be paid in the future as funds become available;
•
acceleration of 1,500,000 shares of his unvested restricted stock and the grant and issuance of 4,000,000 additional shares of immediately vested restricted common stock, for a total of 5,500,000 shares of restricted common stock.  Additionally, 500,000 vested on January 29, 2010. The 2,000,000 previously issued shares that vested were valued at $0.38 per share (date of original grant).  The closing price of our common stock on February 5, 2010 was $0.08 per share, and therefore the additional 4,000,000 shares were valued at $320,000, for a total fair market value of these shares was $842,500.

Subsequently, effective May 28, 2010, we entered into an Addendum to the Separation Agreement with Mr. Burbank, agreeing to pay a total of $150,000 cash to Mr. Burbank over a period of 8 months; monthly payments in the amount of $18,750 shall commence as of July 31, 2010. As of the date of the filing of this annual report we have not made these payments and are therefore currently in default.  As a result, a default interest rate of 18% shall be applied to any outstanding payments owed as of the date of default and an additional cash payment of $40,000 is also immediately due and payable.  Mr. Burbank has filed a lawsuit against us for breach of contract, seeking to collect this total amount due (See Subsequent Events Note 24).

Settlement Agreement with China Voice Holding Corp.
China Voice Holding Corp. (CHVC) was a related party due to the fact that it was a greater than 10% shareholder at the time of our acquisition of six of its U.S. subsidiaries in January of 2009. Additionally, Bill Burbank became our President and COO and at the same time was CEO of CHVC. Effective as of May 28, 2010, we executed a settlement agreement with CHVC whereby CHVC has agreed to, among other things, cancel and terminate any and all rights it has under its $7,000,000 promissory note issued by us (the “Note”) and the Series C Preferred Shares of Flint (the “Preferred Shares”), including the repayment of any and all principal amounts underneath the Note and the Preferred Shares, and to return 15,800,000 shares of our common stock to Flint (thereby allowing CHVC to keep 5,200,000 shares of our common stock), and in exchange we agreed to pay a total of $1,520,242 to CHVC through installment payments over a period commencing August 31, 2010 and ending May 31, 2011 and abandon its claim to 15,000,000 shares of CHVC’s common stock.

As of the date of the filing of this annual report, we have not made these payments and are therefore in default. (See the Subsequent Events Note 25 for more details.)

Misc. Loans from other ex-Officers
During the year ended June 30, 2010, Mr. Keaveney, our CFO at the time, loaned $75,000 to us and we issued to him a promissory note in the amount of $75,000, due and payable with a cash fee of $10,000 on or before October 24, 2009.  In June of 2010, we agreed to allow Mr. Keaveney to convert a portion of this note, $20,000, into 2,000,000 shares at $0.01/share. As of June 30, 2010, there is a total outstanding balance due on the note of $65,000.  Additionally, during the year ended June 30, 2010, Mr. Burbank, our President at the time, loaned $100,000 to us.  Payments under this loan were to commence as of July 31, 2010; as of the date of the filing of this annual report, no payments have been made and the note is therefore currently in default (See “Separation Agreement with Bill Burbank” above, which is part of this FN).

10.           Fixed Assets

In May of 2010 we entered into a settlement agreement with Telmage Consulting LLC (“TelSpace”) in which TelSpace has furnished to us a perpetual software license as consideration for the repayment of the $250,000 promissory note due to us from TelSpace.  As a result, we recorded an additional $250,000 amount in fixed assets as of June 30, 2010, being amortized over five years.

11.           Capital Leases

We have acquired $819,025 in equipment through capital lease obligations primarily for computer and telephony equipment.  During the year ended June 30, 2010 we wrote down the value of this equipment to zero.  During the year ended June 30, 2010, as part of our debt restructuring plan, we renegotiated the terms of our capital lease with our equipment vendor, which resulted in the disposal of certain assets under this agreement and the restructure of the payment terms for the remaining equipment. As of June 30, 2010 we were in default because we failed to make the minimum monthly cash payments of principal and interest when due; however, we subsequently renegotiated the terms of this capital lease and are therefore not currently in default as of the date of filing of this annual report (See Subsequent Events FN25).  For the years ended June 30, 2011 and 2012, total cash payments will be $375,371 and $405,938, respectively.

12.           Goodwill and Goodwill Impairment

In association with the acquisition of CHVC subsidiaries, in accordance with accounting principles regarding goodwill and other intangible assets, we recorded the purchase price in excess of the net assets acquired as of the acquisition date as goodwill.  The goodwill was recorded on January 29, 2009, the closing date of the CHVC subsidiaries acquisition (See Note 4, Acquisition and Subsequent Partial Discontinuation and Partial Disposition of the CHVC Acquisition Companies.) in the amount of $2,687,080.  We also acquired identifiable intangible assets which are the customer relationships from the CHVC Acquisition Companies.  Under accounting principles, we engaged an independent third party appraiser to value the customer relationships and the value of these identifiable assets were deemed to be $11,400,000 as of June 30, 2009.  In accordance with accounting principles, we perform an evaluation of the fair values annually, and more frequently if an event occurs or circumstances change that may indicate that the fair value of a reporting unit is less than the carrying amount.

During the third quarter ended March 31, 2010, we shut down four of the CHVC subsidiaries, CVC Int’l, Phone House Inc. of Florida, Dial-Tone Communications and Starcom Alliance.  Consequently, we performed an evaluation of the fair values of all of the CHVC subsidiaries during the nine months ended March 31, 2010 and determined that the goodwill and intangible assets were impaired in the amount of $12,215,200, which is primarily associated with the disposition of CVC Int’l, Phone House Inc. of Florida, Dial-Tone Communications and Starcom Alliance.  During the fourth quarter ended June 30, 2010, we sold these four subsidiaries pursuant to a settlement agreement with CHVC. Consequently, we recorded an Equity Contribution of $5,285,327.

During the year ended June 30, 2009, in accordance with accounting principles regarding goodwill and other intangible assets we determined that the goodwill from the Semotus acquisition was impaired due to the disposition of the Semotus Business Division on January 29, 2009. The goodwill was recorded on October 1, 2008, the closing date of the Semotus acquisition in the amount of $2,538,148, and was mainly associated with the Hiplink family of products.

We perform an evaluation of the fair values annually, and more frequently if an event occurs or circumstances change that may indicate that the fair value of a reporting unit is less than the carrying amount.

13.           Accounts Payable
Accounts payable at June 30, 2010 were $3,641,554.  3 vendors accounted for 30% of the payables at June 30, 2010, at 13%, 11% and 6% each.

Accounts payable at June 30, 2009 were $5,140,180. Four vendors accounted for 53% of the payables at June 30, 2009, at 31%, 11%, 6% and 5% each.

Although we believe that we have adequate alternative vendors to purchase services and products, there can be no assurance of comparability, which could have a detrimental effect on the business. Further, when the vendor provides services for direct access to and call routing for residential or business customers, a reduction in or elimination of that vendor service will probably have a detrimental effect on that portion of our business.

14.           Lines of Credit

Effective June 4, 2009, we entered into a Loan and Security Agreement with Thermo Credit LLC (“Thermo”), for a line of credit in an amount not to exceed $2,000,000 (the “Agreement”).  Under the terms of the Agreement, we agreed to pay a commitment fee equal to 2%of the amount of the Credit Facility, an unused facility fee of 0.25% per annum and a monitoring fee equal to the greater of $1,500.00 per month, or 0.05% of the Credit Facility per week. The line of credit is evidenced by a Loan and Security Agreement and a Promissory Note in the maximum amount of $2,000,000.   The Note carries an interest rate of the greater of the prime rate plus 8%, or 15%. The indebtedness is secured by a pledge and grant to Thermo of a security interest in all of our property or assets, real or personal, tangible or intangible, now existing or hereafter acquired. As of June 30, 2010 and 2009, we owed $2,000,000 under the Thermo line of credit.

Effective as of June 8, 2010, Flint executed an amendment to the $2,000,000 promissory note issued to Thermo, whereby Thermo has agreed to a forbearance of principal payments, with the first principal payment of $100,000 due on or before August 31, 2010, and an extension of the Maturity Date to March 31, 2012. Principal payments shall then be due in equal installments of $100,000 per month from August 31, 2010 until the note is paid in full. Additionally, two one-time commitment fees of $20,000 each shall be paid on August 31, 2010, and an additional waiver/forbearance fee of $20,000 shall be paid on or before the one year anniversary of the execution of the Amendment, or June 8, 2011.

As of the date of the filing of this annual report, the first principal payment, which was due on or before August 31, 2010, has not been made and we are therefore in default and the total balance has therefore been classified as a current liability. (See Subsequent Events Note 25 for more details).

One of our subsidiaries, Phone House, Inc., has a line of credit with Wells Fargo bank in the amount of $38,102 and $20,121 as of June 30, 2010 and 2009, respectively.

15.           Promissory Notes and Convertible Promissory Notes

FY2010:

Summary
During the year ended June 30, 2010, we issued $870,000 of total principal in the form of promissory notes ($350,000 of which had warrants attached to them), and $358,000 of total principal in the form of convertible promissory notes. Substantially all of the proceeds have been used for the continued operation of our business, including capital expenditures and working capital.

During the year ended June 30, 2010 we also restructured $540,000 principal amount of promissory notes into U.S. Dollar Convertible Promissory Notes issued with warrants, and restructured $193,350 principal amount of debt owed to Flint Telecom, Ltd. into convertible notes, which were assigned to third parties and subsequently partially converted into shares of restricted common stock.

As of June 30, 2010, we had (taking into consideration the calculation of debt discounts) $3,997,024 of total principal owed under promissory notes and $1,214,056 of total principal owed under convertible promissory notes.  As of June 30, 2009, $5,512,962 principal amount of Promissory Notes, some with warrants and some with shares of restricted common stock, $115,000 principal amount of U.S. Dollar Convertible Promissory Notes and $1,123,840 principal amount of Euro Convertible Promissory Notes were outstanding.

Promissory Notes
In September, 2009 we issued a $100,000 promissory note due September 18, 2009, with warrants to purchase up to 200,000 shares of common stock at $0.50 per share and having a 3 year term.  As of June 30, 2010 this note had not been repaid and is currently in default. Management is negotiating an extension with this note holder and we believe we will come to a mutual agreement to extend this note. We also issued a $125,000 promissory note with a $25,000 cash fee due on or before October 28, 2009, and a $75,000 promissory note with a $10,000 cash fee to Mr. Steve Keaveney (See Note 9, Related Party Transactions).

On October 22, 2009 we were loaned $250,000 and we issued a promissory note in the amount of $250,000, due and payable with a cash fee of $25,000 by no later than the earlier of (i) November 20, 2009, (ii) the day after we receive additional funding from a third party investor, (iii) the issuance of any debt or equity, (iv) in the event of a warrant exercise, or (v) in the event of any other capital invested (the “Note”), and we issued a warrant to purchase up to 250,000 shares of our common stock at $0.50 per share and having a three year term.  The Note is currently in default and we received a notice of default on November 23, 2009.  The Note is secured by two million (2,000,000) shares of our restricted common stock held directly by Flint Telecom, Ltd.  Upon default, the note holder shall have the option of either taking the security of the two million (2,000,000) shares or leaving the Note and fee in place plus interest at the highest legally valid interest rate until the Note is paid in full.

On October 28, 2009 we were loaned $230,000 and we issued a promissory note in the amount of $260,000 including accrued interest of $30,000, due and payable on or before December 28, 2009; Flint has been unable to make this payment. See Note 19, “Subsequent Events”; we received a notice of default on March 2, 2010.

Additionally, Bill Burbank, our President at the time, loaned us a total of $100,000 during the year ended June 30, 2010 (See Note 9 Related Party Transactions).

As of June 30, 2010, we had a total of $3,997,024 worth of principal amounts outstanding under various promissory notes issued to approximately 10 individuals and entities, with interest rates ranging from 0% to 15%, to be repaid between September 2009 and September 2011.  None of the principal under these notes has been repaid as of June 30, 2010 and all of these notes are currently in default. Upon default, the Note holders may declare their notes immediately due and payable and demand payment of all principal and the note holders may proceed to collect such amounts.

Convertible Promissory Notes
On December 18, 2009 we were loaned $50,000 by an institution and we issued a $50,000 convertible promissory note accruing interest at a rate of eight percent (8%) per annum with a maturity date of September 2010 and having a variable conversion price of 50% of the Market Price. “Market Price” means the average of the lowest three (3) Trading Prices for the common stock during the ten (10) Trading Day period ending one Trading Day prior to the date the Conversion Notice is sent.  As of June 30, 2010, $16,000 worth of this note has been converted into 5,125,000 shares of common stock.  Subsequently, additional conversions have taken place (See Subsequent Events Note 25).

During the three months ended March 31, 2010, SEL Nominees Ltd. (“SEL”) loaned us a total of $98,000 and we issued SEL two convertible promissory notes accruing interest at a rate of eighteen percent (18%) per annum, with interest only payments due each month and a maturity date of March 2011, and having a variable conversion price. (See Note 9 “Related Party Transactions: SEL Nominees” for more details).  As of June 30, 2010, these notes have not been repaid or converted.

In January 2010 we were loaned $50,000 from an oversees individual and we issued a $50,000 convertible promissory note accruing interest at a rate of 18% per annum, with a maturity date of January 29, 2011 and having a variable conversion price of 50% of the Market Price. This note also contains a most favored nations clause as it relates to the conversion price.  As of June 30, 2010 this note had not been repaid or converted.  However, subsequently, this entire note has been assigned to various other third parties and converted (See Subsequent Events Note 25).

In April of 2010 we were loaned $40,000 by an institution and we issued a $40,000 convertible promissory note accruing interest at a rate of eight percent (8%) per annum with a maturity date of January 2011 and having a variable conversion price of 50% of the Market Price. And, in May of 2010 we were loaned $30,000 by the same institution and we issued a $30,000 convertible promissory note accruing interest at a rate of eight percent (8%) per annum with a maturity date of February 2011 and having a variable conversion price of 58% of the Market Price.  As of June 30, 2010, these notes have not been repaid or converted.

Also in May of 2010 we were loaned $40,000 from an oversees individual and we issued a $40,000 convertible promissory note, accruing interest at a rate of 18% per annum and convertible at a 50% discount to the Market Price, and having a maturity date of January 2011. This note also contains a most favored nations clause as it relates to the conversion price.  As of June 30, 2010, the conversion price is $0.00055 per share, resulting in the maximum potential total of up to 72,727,272 shares to be issued upon full conversion of this note.  However, in accordance with the terms of the agreements related to these notes, each note holder cannot beneficially own greater than 4.99% of our total issued and outstanding common stock at any given point in time without shareholder approval. As of June 30, 2010 this note has not been repaid or converted.

In June of 2010 we were loaned $50,000 from an individual and we issued a $50,000 convertible promissory note, accruing interest at a rate of 15% per annum and convertible at a 50% discount to the Market Price, with a $0.01 per share minimum floor conversion price, resulting in the maximum potential issuance of up to 5,000,000 shares of common stock. This note has a maturity date of June 24, 2012.  As of June 30, 2010 this note has not been repaid or converted.

As a result of the issuance of the above listed convertible promissory notes in the year ending June 30, 2010, the conversion prices of the three outstanding convertible promissory notes issued in June of 2009 in the total principal amount of $1,140,000, with a 10% per annum interest rate, have been adjusted pursuant to these notes’ most favored nations provisions to match the lowest variable conversion price in the new notes issued, which, as of June 30, 2010, equals $0.00055 per share.  If all three note holders were to convert 100% of their notes, it would convert into an aggregate of 20,727,272,000 shares of common stock.  However, in accordance with the terms of the agreements related to these notes, each note holder cannot beneficially own greater than 4.99% of our total issued and outstanding common stock at any given point in time, or up to 9.99% upon 61 days prior written notice.  Additionally, because we were not been able to repay a number of our other promissory notes in accordance with their existing terms and conditions, an event of default occurred on the existing convertible promissory notes and therefore the exercise price of the related warrants issued to purchase up to 4,145,454 shares of our common stock has been reduced from $0.35 per share to $0.01 per share.  Finally, additional warrants to purchase up to 1,036,363 shares of our common stock at an exercise price of $0.01 per share, having a five year term, were also issued.  These holders were also granted a subordinated security interest in all of our assets.

Restructures:
In August and September of 2009, Flint authorized a number of third-party assignments and related restructure of $91,850 worth of one of its promissory notes into $91,850 worth of convertible promissory notes, convertible at $0.275 per share, which were subsequently all converted into 334,000 shares of restricted common stock.

In January of 2010 Flint authorized the third-party sale and restructure of $50,000 worth of one of its promissory notes into a $50,000 convertible promissory note, accruing interest at a rate of 15% per annum with a maturity date of July 27, 2010 and having with a variable conversion price of 50% of the lowest closing price for Flint’s common stock during the previous 20 trading days.  As of June 30, 2010, $38,500 worth of this note was converted into 6,494,526 shares of our common stock.   Subsequently, additional conversions have taken place (See Subsequent Events Note 25).

In May of 2010 Flint authorized the third-party sale and restructure of $51,500 worth of its promissory notes into two convertible promissory notes in the amount of $25,750 each, accruing interest at a rate of 15% per annum with a maturity date of May 27, 2012 and with the variable conversion price of 50% of the lowest closing price for Flint’s common stock during the previous 20 trading days.  As of June 30, 2010, $9,000 worth of one of the $25,750 notes has been converted into 4,736,842 shares of common stock.  Subsequently, additional conversions have occurred (See Subsequent Events Note 25).

Also in May of 2010 Flint authorized the restructure of the remaining balance ($98,500) of a note into a convertible promissory note, accruing interest at a rate of 18% per annum with a maturity date of May 29, 2012 and having a variable conversion price of 50% of the lowest closing price of our common stock during the previous 20 trading days.  As of June 30, 2010 this note had not been repaid or converted. Subsequently, a portion of this note was assigned (See Subsequent Events Note 25).

In June of 2010 Flint entered into a Debt Wrap Agreement with one of its note holders, and two institutional investors, whereby the investors purchased a $250,000 outstanding promissory notes issued from Flint on November 10, 2008 for $100,000. Flint authorized the restructure of the $250,000 promissory note into two convertible promissory notes of $125,000 each, accruing no interest and having a maturity date of June 17, 2012, and convertible at any time after September 21, 2010 at a 20% discount of the average closing price over the five trading days prior to the day of conversion the market price.  As of June 30, 2010, these notes had not been repaid or converted.  Partial conversions of these notes occurred after June 30, 2010 (See Subsequent Events Note 25).

Effective as of June 4, 2010, Flint executed a settlement agreement with John Lavery (JL) whereby JL has agreed to, among other things, refinance his debt such that $194,000 is due and payable in monthly installment payments of $48,500 each over a period of 4 months commencing September 30, 2010, and JL agreed to amend the interest and payment terms on his $540,000 convertible promissory note, as follows: (a) the Maturity Date shall be extended to July 31, 2012;  (b) Accrued interest from the date of this Agreement to December 31, 2010, equal to a total of $73,375, will be paid in five equal monthly instalment payments of $14,675 over a period of five (5) months commencing on or before August 31, 2010 and ending on December 31, 2010.  Thereafter, Flint shall pay JL all accrued but unpaid interest on the last day of each calendar month commencing the month of January 2011; and (c) Flint shall pay to JL beginning on January 31, 2011 and on the last day of each month thereafter, one eighteenth (1/18th) of the face value of the Note with a final payment on the unpaid or unconverted remaining Principal Amount on July 31, 2012. (See Subsequent Events Note 25 for more details.)

Effective as of June 17, 2010 Flint executed a settlement agreement with RedQuartz Atlanta, LLC (RedQuartz) and Thomas J. Davis, whereby RedQuartz assigned all of its debt owed by Flint, in the amount of $575,000, to Davis, and Davis has agreed to, among other things, (i) refinance a portion of his debt such that $800,000 is due and payable over a period of 20 months through equal monthly installment payments in the amount of $40,000 each commencing on or before August 31, 2010, (ii) sell two of his outstanding promissory notes in the amounts of $250,000 each to a third party, and, (iii) cancel the rest of his debt, in the amount of $1,530,000, owed by Flint in exchange for 153,000 shares of Series F preferred stock of Flint (the “Shares”), valued at $10.00 per share, having the following material terms:

1.	Yielding a 14% annual dividend payment, based on the total value of the Shares, payable annually beginning on June 17, 2011;
2.
Convertible at any time after the later of January 1, 2011 and the date on which the Company’s Articles of Incorporation shall have been amended to increase the number of total authorized shares of common stock to 500,000,000 or greater, into that number of shares of Common Stock as is determined by the quotient of (i) $10.00 over (ii) the Conversion Price in effect at the time of conversion

a.	The Conversion Price has a 20% discount to the Market Price at time of conversion and subject to a minimum conversion price of $0.05 per Common Share
b.	Market Price means the average closing price of Flint’s common stock over the twenty trading days preceding the conversion request date
c.	The common stock issued at the time of conversion will be restricted stock and subject to SEC 144 Rule
3.	The Shares will be transferable at Mr. Davis’ discretion, after giving Flint a right of first refusal;
4.
A penalty rate of 0.5% per month on the total amount outstanding will apply for dividend payments that are more than 10 days late, and will continue to apply until default payments are paid in full; and

5.	At no time shall Mr. Davis’ beneficial ownership exceed 4.99% of the total issued and outstanding shares of Flint.

As of June 30, 2010, Flint had not made any payments to Mr. Davis and Flint is therefore in default of the settlement agreement. Any controversy or claim of any kind arising out of or relating to the settlement agreement or its breach must be submitted to binding arbitration in the State of Florida, in accordance with the Arbitration Rules of the American Arbitration Association.

Warrant Component:

As of June 30, 2010, the warrant component of the promissory notes was valued at $779,091 and was recorded as a discount to the promissory note and was netted against the debt during the twelve months ending June 30, 2010. This amount is being amortized over the life of the existing debt. The following are the assumptions used for the Black Scholes calculation:

Fiscal Year Ended June 30, 2010
Expected term (in years)	1 ½ – 3 Yrs.
Weighted average volatility	242.96% – 295.54%
Expected dividend yield	--
Risk-free rate	1.44% – 2.26%

Debt Schedule:

The following table sets forth the summary schedule of the cash payments required to be made by us, broken down by the type of loan:

Type of Loan	2011	2012	Total
Notes payable	$1,935,163	$--	$1,935,163
Convertible notes payable	1,026,500	801,000	1,827,500
Line of credit	2,038,102	--	2,038,102
Notes payable – related parties	2,061,861	--	2,061,861
Convertible notes payable – related parties	98,000	--	98,000
Total:	$7,960,626	$801,000	$7,960,626

FY2009:

Promissory Notes
During the year ended June 30, 2009, we issued a $300,000 Promissory Note, due March 31, 2009, with 300,000 shares of restricted common stock issued on March 31, 2009.  As of June 30, 2009, this Note had not been repaid and under the terms of the Note we issued an additional 300,000 shares of restricted common stock to the Note holder.  On May 2, 2009 we accepted another short-term loan in an amount of two hundred fifty thousand dollars ($250,000), all principal and a cash fee of one hundred twenty five thousand dollars ($125,000) to be repaid by July 31, 2009.  This Promissory Note was secured by 5,000,000 shares of restricted common stock of CHVC held directly by Flint. These Notes were restructured effective September 1, 2009 (See Note 24: Subsequent Events).

During the year ended June 30, 2009, we issued a €100,000 Promissory Note, due April 30, 2009, with 30,000 shares of restricted common stock. On May 5, 2009 this loan was rolled forward and we issued a new Promissory Note in an amount of one hundred thousand euro (€100,000), all principal and a cash fee of eight thousand euro (€8,000) to be repaid by no later than May 31, 2009. As of June 30, 2009, this Note had not been repaid and is currently in default.  Management is negotiating an extension with this Note holder and we believe we will come to a mutual agreement to extend this Note. This Note is secured by 300,000 shares of Flint restricted common stock held directly by Mr. Vincent Browne, our CEO. Upon default, the Note holder may declare this Note immediately due and payable and demand payment of all principal and the Note holder may proceed to collect such amount.

On May 13, 2009 we accepted a short-term loan from Michael Butler, one of our directors and a greater than 10% shareholder, in an amount of five hundred thousand dollars ($500,000), all principal and a cash fee of two hundred fifty thousand dollars ($250,000) to be repaid by no later than August 11, 2009.  This Promissory Note is secured by 10,000,000 shares of restricted common stock of CHVC held directly by us. On June 30, 2009 Mr. Butler agreed to amend this Note so that $600,000 worth of the Note is now under the same terms and conditions as the terms of the Debt Offering that closed on June 30, 2009 and described in this Note below. The remaining $150,000 continues to be due and payable to Mr. Butler by no later than August 11, 2009.  This Note has not yet been repaid and is currently in default, but management is negotiating an extension and believes it will come to an agreement to extend this Note. Upon default, the Note holder may declare this Note immediately due and payable and demand payment of all principal and the Note holder may proceed to collect such amount.

U.S. Dollar Convertible Promissory Notes
The U.S. Dollar Convertible Promissory Notes were issued from December 2007 to June 30, 2008 to approximately 50 different individuals and entities with an interest rate of 12% and maturities ranging from six months to one year. The Notes have a conversion price of $0.275 per share.

During the year ended June 30, 2009 and as of June 30, 2009, a total of $3,637,557 in principal and accrued interest of the U.S. Dollar Convertible Promissory Notes was converted into12,588,221 shares.  One Note holder, RedQuartz, having a principal amount as of June 30, 2009 of $75,000, executed an extension to September 30, 2011. The remaining $40,000 in principal is held by two note holders and was due as of December 31, 2008 and has not been repaid.  Management is negotiating extensions with these Note holders and we believe that these remaining two Note holders will agree extensions or convert the Notes. Upon default, we are required to pay interest in cash to the Note holder, payable on demand, on the outstanding principal balance of the Note from the date of the default until the default is cured at the rate of the lesser of thirty percent (30%) per annum and the maximum applicable legal rate per annum.  Upon default, the Note holders may at any time at their option declare the entire unpaid principal balance of the Note, together with all interest accrued hereon, due and payable.

On May 13, 2009 we entered into an agreement with Mr. Butler to cancel his 5 existing Promissory Notes without repayment, including the repayment of any and all principal amounts underneath these Promissory Notes (€1,175,000, €300,000, $141,000, $173,000 and $300,000 each) (the “Notes”) as well as to waive and cancel all past, present and future accrued interest amounts that may have been due under the Notes, and in exchange we issued a new Convertible Promissory Note in an amount of $1,516,000, accruing no interest, convertible in whole or in part at $0.40 per share, and due and payable through installment payments of $100,000 each, beginning as of October 31, 2009, and we issued 3,260,000 shares of restricted common stock in the Company, vesting quarterly over a period of three years beginning as of January 1, 2011 such that 100% of the shares are vested as of January 1, 2014.

Euro Convertible Promissory Notes
A portion of the Euro Convertible Promissory Notes, €1,475,000, that were issued, all to one individual, Mr. Michael Butler, have been cancelled and restructured into a U.S. Dollar Convertible Note, as set forth above. As of June 30, 2009, there remains €800,000 outstanding which was transferred to a line of credit. (See Note 14: Lines of Credit).

Promissory Notes with Warrants
During the year ended June 30, 2009, we issued $1,952,500 of Promissory Notes with warrants.  $202,500 of the Promissory Notes were issued to Flint Telecom, Ltd. This Note has a 15% interest rate and matures on September 30, 2011.  The warrants are exercisable into 1,202,500 common shares at $0.50 per share. The warrants expire on September 30, 2011. We also issued $300,000 of Promissory Notes with Warrants to an individual, Mr. Butler, on September 30, 2008. The Note had a 15% interest rate and matured on December 31, 2010, but was cancelled as part of a restructure done on May 13, 2009, as set forth above. The warrants are exercisable into 300,000 common shares at $0.50 per share. The warrants expire on September 30, 2011.

During the year ended June 30, 2009, we also issued a $250,000 Promissory Note due March 30, 2009 to an individual with 250,000 warrants exercisable at $0.50 per share.  We have agreed with the Note holder to extend the maturity date of this Note so that it expires on November 10, 2011.

On June 30, 2009, we entered into a number of Subscription Agreements with certain accredited investors (the “Subscribers”) for an investment of $600,000 (the “Debt Offering”), which was the first closing on a potential total offering of up to $2,000,000, in which we issued subordinated secured convertible promissory notes at a 15% discount and having an interest at a rate of 10% per annum, convertible at $0.275 per share into an aggregate of up to 2,181,818 shares of restricted common stock, with a maturity date 18 months after the Closing (the “Notes”) and warrants to purchase an aggregate of up to 2,181,818 shares of our restricted common stock at $0.35 per share, having a five year term and a cashless exercise provision (the “Warrants”).  The Warrants are not exercisable until our Articles of Incorporation are amended to increase the number of total authorized shares of common stock to

 200,000,000. The Subscribers have also been granted a subordinated security interest in all of our assets.  In addition, all of our officers and 5% or greater shareholders have agreed not to sell their shares for twelve months.     We incurred placement agent fees in an amount of $42,000 in cash and the issuance of warrants to purchase up to 152,727 shares of restricted common stock exercisable at $0.275 per share and having a five year term.  After the 15% discount, and payment of additional legal and other expenses in the amount of approximately $30,000, we received net proceeds of approximately $438,000. These funds will be used to increase our sales and marketing efforts and for other general working capital purposes.

Also on June 30, 2009, Mr. Butler agreed to amend a $500,000 note issued on May 13, 2009 so that $600,000 worth of that note is now under the same terms and conditions as the terms of the Debt Offering described above.

For the year ended June 30, 2009, the warrant component of the promissory notes was valued at $1,132,869. The value was recorded as a discount to the promissory note and $1,132,869 was expensed through June 30, 2009. The following are the assumptions used for the Black Scholes calculation:
Expected term (in years)	Fiscal Year Ended 2009 1 – 1 ½ Yrs.
Weighted average volatility	185.09% – 214.36%
Expected dividend yield	--
Risk-free rate	1.27% – 2.28%

16.           Commitments and Contingencies

A judgment was entered against us on October 26, 2009 in the amount of $72,852, plus accruing interest from that date at the rate of $20 per day and post judgment costs incurred in enforcing the judgment.  A stipulation for judgment was filed by Carmel Solutions, Inc. (Carmel) in the Superior Court of California, Orange County, in accordance with, and upon our default of, a settlement agreement we entered into with Carmel on May 5, 2009.

We are a defendant in a pending legal proceeding filed by AT&T on December 11, 2009 in the U.S District Court of the District of Connecticut.  This suit alleges one cause of action for breach of contract.  The Complaint claims that we owe money for services rendered, that we subsequently entered into a settlement agreement with AT&T to settle the amount owed to AT&T, and that we failed to make any payments due under such settlement agreement. AT&T seeks an automatic entry of judgment against us in the amount of $440,672 plus interest, attorney’s fees and costs.

We are also one of a number of defendants in a pending legal proceeding filed by First Citizens Bank & Trust, Inc. on June 17, 2010 in the Superior Court of Fulton County, Georgia.  This suit alleges five causes of action, three of which relate to the breach of Flint’s loan agreement entered into with the Georgian Bank in the principal amount of $199,000 plus interest, attorney’s fees and costs.  We did not respond within the time period allowed.

We are a party to other legal proceedings filed after June 30, 2010 (See Note 24 Subsequent Events: Legal Proceedings).

Because Thermocredit has a first priority secured interest against all of Flint’s assets, Flint expects that Thermocredit will stop the actual collection on any of these judgments, and management hopes to be able to negotiate further with these plaintiffs and come to a reasonable settlement.

We are also a party to other legal proceedings in the normal course of business.  Based on evaluation of these matters and discussions with counsel, we believe that liabilities arising from these matters will not have a material adverse effect on the consolidated results of our operations or financial position.

Due to the regulatory nature of the industry, the Company periodically receives and responds to various correspondence and inquiries from state and federal regulatory agencies. Management does not expect the outcome on these inquiries to have a material impact on our operations or financial condition.

Below is a list of our leased offices and space as of June 30, 2010:

Location	Lease Expiration	Annual Rent		Purpose	Approx. Sq. Ft

17918 Pioneer Blvd. #209 Artesia, CA 90701	September 1, 2010	$47,400	(1)	Phone House, Inc. office space	1,750
3507 East Frontage Rd., Ste 190 Tampa, Fl 33607	December 31, 2012	$20,055	(2)	Cable & Voice Corp. office space	1,750

(1)     This lease is subject to increase by a maximum of 3% on September 1, 2010.
(2)     This lease is subject to increase to $20,758 in year 2010, $21,484 in year 2011, and $22,232 in year 2012.

17.           Stockholder’s Equity

Common Stock:
Effective January 21, 2010, we filed an amendment to our articles of incorporation increasing our total authorized shares of common stock to 200,000,000, par value $0.01.  As of June 30, 2010, 129,824,422 shares were issued and outstanding. There are no special voting or economic rights or privileges.  Effective August 10, 2010 we filed an amendment to our articles of incorporation increasing our total authorized shares of common stock to 900,000,000, par value $0.01. (See Subsequent Events Note 24).

As of June 30, 2009, 83,794,784 shares were issued and outstanding, however, 12,500,082 of these shares have not yet vested and vesting is contingent upon continued employment with the Company; these shares will not be considered issued and outstanding until the shares vest, and therefore as of June 30, 2009, 71,294,702 shares were issued and outstanding.

Preferred Stock:
As of June 30, 2010 we have 5,000,000 total shares of preferred stock authorized.

Effective February of 2010 we designated 302,000 shares of Series E preferred stock, with no par value, convertible into a maximum potential total of 10,981,818 shares of common stock, using the following calculation: Convertible into that number of shares of Common Stock as is determined by the quotient of (i) $10.00 over (ii) the Conversion Price in effect at the time of conversion; The Conversion Price has a 20% discount to the Market Price at time of conversion and subject to a minimum conversion price of $0.275 per Common Share; Market Price means the average closing price of our common stock over the twenty trading days preceding the conversion request date.  This Series E preferred stock has one vote per share of preferred stock and yields a 14% annual dividend payment, payable monthly, the first payment of which will be February 28, 2010.  A penalty rate of one half of one percent (0.5%) per month on the total amount outstanding will apply for dividend payments that are more than ten (10) business days late, and will continue to apply and accrue until default payments are caught up in full. As of June 30, 2010 we owed $238,792 in unpaid dividends and as of the date of filing of this annual report we owed a total of $394,148 in unpaid dividends on our Series E preferred stock.

Effective May 2010, we designated 60,000 shares of Series D preferred stock, par value $0.001, convertible into 6,000,000 shares of common stock, accruing no dividends and having one vote per share of preferred stock.  These shares of Series D preferred stock were 100% converted in August 2010. (See Subsequent Events Note 24).

Effective June 17, 2010, we designated 153,000 shares of Series F preferred stock, valued at $10.00 per share, and yielding a 14% annual dividend payment, based on the total value of the Shares, payable annually beginning on June 17, 2011; A penalty rate of 0.5% per month on the total amount outstanding will apply for dividend payments that are more than 10 days late, and will continue to apply until default payments are paid in full.  These shares of Series F preferred stock are convertible at any time after January 1, 2011 into a maximum potential total of 30,600,000 shares, using the following calculation: Convertible into that number of shares of Common Stock as is determined by the quotient of (i) $10.00 over (ii) the Conversion Price in effect at the time of conversion.  The Conversion Price has a 20% discount to the Market Price at time of conversion and subject to a minimum conversion price of $0.05 per Common Share; Market Price means the average closing price of Flint’s common stock over the twenty trading days preceding the conversion request date. The Shares will be transferable at Mr. Davis’ discretion, after giving Flint a right of first refusal; and at no time shall Mr. Davis’ beneficial ownership exceed 4.99% of our total issued and outstanding shares.

Effective June 17, 2010 we also designated 153,779.66 shares of Series G preferred stock, par value $0.001 per share and convertible into 15,377,966 shares of common stock.  The Series G preferred carries no dividend and a one vote per preferred share voting right. At no time shall the Series G Holder’s beneficial ownership exceed 4.99% of our total issued and outstanding shares.

As of June 30, 2010, there are no shares of Series A, B or C preferred stock outstanding.

Warrants:
We have, as part of various debt and other agreements, issued warrants to purchase our common stock. The following summarizes the information relating to all warrants issued and outstanding as of June 30, 2010:

Date Issued	Number of Warrants	Per Share Warrant Exercise Price		Expiration Date
11/14/05	21,000	$6.00		11/14/10
12/08/05	2,250	$5.60		12/08/10
5/16/06	140,500	$6.00		5/16/11
10/1/08	250,000	$0.40		10/01/11
10/1/08	1,752,500	$0.50		9/18/11
11/10/08	250,000	$0.50		11/10/11
6/30/09	4,363,636	$0.35		6/30/14
6/30/09	152,727	$0.275		6/30/14
8/18/09	200,000	$0.50		12/31/12
10/15/09	250,000	$0.30		10/15/14
12/10/09	545,454	$0.01	(1)	12/10/14

All warrants are fully exercisable.

(1)
Because Flint has not been able to repay a number of its other promissory notes issued to various third parties on time and under their existing terms and conditions, an event of default has occurred and therefore the exercise price of the warrants issued to purchase up to 4,145,454 shares of Flint’s common stock has been reduced from $0.35 per share to $0.01 per share, and additional warrants to purchase up to 1,036,363 shares of Flint’s common stock were issued, also exercisable at $0.01 per share. Of which, 2,454,545 have been cashlessly exercised into 1,963,636 shares.

 2009 Restricted Stock Plan:
The 2009 Restricted Stock Plan (the “2009 Plan”) was adopted by us and our board of directors in October 2009 and on December 2, 2009 the 2009 Plan was approved by our stockholders.  The purpose of the 2009 Restricted Stock Plan is to provide the Company’s employees, directors, officers and consultants, whose present and potential contributions are important to the success of the Company, an incentive, through ownership of the Company’s common stock, to encourage the Company’s employees, directors, officers and consultants to accept or continue in service with the Company, and to help the Company compete effectively with other enterprises for the services of qualified individuals. A total of 35,000,000 shares of our common stock has been initially reserved for issuance under the 2009 Plan, subject to adjustment only in the event of a stock split, stock or other extraordinary dividend, or other similar change in the common stock or capital structure of the Company.   As of June 30, 2010, 29,510,000 shares are issued and outstanding, of which, 19,135,000 have vested.

The 2009 Restricted Stock Plan provides for the grant of restricted stock, subject to terms, conditions and restrictions as determined by the Board.  The Board shall have the power, from time to time, in its discretion, to select those employees, officers, directors or consultants to whom Awards shall be granted under the Plan, to determine the number of Shares to be granted pursuant to each Award, and, pursuant to the provisions of the Plan, to determine the terms and conditions of each Award (which need not be identical) including any additional restrictions applicable to such Shares, including the time or times at which the Shares shall be sellable, and to interpret the Plan's provisions, prescribe, amend and rescind rules and regulations for the Plan, and make all other determinations necessary or advisable for the administration of the Plan.  All awards shall be granted within ten years from the date of adoption of the Plan by the Board.

Stock Option Plans:
As part of the reverse merger with Semotus that closed on October 1, 2008, we assumed Semotus’ 1996 and 2005 Stock Option Plans.

The 2005 Stock Option Plan (the “2005 Plan”) was adopted by Semotus in July 2005 and in September 2005 the 2005 Plan was approved by its shareholders.  In September 2007 the 2005 Plan was amended to provide for the granting of stock options to purchase up to 1,150,000 shares of our common stock, subject to adjustment only in the event of a stock split, stock or other extraordinary dividend, or other similar change in the common stock or capital structure.  The 2005 Plan expires in July 2015, ten years after its adoption.  Under the 2005 Plan, the Option Committee may grant incentive stock options to purchase shares of our common stock only to employees, and may grant non-qualified stock options to purchase shares of our common stock to our directors, officers, consultants and advisers. The Option Committee may grant options to purchase shares of our common stock at prices not less than fair market value, as defined under the 2005 Plan, at the date of grant for all stock options. The Option Committee also has the authority to set exercise dates (no longer than ten years from the date of grant), payment terms and other provisions for each grant. In addition, incentive options may be granted to persons owning more than 10% of the voting power of all classes of stock, at a price no lower than 110% of the fair market value at the date of grant, as determined by the Option Committee.  Incentive options granted under the Plan generally vest over three years at a rate of 33% after year one and then equally on a monthly basis over the next two years from the date of grant.  Non-qualified options granted under the Plan generally vest 100% immediately.  As of June 30, 2010, no options were outstanding under the 2005 Plan. See Note 19: Stock Based Compensation, for stock option activity.

The 1996 Stock Option Incentive Plan (the “Plan”) was originally adopted by Semotus in June 1996. The Plan provided for the granting of stock options to acquire common stock and/or the granting of stock appreciation rights to obtain, in cash or shares of common stock, the benefit of the appreciation of the value of shares of common stock after the grant date. The Plan expired in June of 2006, ten years after its adoption.  As of June 30, 2010, no options remain outstanding and exercisable under the 1996 Plan.

18.           Earnings (Loss) Per Share

We report Basic and Diluted Earnings per Share (EPS) as follows: Basic EPS is computed as net income (loss) divided by the weighted average number of common shares outstanding for the period.  Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities. Common equivalent shares are excluded from the computation of net loss per share if their effect is anti-dilutive.

Since we incurred a net loss for the year ended June 30, 2010, 362,698,080 potential shares were excluded from the shares used to calculate diluted EPS as their effect is anti-dilutive. Since we incurred a net loss for the year ended June 30, 2009, 18,523,530 potential shares were excluded from the shares used to calculate diluted EPS as their effect is anti-dilutive.

We reported a net loss of $28,865,778 for the year ended June 30, 2010.  We reported a net loss of $14,562,263 for the year ended June 30, 2009.

19.           Stock Based Compensation

Stock Options:
As part of the reverse merger with Semotus that closed on October 1, 2008, we assumed Semotus’ 1996 and 2005 Stock Option Plans, as described in Note 17.

We recognize the cost of all share-based awards on a straight line vesting basis over the vesting period of the award. Total stock option compensation expense recognized by us during the year ended June 30, 2010 was $46,247. Total stock option compensation expense recognized by us during the year ended June 30, 2009 was $55,701.

We have estimated the fair value of our option awards granted on or after October 1, 2008 using the Black-Scholes option valuation model that uses the assumptions noted in the following table.  Expected volatilities are based on the historical volatility of our stock. We use actual data to estimate option exercises, forfeitures and cancellations within the valuation model.  The expected term of options granted represents the period of time that options granted are expected to be outstanding.  The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

Years Ended
Black-Scholes -Based Option Valuation Assumptions	June 30, 2009 and 2010 4.0 – 7.0 yrs 193.0% - 222.6% 198.13% -- 2.77%
Expected term (in years)
Expected volatility
Weighted average volatility
Expected dividend yield
Risk-free rate

The following table summarizes the stock option transactions for the years ended June 30, 2010 and 2009 based upon a closing stock price of $0.0038 per share as of June 30, 2010:

Stock Options	Shares (#)	Weighted Average Exercise Price ($)	Weighted Average Remaining Contractual Life	Weighted Average Grant Date Fair Value ($)	Aggregate Intrinsic Value ($)
Outstanding at October 1, 2008	1,130,169	0.78	--	0.44	--
Granted	435,000	0.43	--	0.07	--
Exercised	--	--	--	--	--
Forfeited	5,000	0.21	--	0.17	--
Expired	341,444	0.84	--	0.34	--
Outstanding at June 30, 2009	1,218,725	0.64	4.97	0.34	--
Exercisable at June 30, 2009	951,826	0.70	4.10	0.40	--
Granted	--	--	--	--	--

Exercised	--	--	--	--	--
Forfeited	261,566	0.64	--	0.34	--
Expired	957,159	0.69	--	0.40	--
Outstanding at June 30, 2010	--	--	--	--	--

The aggregate intrinsic value of outstanding options as of June 30, 2010 was $0, and is calculated as the difference between the exercise price of the underlying options and the market price of our common stock for the shares that had exercise prices that were lower than the $0.0038 per share market price of our common stock at June 30, 2010, of which there were none.

No options were exercised during the years ended June 30, 2010 or 2009.

Restricted Common Stock:
On October 1, 2008, as a hiring and retention incentive and in lieu of issuing stock options under the Company’s stock option plan, we issued 8,410,000 shares of restricted common stock, vesting over a period of four years, to executive officers and key employees. These shares of restricted common stock have a total value of $6,307,500; this value was calculated based upon the closing market price of our common stock on the date of grant, October 1, 2008, which was $0.75 per share. Out of these 8,410,000 shares, 2,160,000 shares had been cancelled during the year ended June 30, 2009 and 1,875,000 had been cancelled during the year ended June 30, 2010. We recorded approximately $585,938 and $703,125 in expense for the years ended June 30, 2010 and 2009, respectively, related to these shares of restricted common stock granted to these executive officers, consultants and employees.

On October 1, 2008 we also amended Mr. LaPine’s employment agreement and issued to him 3,508,000 shares of restricted common stock, having a total value of $2,631,000; this value was calculated based upon the closing market price of our common stock on the date of grant, October 1, 2008, which was $0.75 per share. However, these shares were returned to us as consideration for the sale of the Semotus Business that closed on January 29, 2009 (See Note 4, Acquisition and Subsequent Disposition of Semotus Solutions, Inc. for more details on the Semotus Business disposition).  We recorded $2,631,000 in expense for the year ended June 30, 2009, related to the 3,508,000 shares of restricted common stock issued to Mr. LaPine.

On January 29, 2009, as a hiring and retention incentive and in lieu of issuing stock options under the Company’s stock option plan, we issued 3,000,000 shares of restricted stock, vesting over a period of four years, to executive officers, and in March 2009 we issued a total of 4,250,000 shares of restricted common stock to other key employees.  These shares of restricted common stock have a total value of $2,202,500, calculated based on the closing market price of our common stock on the date of grant.  Out of the total of 7,250,000 shares, 4,250,000 shares had been cancelled during the year ended June 30, 2010.  We recorded approximately $978,750 and $418,958 in expense for the years ended June 30, 2010 and 2009, respectively, related to these shares of restricted common stock granted to these executive officers and key employees.

In February of 2010 we issued 4,000,000 additional shares of restricted common stock to Bill Burbank as part of his separation from employment and recorded approximately $320,000 in expense for the year ended June 30, 2010 related to the issuance of these shares. Also in February of 2010, as a hiring and retention incentive and under the Company’s 2009 Stock Plan, we issued 6,000,000 shares of restricted common stock to Bernard A. Fried.  These shares have a total value of $360,000, calculated based on the closing price of our common stock on the date of grant, and we recorded approximately $45,000 in expense for the year ended June 30, 2010 related to these shares granted.

During the year ended June 30, 2010 we issued a total of 35,790,215 shares of restricted common stock to consultants.  We recorded approximately $830,183 in expense for the year ended June 30, 2010 related to these shares of restricted common stock granted to consultants.

During the year ended June 30, 2009, we issued a total of 1,500,000 shares of restricted stock to employees as part of their separation from employment and 565,454 shares of restricted stock to consultants.  We recorded $421,667 and $133,500 in expense for the year ended June 30, 2009 related to these shares of restricted common stock granted to these separated employees and consultants, respectively.

20.    Management and Board of Directors Changes

Fiscal Year 2010

Effective July 31, 2009 Garrett Sullivan resigned as a member of our Board of Directors.

Effective February 4, 2010, Steve Keaveney resigned as our Chief Financial Officer and as a Director, and Tali Durant resigned as Chief Legal Officer and Corporate Secretary.  Also effective February 4, 2010, John Iacovelli resigned as our Chief Technology Officer and Jose Ferrer resigned as our Vice President of Business Development.  Vincent Browne, our CEO, was appointed to serve as CFO and Corporate Secretary.

Also effective February 4, 2010, Bill Burbank resigned as our President, Chief Operating Officer and as a Director.  In connection with Mr. Burbank’s resignation, the Company entered into a separation agreement with Mr. Burbank (See Note 9, Related Parties for more details on his separation agreement).

Effective February 17, 2010, Anthony LaPine resigned as our Chairman of the Board, and Robert Lanz resigned as a Director and as Chairman of the Audit Committee.  Vincent Browne, our CEO, was appointed to serve as Chairman of the Board.

Effective February 23, 2010, Bernard A. Fried was elected as President and Chief Operating Officer of the Company, and was appointed as a member of the Board of Directors. Flint entered into an employment agreement with Mr. Fried. (See Note 9, Related Parties for more details on his employment agreement).

Effective May 14, 2010, Michael Butler resigned as a member of our Board of Directors.

The vacancies created by the above resignations will not be filled, as the Company’s Board of Directors has determined that it is in the best interests of the Company to decrease the total number of directors on the Board of Directors from six to two.

Fiscal Year 2009

Effective as of October 1, 2008, we appointed Vincent Browne as our Chief Executive Officer. Anthony LaPine resigned from his former position as Chief Executive Officer but has remained our Chairman of the Board.  Mark Williams and Laurence Murray each resigned from the Board of Directors and the vacancies created by their resignations were filled by Flint’s designees, Vincent Browne and Michael Butler.  Neither Mr. Browne nor Mr. Butler qualify as “independent” directors, as that term is defined by the NASDAQ Stock Market and the SEC, and neither will be serving on any Board Committees.

In addition, and also effective October 1, 2008, Pamela LaPine resigned from her position as President, but remained an executive of the Company as President of Semotus, which became a business division and was eventually sold in January of 2009.  We also appointed Christopher Knight as Chief Technology Officer effective as of October 1, 2008.  Mr. Knight was let go effective November 1, 2008.

Effective January 29, 2009, we appointed Mr. Bill Burbank as our President, Chief Operating Officer and as a new member to our Board of Directors.  Additionally, on January 29, 2009, we appointed Stephen Keaveney and Garrett A. Sullivan as new members of our Board of Directors.  To effectuate these new board appointments, our board of directors took such actions as was necessary to increase the size of the our board of directors to seven directors, with the vacancies created by such board increase filled by Mr. Burbank, Mr. Keaveney and Mr. Sullivan. Neither Mr. Burbank nor Mr. Keaveney qualify as “independent” directors, as that term is defined by the NASDAQ Stock Market and the SEC, and they will not be serving on any Board Committees.  Also effective as of January 29, 2009, we appointed John Iacovelli as our Chief Technology Officer and Jose Ferrer as our Executive Vice President of Business Development.

Effective March 1, 2009, Charles K. Dargan, II resigned as our Chief Financial Officer, as part of a planned transition after the acquisition of Semotus Solutions, Inc, for which he was the Chief Financial Officer, to Flint.   Also on March 1, 2009, Steve Keaveney was appointed our Chief Financial Officer.  Please see Note10: Related Party Transactions: Employment Agreements for the terms of employment of Mr. Keaveney, Mr. Browne and Mr. Burbank.

21.           Exchange Gains and Losses

As of June 30, 2010 have issued and outstanding €100,000 in one non-convertible notes payable, which has subsequently been partially converted and partially assigned and converted (See Note 25 Subsequent Events: Note Conversions and Restructures), and one million dollars (USD$1,000,000) due may, at CHVC's option, have to be paid through a payment of GBP£721,000, regardless of whether the U.S. dollar strengthens or weakens in relation to the GBP pound sterling during the term of the Note and whether there is therefore a foreign currency translation gain or loss. The reporting currency of Flint is the U.S. Dollar so that transactions and balances are translated into dollars. We recorded a $158,469 gain and $119,756 loss on translation for the years ended June 30, 2010 and 2009, respectively.

22.           Income Taxes and Tax Valuation Allowance

Deferred tax benefits arising from net operating loss carryforwards were determined using the applicable statutory rates. The net operating loss carryforward balances vary from the applicable percentages of net loss due to expenses recognized under generally accepted accounting principles, but not deductible for tax purposes.

The following table represents the effective tax rate of the Company:
	June 30, 2010	June 30, 2009

Net loss	$28,865,778	$14,562,263

Tax benefit:
Federal current	-	-
Federal deferred	-	-
U.S. State	-	-
Foreign	-	-

Total tax benefit	$-	$-

Effective tax benefit rate	0.0%	0.0%

The difference between the tax benefit rate and the statutory benefit rate is as follows:

	June 30, 2010	June 30, 2009

Statutory benefit rate	34.0%	34.0%

Non taxable income	(34.0%)	(34.0%)

Effective tax benefit rate	0.0%	0.0%

At June 30, 2010, the Company had carry forward losses for income tax purposes of approximately $47,884,569 that may be offset against future taxable income.  Due to the uncertainty regarding the success of future operations, management has recorded a valuation allowance equal to 100% of the resultant deferred tax asset.

The carry forward losses expire in future years through 2030 as follows:
Expiration Year	Amount

2025	$51,134
2026	2,088,492
2027	3,973,099
2028	5,239,902
2029	7,660,164
2030	$28,865,778

23.          $10 Million Reserve Equity Financing Agreement

 On June 17, 2010, we entered into a Reserve Equity Financing Agreement (the “REF Agreement”) with AGS Capital Group, LLC (“AGS”), pursuant to which AGS committed to purchase, from time to time over a period of two years, shares of our common stock for cash consideration up to $10 million, subject to certain conditions and limitations.  In connection with the REF Agreement, we also entered into a registration rights agreement with AGS, dated June 17, 2010 (the “RRA Agreement”).  The Company is also required to pay AGS a total of $15,000 in cash, and issued to AGS 11,288,700 shares of restricted common stock and 153,779.66 shares of Series G Convertible Preferred Stock, valued at $0.60 per share.  Such convertible shares are convertible at any time into a total of 15,377,966 shares of common stock.

For a period of 24 months from the effectiveness of a registration statement filed pursuant to the RRA Agreement, we may, from time to time, at our discretion, and subject to certain conditions that we must satisfy, draw down funds under the REF Agreement by selling shares of our common stock to AGS up to an aggregate of $10.0 million, subject to various limitations that may reduce the total amount available to us. The purchase price of these shares will be between 50% and 5% of the lowest “VWAP” of our common stock during the pricing period (the “Pricing Period,”) which is the five consecutive trading days after we give AGS a notice of an advance of funds (an “Advance”), under the REF Agreement.  The “VWAP” means, as of any date, the daily dollar volume weighted average price of the Common Stock as reported by Bloomberg, L.P. or comparable financial news service.

The amount of an Advance will automatically be reduced by a percentage for each day during the Pricing Period that the VWAP for that day does not meet or exceed 98% of the average closing price of our common stock for the ten trading days prior to the notice of Advance, which is referred to as the “Floor Price.”  In addition, the Advance will automatically be reduced if trading in our common stock is halted for any reason during the Pricing Period.  Our ability to require AGS to purchase our common stock is subject to various conditions and limitations. The maximum amount of each Advance is equal to the greater of $250,000 or 500% of the quotient obtained by dividing the average daily trading volume for the ten days immediately preceding the notice of Advance, as reported by Bloomberg or comparable financial news service, by the VWAP.  In addition, a minimum of five calendar days must elapse between each notice of Advance.

The REF Agreement contains representations and warranties by us and AGS which are typical for transactions of this type.  AGS agreed that during the term of the REF Agreement, AGS will not enter into or execute any short sale of any shares of our common stock as defined in Regulation SHO promulgated under the Exchange Act.  The REF Agreement also contains a variety of covenants by us which are typical for transactions of this type.  The REF Agreement obligates us to indemnify AGS for certain losses resulting from a misrepresentation or breach of any representation or warranty made by us or breach of any obligation of ours. AGS also indemnifies us for similar matters.

Registration Rights Agreement. The shares of Common Stock that may be issued to AGS under the REF Agreement will be issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, (the “Securities Act”).  Pursuant to the registration rights agreement, we will file a registration statement, covering the possible resale by AGS of the shares that we may issue to AGS under the REF. The registration statement may cover only a portion of the total shares of our common stock issuable pursuant to the REF with AGS.  We may file subsequent registration statements covering the resale of additional shares of common stock issuable pursuant to the REF Agreement.  As described above, the effectiveness of the registration statement is a condition precedent to our ability to sell common stock to AGS under the REF Agreement. We intend to file the registration statement as soon as practicable after the date hereof.

24.           Segment Information

Following the corporate restructuring during the financial year ended June 30, 2010, the Company’s management decided to structure the business into three separate operating segments. These segments are (1) the sale of third-party telecoms and networking equipment and software services (collectively referred to as equipment as “telecom software, services & equipment”), (2) the sale of Company produced and third-party prepaid calling products (collectively refered to as “prepaid telecom services”) (3) the delivery of wholesale and VoIP telecom services to other operators and direct to end users (collectively referred to as “telecom services”).  Selling, general and administrative expenses, primarily consisting of compensation of corporate employees, professional fees and overhead costs not directly related to a specific operating segment are reflected in the table below as “corporate activities”.

During the course of normal business our segments enter into transactions with one another. Examples of these intersegment transactions include, but are not limited to, the telecom services segment carrying calls generated by the prepaid telecom services segment. These intersegment activities are recorded by each segment at prices approximating market and treated as if they are third-party transactions. Consequently, these transactions impact segment performance. However, revenues and corresponding costs are eliminated in consolidation and do not impact consolidate results.

	Year Ended June 30, 2010	Year Ended June 30, 2009

Revenues:
Software & Equipment	$1,090,452	$612,186
Prepaid Services	28,121,574	29,821,440
Telecom Services	4,848,479	3,903,443
	$34,060,505	$34,337,069

Gross Profit:
Software & Equipment	$376,621	$210,026
Prepaid Services	709,702	(1,050,634)
Telecom Services	477,163	181,979
	$1,563,486	$(658,629)

Operating Income:
Software & Equipment	$55,906	$191,127
Prepaid Services	(207,273)	(92,319)
Telecom Services	(305,817)	(233,481)
Corporate activities	(6,249,377)	(10,650,563)
	$(6,706,561)	$(10,785,236)

Income (loss) before income taxes:
Software & Equipment	$55,906	$117,740
Prepaid Services	(207,060)	(76,666)
Telecom Services	(1,008,590)	(1,683,359)
Corporate activities	(27,706,034)	(12,919,978)
	$(28,865,778)	$(14,562,263)

Depreciation and amortization:
Software & Equipment	$566	$629
Prepaid Services	951	(29,766)
Telecom Services	1,314,407	(1,554,269)
Corporate activities	-	--
	$1,315,924	$1,583,406

Interest Expense:
Software & Equipment	$-	$-
Prepaid Services	-	-
Telecom Services	-	-
Corporate activities	3,457,600	2,011,640
	$3,457,600	$2,011,640

Capital Expenditiures:
Software & Equipment
Prepaid Services	$--	$--
Telecom Services	--	--
Corporate activities	8,532	353,703
	$8,532	$353,703

Total fixed assets:
Software & Equipment	$--	$6,418
Prepaid Services	--	6,922
Telecom Services	241,071	1,969,740
Corporate activities	--	--
	$241,071	$1,983,079

25.           Subsequent Events

We have evaluated subsequent events through October 12, 2010, which is the date the financial statements were available to be issued.

Special Meeting of Stockholders:  We held our Special Meeting of Stockholders on August 10, 2010, for the purpose of (1) approving an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock from 200,000,000 to 900,000,000, and (2) approving a reverse split in a ratio ranging from one-for-ten to one-for-twenty of all our issued and outstanding shares of our common stock. The following summarizes the voting results:

ITEM (1). Stockholders voted to approve an amendment to our Articles of Incorporation to increase the Company’s total authorized shares of common stock from 200,000,000 to 900,000,000.  The vote was as follows:

Votes For	% of Total Shares Outstanding & Voted For	Votes Against	Votes Abstained	Broker Non-Votes
84,558,327	60.80%	56,084	362,474	--

Effective August 10, 2010 we filed an amendment to our articles of incorporation increasing our total authorized shares of common stock to 900,000,000, par value $0.01.

ITEM (2). Stockholders voted to approve a reverse split in a ratio ranging from one-for-ten to one-for-twenty of all our issued and outstanding shares of our common stock.  The vote was as follows:

Votes For	% of Total Shares Outstanding & Voted For	Votes Against	Votes Abstained	Broker Non-Votes
84,420,537	60.70%	243,869	312,479	--

Although a stock split has been approved by the shareholders, it has not yet been made effective as of the date of the filing of this annual report.  The Board of Directors reserves the right, notwithstanding stockholder approval, and without further action by the stockholders, to abandon or to delay a reverse stock split, if at any time prior to the filing of the amendment it determines, in its sole discretion, that the reverse stock split would not be in the best interests of our stockholders.
Data Sales Lease Amendment:  On September 15, 2010 we executed a Second Amendment to our equipment lease agreement with Data Sales, such that monthly payments in the amount of $20,000 shall commence as of November 1, 2010 and continue until April 1, 2011, at which time the monthly payments shall increase to $57,991 until January 1, 2012.  Additionally, Data Sales has waived all late fees and accrued interest, and we gave Data Sales the option to purchase up to a maximum of $61,000 worth of our restricted common stock at a 20% discount to the Market Price. Market Price being the average closing price per share over the 20 trading days prior to notice of exercise, and having a minimum per share price of $0.0031 (50% of the Market Price as of September 15, 2010).

Legal Proceeding:  Bill Burbank, our previous President and COO, filed a lawsuit against us in the 15th Judicial Circuit in Palm Beach County, Florida on September 22, 2010. This suit alleges one cause of action for breach of agreement.  The Complaint claims that we entered into a settlement agreement with Bill Burbank to settle the amount owed to him, and that we failed to make the first payment due under such settlement agreement. Mr. Burbank seeks a judgment for damages in the amount of $190,000 plus interest, attorney’s fees and costs. Because Thermocredit has a first priority secured interest against all of our assets, we expect that Thermocredit will stop the actual collection on this judgment, and management hopes to be able to negotiate further with Mr. Burbank and come to a reasonable settlement.

New Note Issuances:
In August of 2010 a $35,000 note was issued accruing interest at 18% per annum and convertible into shares of common stock at 50% of the Market Price at the date of conversion, and containing a most favored nations clause relating to this variable conversion price.  As of the date of the filing of this annual report, the lowest conversion price is $0.00065 per share, resulting in a potential total issuance of 53,846,153 shares of common stock. However, in accordance with the terms of this note, the note holder cannot beneficially own greater than 4.99% of our total issued and outstanding common stock at any given point in time.

In September of 2010 a $40,000 note was issued accruing a rate of 10% per annum and convertible into shares of common stock at 33% of the Market Price at the date of conversion or $0.007 per share, whichever is higher.  Assuming a $0.007 per share conversion price, a total of 5,714,286 shares of common stock are potentially issuable.
On September 13, 2010 we issued another new $25,000 convertible note, accruing interest at 6% per annum and having a maturity date of September 13, 2011, and convertible at a 50% discount to the lowest closing bid price on any of the previous 4 trading days from the date of conversion.

On September 22, 2010 a $50,000 convertible promissory note was issued accruing interest at a rate of 18% per annum and convertible into shares of common stock at 50% of the Market Price at the date of conversion, and containing a most favored nations clause relating to this variable conversion price. As of the date of the filing of this annual report, the lowest conversion price is $0.00125 per share, resulting in a potential total issuance of 40,000,000 shares of common stock. However, in accordance with the terms of this note, the note holder cannot beneficially own greater than 4.99% of our total issued and outstanding common stock at any given point in time.

Note Conversions and Restructures:
Subsequent to the special meeting of the shareholders held on August 10, 2010, which authorized an increase in our total authorized common shares to 900 million shares, the Company issued a total of 99,135,000 shares of common stock to ten investors as a result of conversions of all of the principal and accrued interest in a previously issued and outstanding $50,000 convertible promissory note, converting a total of $54,981 of existing debt into shares of the Company’s common stock.  Additionally, all of the issued and outstanding shares of Series D convertible preferred stock, of which there were 60,000, were converted into 6,000,000 shares of restricted common stock.

Between July and September 2010 $15,800 from a $50,000 convertible note issued on December 18, 2009 was converted into 15,133,141 shares of common stock, leaving $18,200 outstanding.  Additionally, in September 2010, $9,000 from a $25,750 convertible note issued in April of 2009 and assigned in May of 2010 was converted into 11,820,979 shares of common stock, leaving $7,000 outstanding.  In October 2010, $20,000 from a $250,000 note issued in November and sold in June 2010 was converted into 12,953,368 shares of common stock.

In August 2010, a 100,000EURO note originally issued in May of 2009 was partially converted ($6,600 into 12,000,000 shares), and partially sold ($8,250) and subsequently converted into 15,000,000 shares of common stock. In September, $50,000 of this 100,000EURO note was assigned to a third party and 15,000,000 shares were issued into an escrow account for the subsequent conversion of this note.  The $50,000 note was amended to include the following terms: accruing interest at 6% per annum and having a maturity date of September 13, 2011, and convertible at a 50% discount to the lowest closing bid price on any of the previous 4 trading days from the date of conversion.

Also in August of 2010, $27,500 from the remaining $98,500 convertible note originally assigned in April of 2009 was assigned to a third party. The $27,500 note accrues no interest and is convertible into shares of common stock at $0.00075 per share.  In September 2010 $10,000 worth of a $100,000 note issued in August of 2009 was made convertible at $0.005 per share and was converted into 2,000,000 shares of common stock.

We believe our offering and sale of the securities in the above transactions, made to accredited investors and certain persons outside of the United States, was exempt from registration under Section 4(2) of the Securities Act and Regulation D and Regulation S, promulgated thereunder.

New Restricted Stock Issuances:
In August of 2010, we issued 10,000,000 shares to Vincent Browne, our CEO, and 5,000,000 shares to Bernard A. Fried, our President and COO. In October of 2010 we issued 10,000,000 shares to another key employee. We also issued 6,250,000 to a consultant for services rendered.

Debt Defaults:
As of the date of the filing of this annual report, the first principal payment due to Thermocredit (Thermo), which was due on or before August 31, 2010 pursuant to an Amendment executed with Thermo in June 2010, has not been made and we are therefore in default and the total balance has therefore been classified as a current liability.  Upon default, the entire unpaid balance of principal, together with all accrued but unpaid interest thereon, and all other indebtedness owing to Thermo at such time, which as of October 20, 2010 was $2,046,286, shall, at the option of Thermo, become immediately due and payable without further notice. In addition, Thermo shall be entitled to foreclose upon its security interests granted under the Agreement and to cause the Collateral to be immediately seized wherever found and sold with or without appraisal. Collateral consists of any and all of our subsidiaries’ property or assets, real or personal, tangible or intangible, now existing or hereafter acquired, and all supporting obligations, products and proceeds of all of the foregoing.

As of the date of the filing of this annual report, we have not made any payments to China Voice Holding Corp. (CHVC) pursuant to a settlement agreement we executed in June 2010, and we are therefore in default. A default interest rate of 18% shall be applied to any outstanding payments owed as of the date of default. An additional cash payment of $500,000 will also be immediately due and payable.  Effective June 30, 2010 the settlement agreement was amended to delete CHVC’s option to be repaid through the issuance of shares of Flint’s common stock.   CHVC will also be entitled to apply to the court and obtain judgment against Flint for the outstanding payments outstanding and not made as of the Default Event.

Although we have not yet received any written default notices, because we failed to file this annual report by no later than the extended due date of October 13, 2010, we are in default on all of our convertible promissory notes issued during this fiscal year, totaling approximately $573,000 of principal owed.  Generally, upon default these notes become immediately due and payable and we are required to pay between 120% - 150% of the then outstanding balance owed plus accrued and unpaid interest, plus default interest at an annual rate of between 18% - 25%.  If we fail to pay the default amount within five (5) business days of written notice that such amount is due and payable, then the note holder shall have the right at any time, so long as we remain in default (and so long and to the extent that there are sufficient authorized shares), to require us, upon written notice, to immediately issue, in lieu of the default amount, the number of shares of our common stock equal to the default amount divided by the conversion price then in effect.

Merger Agreement:
We entered into a definitive Agreement and Plan of Merger on October 5, 2010 with two of our wholly-owned subsidiaries, and Ingedigit International, Inc., a Florida Corporation (“III”), Gotham Ingedigit Financial Processing Corp (“P2P”), each a Florida corporation and together the “Targets”, and all of the shareholders of III and P2P (the “Merger Agreement”), relating to the acquisition of all of the stock of III and P2P by Flint’s two subsidiaries through a merger in exchange for a potential maximum total of 600,000 shares of our Series H Convertible Preferred Stock (the “Merger Stock”).  300,000 shares of the Merger Stock shall be issued on the Closing Date.  The remaining 300,000 shares of the Merger Stock may be issued, in two tranches of 150,000 each,  during the 12 and 24 months following the Closing Date if either or both of the Targets meet or exceed the revenue and/or other operating targets as mutually agreed upon by Flint and the Targets as of the Closing Date.

The Series H Convertible Preferred Stock has a $10.00 per share liquidation value, a $0.001 par value, one vote for each preferred share issued, and is convertible on or after a period of twelve months from the Closing Date into common stock at a 25% discount to the Market Price.  Market Price is defined as the average closing price per share over the twenty trading days prior to the date of conversion. Provided, however, that the conversion price shall never be lower than ten percent of the Market Price on the Closing Date. Based on the current Market Price of $0.00697 per share and assuming that the Market Price does not improve, the maximum number of common shares potentially convertible from the 300,000 shares of Series H Convertible Preferred Stock to be issued at the Closing is 478,240,070 common shares, with an additional potential 478,240,070 shares potentially to be issued at the end of the 12 and 24 months following the Closing Date, should an additional 300,000 shares of preferred stock be issued pursuant to the Merger Agreement.

The Merger Agreement is subject to certain closing conditions, including, among other things, no material adverse changes to the Targets’ businesses and the cancellation of all related party debt (the “Closing”).  We will incur no placement agent fees or expenses as part of this transaction.

PART I - FINANCIAL INFORMATION

ITEM 1: FINANCIAL STATEMENTS

FLINT TELECOM GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2010	June 30, 2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,355	$19,419
Accounts receivable, net of allowance for doubtful accounts of $238,820
for September 30, 2010 and $431,381 for June 30, 2010	1,543,170	1,049,648
Inventories	366,572	361,784
Prepaid expenses and other current assets	3,200	--
Current assets	1,922,297	1,430,851

Fixed assets:
Equipment	1,885,604	1,885,604
Capitalized leases – equipment	194,839	194,839
Total fixed assets	2,080,443	2,080,443
Less: accumulated depreciation	(1,848,300)	(1,839,372)
Net fixed assets	232,143	241,071

Deferred offering costs	8,333	--
Deposit	--	3,200
Total assets	$2,162,773	$1,675,122

LIABILITIES & STOCKHOLDERS' (DEFICIT)
Current liabilities:
Accounts payable	$3,927,178	$3,641,554
Cash overdraft	33,859	--
Other accrued liabilities	669,912	587,033
Accrued interest payable	1,402,496	650,897
Lease obligations – current	781,309	375,371
Lines of credit	2,035,312	2,038,102
Due to Flint Telecom Limited	146,335	156,042
Notes payable	1,931,206	1,935,163
Notes payable – related parties	2,124,721	2,061,861
Convertible notes payable, net of discount	1,687,564	517,059
Convertible notes payable – related parties	98,000	98,000
Total current liabilities	14,837,892	12,061,082

Convertible notes payable – long term, net of discount	--	598,997
Lease obligations - long-term	--	405,938
Total liabilities	14,837,892	13,066,017

Commitments and contingencies

Redeemable equity securities	4,627,476	4,515,379
Stockholders' (deficit)
Preferred stock: $0.001 par value; 5,000,000 authorized, 608,780 issued and outstanding at September 30, 2010, 668,780 issued and outstanding at June 30, 2010	1,645,335	1,692,735
Common stock: $0.01 par value; 100,000,000 authorized, 316,900,384 issued and outstanding at September 30, 2010, 129,824,422 issued and outstanding at June 30, 2010	3,169,003	1,298,244
Common stock issuable	23,750	47,368
Additional paid-in capital	29,850,644	30,957,114
Accumulated deficit	(51,991,318)	(49,901,735)
Total stockholders' (deficit)	(17,302,586)	(15,906,274)
Total liabilities and stockholders’ equity	$2,162,773	$1,675,122
See accompanying notes to condensed consolidated financial statements.

FLINT TELECOM GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended September 30,
	2010	2009
Revenues	$4,436,760	$4,603,647
Cost of revenues	4,187,893	4,256,219
Gross profit	248,867	347,428

Operating expenses:
General and administrative:
Consultants	(719)	19,651
Bad debt expense	4,834	220,988
Salaries and payroll related expense	206,386	490,122
Management fee payable to Flint Telecom, Ltd.	50,000	130,000
Stock compensation and option expense:
Directors and officers	186,188	336,875
Consultants	158,333	201,170
Employees	--	44,813
Depreciation and amortization expense	8,929	644,701
Other	73,865	430,186
Total operating expenses	687,816	2,518,506

Operating loss	(438,949)	(2,171,078)

Other income (expense)	(68,885)	41,638
Interest expense	(1,581,749)	(1,176,754)
Net loss from continuing operations	(2,089,583)	(3,306,194)
Income from discontinued operations	--	253,974
Net loss	$(2,089,583)	$(3,052,220)
Net income (loss) per common share:
Continuing operations	$(0.01)	$(0.05)
Discontinued operations	$--	$0.01
Net loss per share (basic & diluted)	$(0.01)	$(0.04)

Weighted average shares outstanding:
Basic & diluted	208,474,983	75,986,113

See accompanying notes to condensed consolidated financial statements.

FLINT TELCOM GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
	Three Months Ended September 30,
	2010	2009
Cash Flows from Operating Activities:
Net loss	$(2,089,583)	$(3,052,220)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,929	673,622
Other non-cash transactions:
Stock and option compensation expense	344,521	582,858
Accretion of debt discount	446,182	804,371
Amortization of beneficial conversion feature	350,957	--

Changes in assets and liabilities, net of acquisition and disposals:
Accounts receivable	(493,522)	134,715
Prepaid expense	--	8,724
Inventories	(4,788)	399,565
Deferred offering costs	(8,333)	--
Deposit	--	(12,610)
Accounts payable	285,624	(1,030,011)
Cash overdraft	33,859	(100,842)
Accrued liabilities	82,879	4,929
Net due from Flint Telecom, Ltd.	56,036	170,000
Due from related parties	--	124,174
Accrued interest	761,080	239,781
Net cash used in operating activities	(226,159)	(1,052,944)

Cash Flows from Investing Activities:
Purchases of fixed assets	--	(8,532)
Investment in notes receivable	--	(125,071)
Net cash used in investing activities	--	(133,603)

Cash Flows From Financing Activities:
Proceeds from lines of credit	--	16,176
Proceeds from related parties debt	--	115,000
Proceeds from debt	150,000	200,000
Payments on line of credit	(2,790)	--
Redemption of preferred stock	--	(363,019)
Net cash provided (used) by financing activities	147,210	(31,843)

Cash Flows From Foreign Currency Activities:
Exchange (gain) loss on convertible notes	68,885	5,845
Net cash provided by foreign currency activities	68,885	5,845
Net increase (decrease) in cash and cash equivalents	(10,064)	(1,212,545)
Cash and cash equivalents, beginning of the period	19,419	1,337,002
Cash and cash equivalents, end of the period	$9,355	$124,457
See accompanying notes to condensed consolidated financial statements.

FLINT TELECOM GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(unaudited)

	Three Months September	Ended 30,
	2010	2009
SUPPLEMENTAL CASH FLOW DISCLOSURE:

Cash paid for interest	$--	$--
	===========	===========
Cash paid for income taxes	$--	$--
	===========	==========
SUPPLEMENTAL SCHEDULE OF NONCASH ACTIVITIES:

Conversion of notes payable and accrued interest (Note 11)	$109,131	$117,263
	===========	===========
Discounts – warrants	$--	$708,791
	===========	==========
Discounts – beneficial conversion	$350,957	$114,786
	===========	=========
Capitalization of accrued interest to a note payable	$--	$190,000
	==========	===========
Reduction of Due to Flint Limited through assumption of notes payable	$64,473	$--
	==========	==========
Conversion of series D preferred shares into common stock	$47,400	$--
	==========	==========

See accompanying notes to condensed consolidated financial statements.

FLINT TELECOM GROUP, INC. AND SUBSIDIARIES
STATEMENT OF STOCKHOLDERS’ (DEFICIT)

	Common Stock		Common Stock Issuable		Additional	Preferred Shares
	Shares	Amount	Shares	Amt.	Paid-In Capital	(Series D, E, F & G)	Accum. Deficit	Total
Balances at June 30, 2010	129,824,422	1,298,244	4,736,842	47,368	30,957,114	1,692,735	(49,901,735)	$(15,906,274)

Conversion of notes payable into equity	155,089,120	1,550,891	--	--	(1,441,760)	--	--	109,131
Beneficial conversion feature on convertible notes payable	--	--	--	--	350,957	--	--	350,957
Shares issued to consultants for services	6,250,000	62,500	2,375,000	23,750	64,500	--	--	150,750
Stock payable issued	4,736,842	47,368	(4,736,842)	(47,368)	--	--	--	--
Stock compensation expense	--	--	--	--	148,021	--	--	148,021
Shares issued to officers, directors and employees for vested stock compensation	15,000,000	150,000	--	--	(103,500)	--	--	46,500
Conversion of preferred stock into common shares	6,000,000	60,000	--	--	(12,600)	(47,400)	--	--
Accrual of redeemable equity securities, dividends and penalties	--	--	--	--	(112,088)	--	--	(112,088)
Net loss for the quarter ended September 30, 2010	--	--	--	--	--	--	(2,089,583)	(2,089,583)
Balances at September 30, 2010	316,900,384	$3,169,003	2,375,000	$23,750	$29,850,644	$1,645,335	$(51,991,318)	$(17,302,586)
	==========	=======	========	======	=========	=========	=========	=========

See accompanying notes to consolidated financial statements.

FLINT TELECOM GROUP, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1.           Organization and Formation

Flint Telecom Group, Inc. (“Flint”, “We” or the “Company”), is a Nevada Corporation.  We were originally formed in 2005 as Flint Telecom, Inc., a Delaware Corporation, and started operations in April 2006 as a wholly owned subsidiary of Flint Telecom Limited, headquartered in Dublin, Ireland. Flint Telecom Limited is a holding company whose sole operating business in the United States was Flint Telecom, Inc.  Flint Telecom Limited was a vehicle for the initial funding of Flint and for the development of proprietary intellectual property.

On October 1, 2008, Semotus Solutions, Inc. (“Semotus”) acquired substantially all of the assets and liabilities of Flint Telecom, Inc. in exchange for 28,460,094 shares of restricted common stock pursuant to a definitive Contribution Agreement dated April 23, 2008. Although Semotus is the legal acquirer, for accounting purposes Flint is the accounting acquirer. The name was changed to Flint Telecom Group, Inc. The existing Semotus operations became a division of Flint, and were subsequently sold in January 2009.

We are headquartered at 7500 College Blvd., Suite 500, Overland Park, Kansas 66210, and our telephone number is 913-815-1570.  The address of our website is www.flinttelecomgroup.com.

We operate our business through six wholly-owned subsidiaries, Cable and Voice Corporation, Phone House, Inc., Flint Prepaid, Inc. (previously named Wize Communications, Inc.), Digital Phone Solutions, Inc., Ingedigit International, Inc. and Gotham Ingedigit Financial Processing Corp. dba Power2Process, as further described below.  We provide next generation turnkey voice, data and wireless services through partner channels primarily in the United States.  We distribute telecommunications services and products through our distribution channels.

The subsidiaries provide the following telecom services and / or distribute the following telecom products:

(1)
Cable and Voice Corporation – Cable and Voice Corporation was established on June 1, 2008, and is located in Tampa, Florida. Through Cable and Voice, the Company is a leading value-added master distributor of advanced broadband products and services to cable, telecommunications, enterprise and service provider customers throughout the United States. Through Cable and Voice, the Company offers a wide range of products and services which include cable modems, cables, UPS units, AV Powerline and Homeplug adapters, Wi-Fi and cellular wireless hardware and software applications, Intelligent Telephone Adapters (ITA) and IP Telephones for VoIP services and other customer premise equipment.

(2)
Phone House, Inc. – Phone House, Inc. was established on June 12, 2001, and is located in Artesia, California. Phone House is a master distributor for discount calling products that enable users who purchase cards in the United States to call China, India, Mexico, Africa, South America, Brazil, Bangladesh, and other countries throughout the world at significant savings. The international calling cards may be used to call from the United States to other countries, to call from other countries to the United States, or to call between countries outside the United States.

These products are currently sold through a network of over 90 private distributors. Through this network, the Company estimates that its calling products are sold through over 10,000 retail outlets in the United States, of which more than 5,000 retail outlets are located in Southern California.

(3)
Digital Phone Solutions, Inc. – Digital Phone Solutions, Inc. was established on January 29, 2009, and is located in Overland Park, Kansas. Through Digital Phone Solutions, the Company provides a suite of enhanced IP telephonic solutions aimed primarily at small and medium sized enterprises in the United States. Digital Phone Solutions, Inc. delivers all the value added services that manage the entire value-chain including billing, customer care, call routing, service provisioning. Advanced features such as voicemail-delivered-to-email, free inter-office calling, and virtual phone numbers provide additional revenue opportunities. Digital Phone Solutions enables its customers to establish reliable, feature rich and cost effective digital phone services very quickly with zero capital investment.

(4)
Flint Prepaid, Inc. – Flint Prepaid, Inc. (previously Wize Communications, Inc.) was incorporated on March 30, 2009, and is located in Overland Park, Kansas. Flint Prepaid is a retail focused company selling directly to end-users through master distributors and retailers. Flint Prepaid provides pre-paid calling services primarily to immigrant customers wanting to make inexpensive quality calls to their home countries. These value-based calling cards are regionalized and selectively marketed depending on the geographical area and user community.

(5)
Ingedigit International Inc. (“III”) is a U.S. based international pre-paid debit card company, partnered with both U.S. banks and international banks to offer debit cards to their customers. Included with the debit card services are additional services, allowing the partnering banks to add new customers, share funds between existing card holders and perform international fund remittance. All transactions are fully compliant with U.S. and international money laundering laws, as well as counter-terrorism regulations. Transactions are practically instantaneous, available to the card-holder on a 24/7, 365-day basis. The Company’s current markets include the United States, Canada, Mexico, India, Central and South America, Gulf Coast Countries, and the Philippines. The Company intends to expand into the U.K., Africa, Sri Lanka, Bangladesh and the Pacific Rim markets in the near future.

(6)
Gotham Ingedigit Financial Processing Corp. dba Power2Process is a U.S. based advanced financial transaction processing and technology company, working with banking clients and other program sponsors globally. Using Power2Process solutions, clients can deliver ‘own brand’ financial transaction processing services, such as pre-paid products, virtual accounts, money remittances and other stored value services. Both MasterCard and fully PCI Certified, as well as being SAS-70 compliant, P2P is in the unique position of having complete control of all its services from applications development and processing to marketing and support for a full array of back office processing, including ATM and POS network integration and management.

As part of our ongoing emphasis on streamlining our operations and reaching sustainable profitability, during the fiscal year ended June 30, 2010 we shut down and disposed of four of our other wholly owned subsidiaries which were originally acquired in January of 2009: CVC Int’l, Phone House Inc. of Florida, Dial-Tone Communications and Starcom Alliance.  Consequently, we recognized a loss in the form of a one-time impairment charge of goodwill and other intangibles in the amount of $12,215,200.

Following the corporate restructuring during the fiscal year ended June 30, 2010, the Company’s management decided to structure the business into three separate operating segments. These segments are (1) the sale of third-party telecoms and networking equipment and software services (collectively referred to as equipment as “telecom software, services & equipment”), (2) the sale of Company produced and third-party prepaid calling products (collectively referred to as “prepaid telecom services”) (3) the delivery of wholesale and VoIP telecom services to other operators and direct to end users (collectively referred to as “telecom services”).  Selling, general and administrative expenses, primarily consisting of compensation of corporate employees, professional fees and overhead costs not directly related to a specific operating segment are reflected in the table below as “corporate activities.”  See Note 18, Segment Information, for more details

2.           Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared by us, without audit and in accordance with the instructions to Form 10-Q and Regulation S-K.  In the opinion of our management, all adjustments (including normal recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the three months ended September 30, 2010 are not necessarily indicative of the results that may be expected for the year ending June 30, 2011.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.  We believe that the disclosures provided are adequate to make the information presented not misleading.  These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes included in our SEC Form 10K filed on October 20, 2010.

3.           Going Concern

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of our business.  As reflected in the accompanying financial statements, Flint had a net loss of $2,089,583 and $28,865,778 for the three months ended September 30, 2010 and for the year ended June 30, 2010, respectively, negative cash flow from operating activities of $226,159 for the three months ended September 30, 2010, an accumulated stockholder’s deficit of $ 12,675,119 and a working capital deficit of $12,915,595 as of September 30, 2010.  Also, as of September 30, 2010, we had limited liquid and capital resources.  We are currently largely dependent upon obtaining sufficient short and long term financing in order to continue running our operations.

As of the date of this filing we are currently in default on a number of notes payable and other debt repayment plans. As a result, all outstanding principal and accrued interest, if any, outstanding and owed as of the date of default shall be immediately due and payable, which include, but are not limited to, the following (these amounts reflect principal amounts only):  Thermocredit ($2,000,000), CHVC ($1,520,242), Tom Davis ($800,000), and Bill Burbank ($190,000) (See Related Parties Note 8, Notes Payable Note 11, and Subsequent Events Note 19 for more details).  We have also not made any dividend payments on our Series E preferred stock as these payments have become due (See Stockholders Equity Note 13).

The foregoing factors raise substantial doubt about our ability to continue as a going concern.  Ultimately, our ability to continue as a going concern is dependent upon our ability to attract new sources of capital, exploit the growing telecom and prepaid financial services market in order to attain a reasonable threshold of operating efficiency and achieve profitable operations.  The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

We recently announced significant reductions in our operating costs and are in ongoing discussions with our creditors to restructure our balance sheet and future debt payments. Management expects that the successful outcome of these discussions will allow us to become EBITDA positive as soon as possible. We have secured a $10 million Reserve Equity Financing agreement with AGS Capital Group, LLC that we can draw against when a planned S1 Registration Statement becomes effective with the SEC (See Note 19 for more details) and other indicative funding commitments from investors for additional capital following the planned restructure that management believes is sufficient to fund our operating cash flow needs, before debt repayments, for the next twelve months.

4.           Recent Accounting Pronouncements

In January 2010, the FASB issued ASU No. 2010-06 regarding fair value measurements and disclosures and improvement in the disclosure about fair value measurements.  This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers.  Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements.  This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  We are currently evaluating the impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our consolidated financial statements.

In February 2010, the FASB issued ASU No. 2010-09 regarding subsequent events and amendments to certain recognition and disclosure requirements.  Under this ASU, a public company that is a SEC filer, as defined, is not required to disclose the date through which subsequent events have been evaluated.  This ASU is effective upon the issuance of this ASU.  The adoption of this ASU did not have a material impact on our consolidated financial statements.

In April 2010, the FASB issued ASU No. 2010-18 regarding improving comparability by eliminating diversity in practice about the treatment of modifications of loans accounted for within pools under Subtopic 310-30 – Receivable – Loans and Debt Securities Acquired with Deteriorated Credit Quality (“Subtopic 310-30”).  Furthermore, the amendments clarify guidance about maintaining the integrity of a pool as the unit of accounting for acquired loans with credit deterioration.  Loans accounted for individually under Subtopic 310-30 continue to be subject to the troubled debt restructuring accounting provisions within Subtopic 310-40, Receivables—Troubled Debt Restructurings by Creditors.  The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010.  The amendments are to be applied prospectively.  Early adoption is permitted.  We are currently evaluating the impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our consolidated financial statements.

In September 2009, in accordance with accounting pronouncements that applies to arrangements with multiple deliverables and provides another alternative for determining the selling price of deliverables. In addition, the residual method of allocating arrangement consideration is no longer permitted under this guidance.  The guidance is effective for fiscal years beginning on or after July 15, 2010.  We are currently evaluating the potential impact, if any, of the adoption of this guidance on our consolidated financial statements.

In September 2009, in accordance with accounting pronouncements which removes non-software components of tangible products and certain software components of tangible products from the scope of existing software revenue guidance, resulting in the recognition of revenue similar to that for other tangible products. It also requires expanded qualitative and quantitative disclosures. The guidance is effective for fiscal years beginning on or after June 15, 2010. We are currently evaluating the potential impact, if any, of the adoption of this guidance on our consolidated financial statements.

In June 2009, in accordance with accounting pronouncements for determining whether an entity is a variable interest entity (“VIE”) and requires an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a VIE. Under this guidance, an enterprise has a controlling financial interest when it has a) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and b) the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE. The guidance also requires an enterprise to assess whether it has an implicit financial responsibility to ensure that a VIE operates as designed when determining whether it has power to direct the activities of the VIE that most significantly impact the entity’s economic performance. The guidance also requires ongoing assessments of whether an enterprise is the primary beneficiary of a VIE, requires enhanced disclosures and eliminates the scope exclusion for qualifying special-purpose entities. The guidance is effective for fiscal years beginning after November 15, 2009. We are currently evaluating the potential impact, if any, of the adoption of this guidance on our consolidated financial statements.

Management does not believe that there are any recently-issued, but not yet effective, accounting standards that could have a material effect on the accompanying financial statements.

5.           Accounts Receivable and Concentration of Credit Risk

3 customer(s) accounted for 59% of our revenue for the three months ended September 30, 2010.  3 customer(s) accounted for 61% of the accounts receivable at September 30, 2010, the largest of which accounted for 24% of the receivables.  One customer accounted for 65% of our revenue for the three months ended September 30, 2009.  Two customers accounted for 38% of the accounts receivable at September 30, 2009, the largest of which accounted for 28% of the receivables.

6.           Fixed Assets

In May of 2010 we entered into a settlement agreement with Telmage Consulting LLC (“TelSpace”) in which TelSpace has furnished to us a perpetual software license as consideration for the repayment of the $250,000 promissory note due to us from TelSpace.  As a result, we recorded an additional $250,000 amount in fixed assets as of June 30, 2010, being amortized over five years.

7.           Capital Leases

We have acquired $819,025 in equipment through capital lease obligations primarily for computer and telephony equipment.  During the year ended June 30, 2010 we wrote down the value of this equipment to zero.  During the year ended June 30, 2010, as part of our debt restructuring plan, we renegotiated the terms of our capital lease with our equipment vendor, which resulted in the disposal of certain assets under this agreement and the restructure of the payment terms for the remaining equipment.

On September 15, 2010 we executed a Second Amendment to our equipment lease agreement with Data Sales, such that monthly payments in the amount of $20,000 shall commence as of November 1, 2010 and continue until April 1, 2011, at which time the monthly payments shall increase to $57,991 until January 1, 2012.  Additionally, Data Sales has waived all late fees and accrued interest, and we gave Data Sales the option to purchase up to a maximum of $61,000 worth of our restricted common stock at a 20% discount to the Market Price. Market Price being the average closing price per share over the 20 trading days prior to notice of exercise, and having a minimum per share price of $0.0031 (50% of the Market Price as of September 15, 2010).  For the years ended June 30, 2011 and 2012, total cash payments will be $375,371 and $405,938, respectively. As of the date of the filing of this quarterly report, we have not made the first monthly payment due November 1, 2010 and are therefore currently in default.  As a result, all outstanding payments owed as of the date of default are immediately due and payable.

 8.           Related Party Transactions

Loans:
We have limited access to capital from either banking institutions or the capital markets. Consequently, we have loans from a number of third parties, including related parties, as follows.

Flint, Ltd.:
Flint Telecom Ltd, which is controlled by Mr. Browne, Flint’s CEO, has an amount due to it of $146,335 and $156,042 at September 30, 2010 and June 30, 2010, respectively.   This includes charges for management fees earned by Flint Telecom, Ltd., which during the three months ended September 30, 2010 and 2009 were $50,000 and $130,000, respectively.  The management fees are for the executive, operating and financial services provided by Flint Telecom, Ltd. to us. Flint Telecom, Ltd. also has a direct equity investment in us.

 Michael Butler Debt Restructure
We had a number of loans outstanding from Mr. Butler, one of our board members as of December 31, 2009, for which we issued various promissory notes, convertible promissory notes, warrants and shares of restricted common stock to him as consideration.  As of December 31, 2009, the total outstanding balance on all of Mr. Butler’s loans were approximately $4,100,000.  Subject to an agreement that was executed December 31, 2009 that became effective February 5, 2010 we executed a settlement agreement with Mr. Butler in which all of Mr. Butler’s loans to Flint were cancelled in exchange for 302,000 shares of Series E preferred stock of Flint, valued at €10.00 per share, having the following material terms:

1.	Yielding a 14% annual dividend payment, payable monthly in Euros, from February 28, 2010;

2.	Convertible at any time into that number of shares of Common Stock as is determined by the quotient of (i) €10.00 over (ii) the Conversion Price in effect at the time of conversion.

a.	The Conversion Price has a 20% discount to the Market Price at time of conversion and subject to a minimum conversion price of $0.275 per Common Share

b.	Market Price means the average closing price of Flint’s common stock over the twenty trading days preceding the conversion request date

c.	The common stock issued at the time of conversion will be restricted stock and subject to SEC 144 Rule
d.	Based on the minimum conversion price, Mr. Butler would receive 10,981,818 shares of common stock if all preferred shares were converted into common stock.

3.	The Preference Shares will be transferable at Mr. Butler’s discretion, after giving Flint a right of first refusal;

4.	A penalty rate of 0.5% per month on the total amount outstanding will apply for dividend payments that are more than 10 days late, and will continue to apply until default payments are caught up.

Mr. Butler has the right to rescind this agreement in the event that we should enter into a voluntary or involuntary bankruptcy.  We have therefore classified these shares of Series E Convertible Preferred as part of Preferred Shares in our Balance Sheet.
Equity Reclassification: The Series E preferred shares issued to Mr. Butler pursuant to a settlement agreement dated December 31, 2009 have been moved from equity to the mezzanine area of the balance sheet. The equity statement has been updated to account for this reclassification.

SEL Nominees:
On March 8, 2010 SEL Nominees Ltd. (“SEL”) loaned us $58,000 and we issued a $58,000 convertible promissory note accruing interest at a rate of eighteen percent (18%) per annum, with interest only payments due each month and a maturity date of March 2011, and having a variable conversion price of 50% of the Market Price. On March 12, 2010 SEL loaned us $40,000 and we issued a $40,000 convertible promissory note accruing interest at a rate of eighteen percent (18%) per annum with interest only payments due each month and a maturity date of March 2011, and having a variable conversion price of 50% of the Market Price. “Market Price” means the average of the lowest three (3) Trading Prices for the common stock during the ten (10) Trading Day period ending one Trading Day prior to the date the Conversion Notice is sent. These SEL notes also contain a most favored nations clause as it relates to the conversion price.  As of June 30, 2010, the conversion price is $0.00055 per share, resulting in the maximum potential total of 178,181,818 shares to be issued upon full conversion of both SEL notes.  However, in accordance with the terms of the agreements related to these notes, each note holder cannot beneficially own greater than 4.99% of our total issued and outstanding common stock at any given point in time without shareholder approval.  SEL is a related party due to the fact that SEL is controlled by Mr. Butler, who was one of our board members in March of 2010. For the year ended June 30, 2010 we recognized $98,000 in interest expense for beneficial conversion features on these notes.

Employment Agreements:
Effective October 6, 2008, we entered into a four year employment agreement with our CEO, Mr. Browne. Mr. Browne receives a salary in the amount of $180,000 per year, which shall immediately increase to $240,000 when the Company achieves sustainable profitability for one quarter, and 2,500,000 shares of restricted common stock, vesting over a period of four years, such that one fourth of the shares shall vest at the first annual anniversary of the Effective Date, and quarterly thereafter so that 100% of the shares shall be fully vested at his four year anniversary. If Mr. Browne’s employment is terminated by the Company without cause or by Mr. Browne for good reason as provided in the Agreement, or if the Company is acquired or dissolves and a new employment agreement satisfactory to Mr. Browne cannot be reached (a “Severance Event”), all stock and stock options of the Company then owned by Mr. Browne which are unvested shall become immediately fully vested, and the Company shall pay to Mr. Browne severance pay equal to the remaining years and/or months of his then current base salary that are due, based on a four year agreement term. If a Severance Event occurs, Mr. Browne would receive between $480,000 (using a Severance Event date of October 6, 2010 and assuming the Company has achieved sustained profitability) and $0 (using a Severance Event date of October 6, 2012), depending on the actual date the Severance Event occurs.

Effective February 23, 2010, we entered into a two year employment agreement with Bernard A. Fried, effectuating the following:  (i) Mr. Fried’s title is President and Chief Operating Officer; (ii) Mr. Fried was appointed as a member of Flint’s Board of Directors, (iii) Mr. Fried will receive a salary in the amount of $186,000 per year, and (iv) Mr. Fried was issued 6,000,000 shares of restricted common stock vesting over a period of four years, such that ј of the shares shall vest at the first annual anniversary of the Effective Date, and quarterly thereafter so that 100% of the shares shall be fully vested at his four year anniversary with Flint. The Company may terminate this agreement without cause at any time by giving Mr. Fried 60 days prior written notice, and the Company shall have no further liability other than for the payment of any unpaid salary through the termination date and reimbursement of reasonable business expenses incurred prior to the termination date.

Separation Agreement with Bill Burbank:
Bill Burbank resigned as the President and Chief Operating Officer of the Company, effective February 4, 2010.  In connection with Mr. Burbank’s resignation, we entered into a Separation Agreement with Mr. Burbank (the “Separation Agreement”), effective February 5, 2010.  The Separation Agreement provides that Mr. Burbank will be paid an aggregate of approximately $150,000 in cash and $842,500 worth of shares of restricted common stock, consisting of:
	•	payment for past wages owed, of approximately $45,785;
	•	repayment for various loans made to the Company, in the amount of $100,000;
	•	reimbursement for approved expenses in an amount that has yet to be determined;
	•	all such cash payments as listed above shall be paid in the future as funds become available;
•
acceleration of 1,500,000 shares of his unvested restricted stock and the grant and issuance of 4,000,000 additional shares of immediately vested restricted common stock, for a total of 5,500,000 shares of restricted common stock.  Additionally, 500,000 vested on January 29, 2010. The 2,000,000 previously issued shares that vested were valued at $0.38 per share (date of original grant).  The closing price of our common stock on February 5, 2010 was $0.08 per share, and therefore the additional 4,000,000 shares were valued at $320,000, for a total fair market value of these shares was $842,500.

Subsequently, effective May 28, 2010, we entered into an Addendum to the Separation Agreement with Mr. Burbank, agreeing to pay a total of $150,000 cash to Mr. Burbank over a period of 8 months; monthly payments in the amount of $18,750 shall commence as of July 31, 2010. As of the date of the filing of this report we have not made these payments and are therefore currently in default.  As a result, a default interest rate of 18% shall be applied to any outstanding payments owed as of the date of default and an additional cash payment of $40,000 is also immediately due and payable.  Mr. Burbank has filed a lawsuit against us for breach of contract, seeking to collect this total amount due (See Note 12, Commitments & Contingencies).

Settlement Agreement with China Voice Holding Corp.
China Voice Holding Corp. (CHVC) was a related party due to the fact that it was a greater than 10% shareholder at the time of our acquisition of six of its U.S. subsidiaries in January of 2009. Additionally, Bill Burbank became our President and COO and at the same time was CEO of CHVC. Effective as of May 28, 2010, we executed a settlement agreement with CHVC whereby CHVC has agreed to, among other things, cancel and terminate any and all rights it has under its $7,000,000 promissory note issued by us (the “Note”) and the Series C Preferred Shares of Flint (the “Preferred Shares”), including the repayment of any and all principal amounts underneath the Note and the Preferred Shares, and to return 15,800,000 shares of our common stock to Flint (thereby allowing CHVC to keep 5,200,000 shares of our common stock), and in exchange we agreed to pay a total of $1,520,242 to CHVC through installment payments over a period commencing August 31, 2010 and ending May 31, 2011 and abandon its claim to 15,000,000 shares of CHVC’s common stock.

As of the date of the filing of this quarterly report, we have not made any payments to China Voice Holding Corp. (CHVC) pursuant to this settlement agreement, and we are therefore in default. A default interest rate of 18% shall be applied to any outstanding payments owed as of the date of default. An additional cash payment of $500,000 will also be immediately due and payable.  Effective June 30, 2010 the settlement agreement was amended to delete CHVC’s option to be repaid through the issuance of shares of Flint’s common stock.   CHVC will also be entitled to apply to the court and obtain judgment against Flint for the outstanding payments outstanding and not made as of the Default Event.

Misc. Loans from other ex-Officers
On September 24, 2009, Mr. Keaveney, our CFO at the time, loaned $75,000 to us and we issued to him a promissory note in the amount of $75,000, due and payable with a cash fee of $10,000 on or before October 24, 2009.  In June of 2010, we agreed to allow Mr. Keaveney to convert a portion of this note, $20,000, into 2,000,000 shares at $0.01 per share. As of September 30, 2010, there is a total outstanding principal balance and accrued interest due on the note of $75,000.  See Note 19, Subsequent Events for more information on this note.

9.           Accounts Payable

Accounts payable at September 30, 2010 were $3,927,178. 4 vendors accounted for 40% of the payables at September 30, 2010, the largest of which accounted for 13% of the payables.

Accounts payable at June 30, 2010 were $3,641,554.  3 vendors accounted for 30% of the payables at June 30, 2010, at 13%, 11% and 6% each.

Although we believe that we have adequate alternative vendors to purchase services and products, there can be no assurance of comparability, which could have a detrimental effect on the business. Further, when the vendor provides services for direct access to and call routing for residential or business customers, a reduction in or elimination of that vendor service will probably have a detrimental effect on that portion of our business.

10.           Lines of Credit

Effective June 4, 2009, we entered into a Loan and Security Agreement with Thermo Credit LLC (“Thermo”), for a line of credit in an amount not to exceed $2,000,000 (the “Agreement”).  Under the terms of the Agreement, we agreed to pay a commitment fee equal to 2%of the amount of the Credit Facility, an unused facility fee of 0.25% per annum and a monitoring fee equal to the greater of $1,500.00 per month, or 0.05% of the Credit Facility per week. The line of credit is evidenced by a Loan and Security Agreement and a Promissory Note in the maximum amount of $2,000,000.   The Note carries an interest rate of the greater of the prime rate plus 8%, or 15%. The indebtedness is secured by a pledge and grant to Thermo of a security interest in all of our property or assets, real or personal, tangible or intangible, now existing or hereafter acquired. As of September 30, 2010, we owed $2,000,000 under the Thermo line of credit.

Effective as of June 8, 2010, Flint executed an amendment to the $2,000,000 promissory note issued to Thermo, whereby Thermo has agreed to a forbearance of principal payments, with the first principal payment of $100,000 due on or before August 31, 2010, and an extension of the Maturity Date to March 31, 2012. Principal payments shall then be due in equal installments of $100,000 per month from August 31, 2010 until the note is paid in full. Additionally, two one-time commitment fees of $20,000 each shall be paid on August 31, 2010, and an additional waiver/forbearance fee of $20,000 shall be paid on or before the one year anniversary of the execution of the Amendment, or June 8, 2011.

As of the date of the filing of this quarterly report, the first principal payment, which was due on or before August 31, 2010, has not been made and we are therefore in default and the total balance has therefore been classified as a current liability.  Upon default, the entire unpaid balance of principal, together with all accrued but unpaid interest thereon, and all other indebtedness owing to Thermo at such time, which as of September 30, 2010 was $2,254,828 shall, at the option of Thermo, become immediately due and payable without further notice. In addition, Thermo shall be entitled to foreclose upon its security interests granted under the Agreement and to cause the Collateral to be immediately seized wherever found and sold with or without appraisal. Collateral consists of any and all of our subsidiaries’ property or assets, real or personal, tangible or intangible, now existing or hereafter acquired, and all supporting obligations, products and proceeds of all of the foregoing.

One of our subsidiaries, Phone House, Inc., has a line of credit with Wells Fargo bank in the amount of $ 35,312 and $38,102 as of September 30, 2010 and June 30, 2010, respectively.

11.           Promissory Notes and Convertible Promissory Notes

3 Months Ended September 30, 2010

Summary:
During the three months ended September 30, 2010, we issued $150,000 of total principal in the form of convertible promissory notes. Substantially all of the proceeds have been used for the continued operation of our business, including capital expenditures and working capital. During the three months ended September 30, 2010 we also restructured $74,850 principal amount of promissory notes into convertible promissory notes, which were assigned to third parties and subsequently partially converted into shares of common stock.

As of September 30, 2010, we had (taking into consideration the calculation of debt discounts) $4,055,927 of total principal owed under promissory notes and $1,785,563 of total principal owed under convertible promissory notes.

New Convertible Promissory Notes
In August of 2010 a $35,000 note was issued accruing interest at 18% per annum and convertible into shares of common stock at 50% of the Market Price at the date of conversion, and containing a most favored nations clause relating to this variable conversion price.  As of the date of the filing of this quarterly report, the lowest conversion price is $0.0006 per share, resulting in a potential total issuance of 58,333,333 shares of common stock. However, in accordance with the terms of this note, the note holder cannot beneficially own greater than 4.99% of our total issued and outstanding common stock at any given point in time.

In September of 2010 a $40,000 note was issued accruing a rate of 10% per annum and convertible into shares of common stock at 33% of the Market Price at the date of conversion or $0.007 per share, whichever is higher.  Assuming a $0.007 per share conversion price, a total of 5,714,286 shares of common stock are potentially issuable.

On September 13, 2010 we issued a $25,000 convertible note, accruing interest at 6% per annum and having a maturity date of September 13, 2011, and convertible at a 50% discount to the lowest closing bid price on any of the previous 4 trading days from the date of conversion.

On September 22, 2010 a $50,000 convertible promissory note was issued accruing interest at a rate of 18% per annum and convertible into shares of common stock at 50% of the Market Price at the date of conversion, and containing a most favored nations clause relating to this variable conversion price. As of the date of the filing of this annual report, the lowest conversion price is $0.0006 per share, resulting in a potential total issuance of 83,333,333 shares of common stock. However, in accordance with the terms of this note, the note holder cannot beneficially own greater than 4.99% of our total issued and outstanding common stock at any given point in time.

Note Conversions and Restructures
Subsequent to the special meeting of the shareholders held on August 10, 2010, which authorized an increase in our total authorized common shares to 900 million shares, in August of 2010, the Company issued a total of 99,135,000 shares of common stock to ten investors as a result of conversions of all of the principal and accrued interest in a previously issued and outstanding $50,000 convertible promissory note, converting a total of $59,481 of existing debt into shares of the Company’s common stock.

During the three months ended September 30, 2010, $15,800 from a $50,000 convertible note issued on December 18, 2009 was converted into 15,133,141 shares of common stock, leaving $18,200 outstanding.  Additionally, in September 2010, $9,000 from a $25,750 convertible note issued in April of 2009 and assigned in May of 2010 was converted into 11,820,979 shares of common stock, leaving $7,000 outstanding.

During the three months ended September 30, 2010, a 100,000 EURO note originally issued in May of 2009 was partially converted ($6,600 into 12,000,000 shares), and partially sold ($8,250) and subsequently converted into 15,000,000 shares of common stock. In September, $50,000 of this 100,000 EURO note was assigned to a third party and 15,000,000 shares were issued into an escrow account for the subsequent conversion of this note.  The $50,000 note was amended to include the following terms: accruing interest at 6% per annum and having a maturity date of September 13, 2011, and convertible at a 50% discount to the lowest closing bid price on any of the previous 4 trading days from the date of conversion.

Also during the three months ended September 30, 2010, $27,500 from the remaining $98,500 convertible note originally assigned in April of 2009 was assigned to a third party. The $27,500 note accrues no interest and is convertible into shares of common stock at $0.00075 per share.  In September 2010 $10,000 worth of a $100,000 note issued in August of 2009 was made convertible at $0.005 per share and was converted into 2,000,000 shares of common stock.

Warrant Component:

As of September 30, 2010, the warrant component of the promissory notes was valued at $1,200,000 and was recorded as a discount to the promissory note and was netted against the debt during the three months ending September 30, 2010. The unamortized value of the debt discount at September 30, 2010 is $265,136 and is being amortized over the life of the existing debt. The following are the assumptions used for the Black Scholes calculation:

Three Months Ended September 30, 2010
Expected term (in years)	1 Ѕ – 3 Yrs.
Weighted average volatility	242.96% – 295.54%
Expected dividend yield	--
Risk-free rate	1.44% – 2.26%

Debt Schedule:

The following table sets forth the summary schedule of the cash payments required to be made by us, broken down by the type of loan:

Type of Loan	2011	2012	Total
Notes payable	$1,931,206	$--	$1,931,206
Convertible notes payable	1,952,700	--	1,952,700
Line of credit	2,035,312	--	2,035,312
Notes payable – related parties	2,124,721	--	2,124,721
Convertible notes payable – related parties	98,000	--	98,000
Total:	$8,141,939	$--	$8,141,939

For the Year Ended June 30, 2010

Summary
During the year ended June 30, 2010, we issued $870,000 of total principal in the form of promissory notes ($350,000 of which had warrants attached to them), and $358,000 of total principal in the form of convertible promissory notes. Substantially all of the proceeds have been used for the continued operation of our business, including capital expenditures and working capital.  During the year ended June 30, 2010 we also restructured $540,000 principal amount of promissory notes into U.S. Dollar Convertible Promissory Notes issued with warrants, and restructured $193,350 principal amount of debt owed to Flint Telecom, Ltd. into convertible notes, which were assigned to third parties and subsequently partially converted into shares of restricted common stock.  As of June 30, 2010, we had (taking into consideration the calculation of debt discounts) $3,997,024 of total principal owed under promissory notes and $1,214,056 of total principal owed under convertible promissory notes.

12.           Commitments and Contingencies

A judgment was entered against us on October 26, 2009 in the amount of $72,852, plus accruing interest from that date at the rate of $20 per day and post judgment costs incurred in enforcing the judgment.  A stipulation for judgment was filed by Carmel Solutions, Inc. (Carmel) in the Superior Court of California, Orange County, California, in accordance with, and upon our default of, a settlement agreement we entered into with Carmel on May 5, 2009.  As of September 30, 2010 the total judgment is $79,632.

We are a defendant in a pending legal proceeding filed by AT&T on December 11, 2009 in the U.S District Court of the District of Connecticut.  This suit alleges one cause of action for breach of contract.  The Complaint claims that we owe money for services rendered, that we subsequently entered into a settlement agreement with AT&T to settle the amount owed to AT&T, and that we failed to make any payments due under such settlement agreement. AT&T seeks an automatic entry of judgment against us in the amount of $440,672 plus interest, attorney’s fees and costs.

We are also one of a number of defendants in a pending legal proceeding filed by First Citizens Bank & Trust, Inc. on June 17, 2010 in the Superior Court of Fulton County, Georgia.  This suit alleges five causes of action, three of which relate to the breach of Flint’s loan agreement entered into with the Georgian Bank in the principal amount of $199,000 plus interest, attorney’s fees and costs.  We did not respond within the time period allowed.

Bill Burbank, our previous President and COO, filed a lawsuit against us in the 15th Judicial Circuit in Palm Beach County, Florida on September 22, 2010. This suit alleges one cause of action for breach of agreement.  The Complaint claims that we entered into a settlement agreement with Bill Burbank to settle the amount owed to him, and that we failed to make the first payment due under such settlement agreement. Mr. Burbank seeks a judgment for damages in the amount of $190,000 plus interest, attorney’s fees and costs. Because Thermocredit has a first priority secured interest against all of our assets, we expect that Thermocredit will stop the actual collection on this judgment, and management hopes to be able to negotiate further with Mr. Burbank and come to a reasonable settlement.

Because Thermocredit has a first priority secured interest against all of Flint’s assets, Flint expects that Thermocredit will stop the actual collection on any of these judgments, and management hopes to be able to negotiate further with these plaintiffs and come to a reasonable settlement.

We are also a party to other legal proceedings in the normal course of business.  Based on evaluation of these matters and discussions with counsel, we believe that liabilities arising from these matters will not have a material adverse effect on the consolidated results of our operations or financial position.

Due to the regulatory nature of the industry, the Company periodically receives and responds to various correspondence and inquiries from state and federal regulatory agencies. Management does not expect the outcome on these inquiries to have a material impact on our operations or financial condition.

Below is a list of our leased offices and space as of September 30, 2010:

Location	Lease Expiration	Monthly Rent		Purpose	Approx. Sq. Ft

17918 Pioneer Blvd. #209 Artesia, CA 90701	Month to Month	$3,950		Phone House, Inc. office space	1,750

3507 East Frontage Rd., Ste 190 Tampa, FL 33607	December 31, 2012	$1,730	(1)	Cable & VoiceCorp. office space	1,750

(1)     This lease has a total annual rent of $20,758 in year 2010, and is subject to increase to $21,484 in year 2011 and $22,232 in year 2012.

We believe that our leased facilities are adequate to meet our current needs and that additional facilities are available to meet our development and expansion needs in existing and projected target markets.

13.           Stockholder’s Equity

Common Stock:
Effective August 10, 2010 we filed an amendment to our articles of incorporation increasing our total authorized shares of common stock to 900,000,000, par value $0.01. As of September 30, 2010 we had 900,000,000 total shares of common stock authorized and 316,900,384 were issued and outstanding. There is no special voting or economic rights or privileges.

As of June 30, 2010, we had 200,000,000, par value $0.01, total shares of common stock authorized and 129,824,422 shares were issued and outstanding. There were no special voting or economic rights or privileges.

Preferred Stock:
As of September 30, 2010, 5,000,000 total shares of preferred stock, par value $0.001, were authorized and 608,780 shares were issued and outstanding, which is comprised of:

Effective February of 2010 we designated 302,000 shares of Series E preferred stock, with no par value (the “Series E”), convertible into a maximum potential total of 10,981,818 shares of common stock, using the following calculation: Convertible into that number of shares of Common Stock as is determined by the quotient of (i) $10.00 over (ii) the Conversion Price in effect at the time of conversion; The Conversion Price has a 20% discount to the Market Price at time of conversion and subject to a minimum conversion price of $0.275 per Common Share; Market Price means the average closing price of our common stock over the twenty trading days preceding the conversion request date.  This Series E has one vote per share of preferred stock and yields a 14% annual dividend payment, payable monthly, the first payment of which will be February 28, 2010.  A penalty rate of one half of one percent (0.5%) per month on the total amount outstanding will apply for dividend payments that are more than ten (10) business days late, and will continue to apply and accrue until default payments are caught up in full. As of June 30, 2010 we owed $238,792 in unpaid dividends and as of the date of filing of this quarterly report we owed a total of $394,148 in unpaid dividends on our Series E.

Effective June 17, 2010, we designated 153,000 shares of Series F preferred stock, valued at $10.00 per share, and yielding a 14% annual dividend payment, based on the total value of the Shares, payable annually beginning on June 17, 2011; A penalty rate of 0.5% per month on the total amount outstanding will apply for dividend payments that are more than 10 days late, and will continue to apply until default payments are paid in full.  These shares of Series F preferred stock are convertible at any time after January 1, 2011 into a maximum potential total of 30,600,000 shares, using the following calculation: Convertible into that number of shares of Common Stock as is determined by the quotient of (i) $10.00 over (ii) the Conversion Price in effect at the time of conversion.  The Conversion Price has a 20% discount to the Market Price at time of conversion and subject to a minimum conversion price of $0.05 per Common Share; Market Price means the average closing price of Flint’s common stock over the twenty trading days preceding the conversion request date. The Shares will be transferable at Mr. Davis’ discretion, after giving Flint a right of first refusal; and at no time shall Mr. Davis’ beneficial ownership exceed 4.99% of our total issued and outstanding shares.

Effective June 17, 2010 we also designated 153,779.66 shares of Series G preferred stock, par value $0.001 per share and convertible into 15,377,966 shares of common stock.  The Series G preferred carries no dividend and a one vote per preferred share voting right. At no time shall the Series G Holder’s beneficial ownership exceed 4.99% of our total issued and outstanding shares.

As of June 30, 2010, there are no shares of Series A, B, C or D preferred stock outstanding.   Effective May 2010, we designated 60,000 shares of Series D preferred stock, par value $0.001, convertible into 6,000,000 shares of common stock, accruing no dividends and having one vote per share of preferred stock.  These shares of Series D preferred stock were 100% converted in August 2010.

Warrants:
We have, as part of various debt and other agreements, issued warrants to purchase our common stock. The following summarizes the information relating to all warrants issued and outstanding as of September 30, 2010:

Date Issued	Number of Warrants	Per Share Warrant Exercise Price		Expiration Date
11/14/05	21,000	$6.00		11/14/10
12/08/05	2,250	$5.60		12/08/10
5/16/06	140,500	$6.00		5/16/11
10/1/08	250,000	$0.40		10/01/11
10/1/08	1,752,500	$0.50		9/18/11
11/10/08	250,000	$0.50		11/10/11
6/30/09	4,363,636	$0.35		6/30/14
6/30/09	152,727	$0.275		6/30/14
8/18/09	200,000	$0.50		12/31/12
10/15/09	250,000	$0.30		10/15/14
12/10/09	545,454	$0.01	(1)	12/10/14

 All warrants are fully exercisable.
(1)
Because Flint has not been able to repay a number of its other promissory notes issued to various third parties on time and under their existing terms and conditions, an event of default has occurred and therefore the exercise price of the warrants issued to purchase up to 4,145,454 shares of Flint’s common stock has been reduced from $0.35 per share to $0.01 per share, and additional warrants to purchase up to 1,036,363 shares of Flint’s common stock were issued, also exercisable at $0.01 per share. Of which, 2,454,545 have been cashlessly exercised into 1,963,636 shares.

 2009 Restricted Stock Plan:

The 2009 Restricted Stock Plan (the “2009 Plan”) was adopted by us and our board of directors in October 2009 and on December 2, 2009 the 2009 Plan was approved by our stockholders.  The purpose of the 2009 Restricted Stock Plan is to provide the Company’s employees, directors, officers and consultants, whose present and potential contributions are important to the success of the Company, an incentive, through ownership of the Company’s common stock, to encourage the Company’s employees, directors, officers and consultants to accept or continue in service with the Company, and to help the Company compete effectively with other enterprises for the services of qualified individuals. A total of 35,000,000 shares of our common stock has been initially reserved for issuance under the 2009 Plan, subject to adjustment only in the event of a stock split, stock or other extraordinary dividend, or other similar change in the common stock or capital structure of the Company.   As of September 30, 2010, 44,510,000 shares are issued and outstanding, of which, 34,135,000 have vested.  We intend to propose an increase in the total authorized shares reserved for issuance under the 2009 Plan in our upcoming annual shareholders’ meeting.

The 2009 Restricted Stock Plan provides for the grant of restricted stock, subject to terms, conditions and restrictions as determined by the Board.  The Board shall have the power, from time to time, in its discretion, to select those employees, officers, directors or consultants to whom Awards shall be granted under the Plan, to determine the number of Shares to be granted pursuant to each Award, and, pursuant to the provisions of the Plan, to determine the terms and conditions of each Award (which need not be identical) including any additional restrictions applicable to such Shares, including the time or times at which the Shares shall be sellable, and to interpret the Plan's provisions, prescribe, amend and rescind rules and regulations for the Plan, and make all other determinations necessary or advisable for the administration of the Plan.  All awards shall be granted within ten years from the date of adoption of the Plan by the Board.

14.           Earnings (Loss) Per Share

We report Basic and Diluted Earnings per Share (EPS) as follows: Basic EPS is computed as net income (loss) divided by the weighted average number of common shares outstanding for the period.  Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities. Common equivalent shares are excluded from the computation of net loss per share if their effect is anti-dilutive.

Since we incurred a net loss for the three months ended September 30, 2010, 516,555,124 potential shares were excluded from the shares used to calculate diluted EPS as their effect is anti-dilutive.  Since we incurred a net loss for the three months ended September 30, 2009, 16,047,182 potential shares were excluded from the shares used to calculate diluted EPS as their effect is anti-dilutive.

We reported a net loss of $2,089,583 and $3,052,220 for the three months ended September 30, 2010 and 2009, respectively.

15.           Stock Based Compensation

Stock Options:
As part of the reverse merger with Semotus that closed on October 1, 2008, we assumed Semotus’ 1996 and 2005 Stock Option Plans, as described in Note 12.

We recognize expense related to the fair value of employee stock option awards on a straight line vesting basis over the vesting period of the award. Total stock expense recognized by us during the three months ended September 30, 2009 was $15,609.

We have estimated the fair value of our option awards granted on or after October 1, 2008 using the Black-Scholes option valuation model that uses the assumptions noted in the following table.  Expected volatilities are based on the historical volatility of our stock. We use actual data to estimate option exercises, forfeitures and cancellations within the valuation model.  The expected term of options granted represents the period of time that options granted are expected to be outstanding.  The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

Three Months Ended
Black-Scholes -Based Option Valuation Assumptions	September 30, 2009 4.0 – 7.0 yrs 193.0% - 222.6% 198.13% -- 2.57%
Expected term (in years)
Expected volatility
Weighted average volatility
Expected dividend yield
Risk-free rate

No stock option transactions occurred during the three months ended September 30, 2010 or 2009, and no stock options remain issued or outstanding.

Restricted Common Stock:
During the three months ended September 30, 2010 we issued a total of 15,000,000 shares of restricted stock to management, as a hiring and retention incentive, and 12,250,000 shares of restricted stock to consultants for services rendered.  We recorded  $196,500 in expense for the three months ended September 30, 2010 related to these issuances.

During the three months ended September 30, 2009, we issued a total of 501,515 shares of restricted stock to consultants as settlements for services rendered.  We recorded $185,561 in expense for the three months ended September 30, 2009 related to these shares of restricted common stock granted to these consultants.

16.           Exchange Gains and Losses

As of September 30, 2010 have issued and outstanding €48,936 in one non-convertible note payable, which has been partially converted and partially assigned and converted (See Note 11, Convertible Notes Payable for more details), and one million dollars (USD$1,000,000) due may, at CHVC's option, have to be paid through a payment of GBP 721,000, regardless of whether the U.S. dollar strengthens or weakens in relation to the GBP pound sterling during the term of the Note and whether there is therefore a foreign currency translation gain or loss. The reporting currency of Flint is the U.S. Dollar so that transactions and balances are translated into dollars. We recorded a $68,885 and $5,845 loss on translation for the three months ended September 30, 2010 and 2009, respectively.

17.           $10 Million Reserve Equity Financing Agreement

On June 17, 2010, we entered into a Reserve Equity Financing Agreement (the “REF Agreement”) with AGS Capital Group, LLC (“AGS”), pursuant to which AGS committed to purchase, from time to time over a period of two years, shares of our common stock for cash consideration up to $10 million, subject to certain conditions and limitations.  In connection with the REF Agreement, we also entered into a registration rights agreement with AGS, dated June 17, 2010 (the “RRA Agreement”).  The Company is also required to pay AGS a total of $15,000 in cash, and issued to AGS 11,288,700 shares of restricted common stock and 153,779.66 shares of Series G Convertible Preferred Stock, valued at $0.60 per share.  Such convertible shares are convertible at any time into a total of 15,377,966 shares of common stock.

For a period of 24 months from the effectiveness of a registration statement filed pursuant to the RRA Agreement, we may, from time to time, at our discretion, and subject to certain conditions that we must satisfy, draw down funds under the REF Agreement by selling shares of our common stock to AGS up to an aggregate of $10.0 million, subject to various limitations that may reduce the total amount available to us. The purchase price of these shares will be between 50% and 5% of the lowest “VWAP” of our common stock during the pricing period (the “Pricing Period,”) which is the five consecutive trading days after we give AGS a notice of an advance of funds (an “Advance”), under the REF Agreement.  The “VWAP” means, as of any date, the daily dollar volume weighted average price of the Common Stock as reported by Bloomberg, L.P. or comparable financial news service.

The amount of an Advance will automatically be reduced by a percentage for each day during the Pricing Period that the VWAP for that day does not meet or exceed 98% of the average closing price of our common stock for the ten trading days prior to the notice of Advance, which is referred to as the “Floor Price.”  In addition, the Advance will automatically be reduced if trading in our common stock is halted for any reason during the Pricing Period.  Our ability to require AGS to purchase our common stock is subject to various conditions and limitations. The maximum amount of each Advance is equal to $250,000 or 500% of the quotient obtained by dividing the average daily trading volume for the ten days immediately preceding the notice of Advance, as reported by Bloomberg or comparable financial news service, by the VWAP.  In addition, a minimum of five calendar days must elapse between each notice of Advance.

The REF Agreement contains representations and warranties by us and AGS which are typical for transactions of this type.  AGS agreed that during the term of the REF Agreement, AGS will not enter into or execute any short sale of any shares of our common stock as defined in Regulation SHO promulgated under the Exchange Act.  The REF Agreement also contains a variety of covenants by us which are typical for transactions of this type.  The REF Agreement obligates us to indemnify AGS for certain losses resulting from a misrepresentation or breach of any representation or warranty made by us or breach of any obligation of ours. AGS also indemnifies us for similar matters.

Registration Rights Agreement. The shares of Common Stock that may be issued to AGS under the REF Agreement will be issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, (the “Securities Act”).  Pursuant to the registration rights agreement, we will file a registration statement, covering the possible resale by AGS of the shares that we may issue to AGS under the REF. The registration statement may cover only a portion of the total shares of our common stock issuable pursuant to the REF with AGS.  We may file subsequent registration statements covering the resale of additional shares of common stock issuable pursuant to the REF Agreement.  As described above, the effectiveness of the registration statement is a condition precedent to our ability to sell common stock to AGS under the REF Agreement. We intend to file the registration statement as soon as practicable after the date hereof.

18.           Segment Information

Following the corporate restructuring during the financial year ended June 30, 2010, the Company’s management decided to structure the business into three separate operating segments. These segments are (1) the sale of third-party telecoms and networking equipment and software services (collectively referred to as equipment as “telecom software, services & equipment”), (2) the sale of Company produced and third-party prepaid calling products (collectively refered to as “prepaid telecom services”) (3) the delivery of wholesale and VoIP telecom services to other operators and direct to end users (collectively referred to as “telecom services”).  Selling, general and administrative expenses, primarily consisting of compensation of corporate employees, professional fees and overhead costs not directly related to a specific operating segment are reflected in the table below as “corporate activities”.

During the course of normal business our segments enter into transactions with one another. Examples of these intersegment transactions include, but are not limited to, the telecom services segment carrying calls generated by the prepaid telecom services segment. These intersegment activities are recorded by each segment at prices approximating market and treated as if they are third-party transactions. Consequently, these transactions impact segment performance. However, revenues and corresponding costs are eliminated in consolidation and do not impact consolidate results.

	Three Months Ended September 30, 2010	Three Months Ended September 30, 2009

Revenues:
Software & equipment	$308,491	$166,980
Prepaid services	4,128,269	4,436,667
	$4,436,760	$4,603,647

Gross profit (loss):
Software & equipment	$161,702	$(5,191)
Prepaid services	96,185	352,619
Telecom services	(9,020)	--
	$248,867	$347,428

Operating income (loss):
Software & equipment	$101,358	$(52,475)
Prepaid services	$(5,552)	$31,738
Telecom services	$(9,020)	$--
Corporate activities	$(525,735)	$(2,150,341)
	$(438,949)	$(2,171,078)

Income (loss) before income taxes:
Software & equipment	$101,358	$(52,475)
Prepaid services	$(5,552)	$29,628
Telecom services	$(9,020)	$--
Discontinued operations	$--	$253,974
Corporate activities	$(2,176,369)	$(3,283,347)
	(2,089,583)	$(3,052,220)

Depreciation and amortization:
Software & equipment	$--	$283
Prepaid services	$8,929	$390
Telecom services	$--	$--
Discontinued operations	$--	$644,028
	$8,929	$644,701

Interest expense:
Software & equipment	$--	$--
Prepaid services	$--	$--
Telecom services	$--	$--
Corporate activities	$1,581,749	$1,176,754
	$1,581,749	$1,176,754

	Three Months Ended September 30, 2010	Year Ended June 30, 2010

Total fixed assets:
Prepaid Services	$232,143	$241,071
	$232,143	$241,071

19.           Subsequent Events

We have evaluated subsequent events through November 15, 2010, which is the date the financial statements were available to be issued.

Acquisition of Ingedigit International, Inc. and Gotham Ingedigit Financial Processing Corp.
On October 25, 2010, Flint Telecom Group, Inc. (“Flint”) acquired all of the stock of Ingedigit International, Inc. and Gotham Ingedigit Financial Processing Corp dba Power2Process, both Florida corporations, through a merger of each of those companies into two wholly-owned subsidiaries of Flint, in exchange for a maximum potential total of 600,000 shares of Flint’s Series H Convertible Preferred Stock (the “Merger Stock”), pursuant to an Agreement and Plan of Merger dated October 5, 2010 (the “Merger Agreement”).  300,000 shares of the Merger Stock were issued on the Closing Date. The remaining 300,000 shares of the Merger Stock may be issued, in two tranches of 150,000 each, during the 12 and 24 months following the Closing Date if either or both of the Targets meet or exceed the revenue and/or other operating targets as mutually agreed upon by Flint and the Targets as of the Closing Date.

The Series H Convertible Preferred Stock has a $10.00 per share liquidation value, a $0.001 par value, one vote for each preferred share issued, and is convertible on or after a period of twelve months from the Closing Date into common stock at a 25% discount to the Market Price.  Market Price is defined as the average closing price per share over the twenty trading days prior to the date of conversion. Provided, however, that the conversion price shall never be lower than ten percent of the Market Price on the Closing Date. Based on the current Market Price of $0.004 per share and assuming that the Market Price does not improve over the next 12 months, the maximum number of common shares potentially convertible from the 300,000 shares of Series H Convertible Preferred Stock issued at the Closing is 750,000,000 common shares, with an additional 750,000,000 shares potentially to be issued upon conversion at the end of the 24 and 36 months following the Closing Date, should an additional 300,000 shares of preferred stock be issued pursuant to the Merger Agreement. However, the Power2Process and Ingedigit shareholders as a group cannot hold more than 4.99% of Flint’s total issued and outstanding common stock at any one time.

Debt Defaults:
As of the date of the filing of this quarterly report, the first principal payment due to Thermocredit (Thermo), which was due on or before August 31, 2010 pursuant to an Amendment executed with Thermo in June 2010, has not been made and we are therefore in default and the total balance has therefore been classified as a current liability.  Upon default, the entire unpaid balance of principal, together with all accrued but unpaid interest thereon, and all other indebtedness owing to Thermo at such time, which as of November 12, 2010 was $2,312,285, shall, at the option of Thermo, become immediately due and payable without further notice. In addition, Thermo shall be entitled to foreclose upon its security interests granted under the Agreement and to cause the Collateral to be immediately seized wherever found and sold with or without appraisal. Collateral consists of any and all of our subsidiaries’ property or assets, real or personal, tangible or intangible, now existing or hereafter acquired, and all supporting obligations, products and proceeds of all of the foregoing.

As of the date of the filing of this annual report, we have not made any payments to China Voice Holding Corp. (CHVC) pursuant to a settlement agreement we executed in June 2010, and we are therefore in default. A default interest rate of 18% shall be applied to any outstanding payments owed as of the date of default. An additional cash payment of $500,000 will also be immediately due and payable.  Effective June 30, 2010 the settlement agreement was amended to delete CHVC’s option to be repaid through the issuance of shares of Flint’s common stock.   CHVC will also be entitled to apply to the court and obtain judgment against Flint for the outstanding payments outstanding and not made as of the Default Event.

New Restricted Stock Issuances:
In October of 2010 we issued 10,000,000 shares to a key employee as a retention incentive, and 2,375,000 shares to certain consultants for services rendered.

New Convertible Notes Issued and/or Restructured

In October of 2010, we issued a new $25,000 convertible note, accruing interest at 6% per annum and having a maturity date of October 2011, and convertible at a 50% discount to the lowest closing bid price on any of the previous 4 trading days from the date of conversion. Additionally, $50,000 of the 100,000 EURO note was assigned to this third party and 15,000,000 shares were issued into an escrow account for the subsequent conversion of this note.  The $50,000 note includes the following terms: accruing interest at 6% per annum and having a maturity date of October, 2011, and convertible at a 50% discount to the lowest closing bid price on any of the previous 4 trading days from the date of conversion.

Also in October of 2010, we issued another new $25,000 convertible note, accruing interest at 8% per annum and having a maturity date of October 2011 and convertible at 25%  of the average of the lowest 3 intraday trading price on any of the previous 20 trading days from the date of conversion. Additionally, $25,000 of the 100,000 EURO note was sold to this third party, and restated to be convertible at 25% of the average of the three lowest intra-day trading prices over the 20 days preceding the date of conversion.  $13,950 was converted into 18,000,000 shares of common stock.

Also in October of 2010, we issued a new convertible note in the amount of $30,000, accruing interest at 8% per annum and having a maturity date of July 25, 2011 and having a variable conversion price of 50% of the Market Price. “Market Price” means the average of the lowest three (3) Trading Prices for the common stock during the ten (10) Trading Day period ending one Trading Day prior to the date the Conversion Notice is sent.

In November, the $75,000 promissory note issued September 24, 2009 was made convertible and $50,000 of Mr. Keaveney’s promissory note was purchased by a third party and partially converted.  Also in November, a new promissory note was issued in the amount of $47,000, accruing interest at a rate of 18% per annum, convertible at a 50% discount to the market price at the time of conversion and having a maturity date of November 2011.

Convertible Note Conversions
In October 2010, 13 convertible note holders converted a total of $165,400 of existing debt into 98,370,035 shares of our common stock.

House Park & Dobratz, P.C.
605 W. 47th Street, Suite 301
Kansas City, Missouri 64112

Independent Auditors’ Report

Board of Directors
Gotham Ingedigit Financial Processing Corporation
d/b/a Power2Process
Pembroke Pines, Florida

We have audited the accompanying balance sheets of Gotham Ingedigit Financial Processing Corporation d/b/a Power2Process (a development stage company) (the Company) as of December 31, 2009 and 2008 and the related statements of operations, stockholders’ equity (deficiency) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gotham Ingedigit Financial Processing Corporation d/b/a Power2Process as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

House Park & Dobratz, P.C.
February 18, 2011

ITEM 1: FINANCIAL STATEMENTS

GOTHAM INGEDIGIT FINANCIAL PROCESSING CORPORATION
d/b/a POWER2PROCESS
(A Development Stage Company)

BALANCE SHEETS – DECEMBER 31, 2009 AND 2008

	2009	2008
ASSETS
Cash	$1,383	$1,317
Prepaid expenses	--	1,897
Property and equipment (Note 2)	528,408	775,749

Total assets	$529,791	$778,963

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
Accounts payable	$338,455	$204,000
Due to stockholders, net (Notes 5 & 6)	1,594,455	831,885
Advance payable (Note 4)	50,000	--
Total current liabilities	1,982,910	1,035,885

Commitments (Note 3)

Stockholders' equity (deficiency)
Common stock: $1 par value; 1,000 authorized, issued and outstanding	1,000	1,000
Additional paid-in capital	1,446,238	1,446,238
Deficit	(2,900,357)	(1,704,160)
	(1,453,119)	(256,922)
	$529,791	$778,963

See notes to financial statements.

GOTHAM INGEDIGIT FINANCIAL PROCESSING COPORATION
d/b/a POWER2PROCESS
(A Development Stage Company)

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008

Revenues (Note 5)	$185,985	$111,324

Operating expenses (Note 5):
Data processing services	153,370	116,954
Depreciation and amortization	247,341	247,341
Employee benefits	15,890	41,522
Equipment rental and maintenance	106,381	141,599
Insurance	1,734	6,496
Miscellaneous expense	9,347	17,184
Occupancy	79,735	82,368
Payroll taxes	35,625	37,546
Product development		63,798
Professional fees	52,634	56,184
Salaries and contract labor	461,990	465,934
Software maintenance and support	231,748	53,621
Telephone and internet	18,416	23,288
Travel and entertainment	6,280	24,828
	1,420,491	1,378,663

Net loss from operations	(1,234,506)	(1,267,339)

Other income (Note 5)	38,309	27,207

Net loss	$(1,196,197)	$(1,240,132)

See notes to financial statements.

GOTHAM INGEDIGIT FINANCIAL PROCESSING CORPORATION
d/b/a POWER2PROCESS
(A Development Stage Company)

STATEMENTS OF STOCKHOLDERS’ EQUITY

YEARS ENDED DECEMBER 31, 2009 AND 2008

	Common Stock	Additional paid in capital	Deficit	Total
Balances, December 31, 2007	$1,000	$1,069,464	$(464,028)	$606,436
Capital contributions	--	376,774	--	376,774
Net loss	--	--	(1,240,132)	(1,240,132)
Balances, December 31 2008	1,000	1,446,238	(1,704,160)	(256,922)
Net loss	--	--	(1,196,197)	(1,196,197)
Balances, December 31, 2009	$1,000	$1,446,238	$(2,900,357)	$(1,453,119)

See notes to financial statements.

GOTHAM INGEDIGIT FINANCIAL PROCESSING CORPORATION
d/b/a POWER2PROCESS
(A Development Stage Company)

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008

Cash Flows from Operating Activities:

Net loss	$(1,196,197)	$(1,240,132)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	247,341	247,341
Changes in assets and liabilities:
Prepaid expense	1,897	(1,897)
Accounts payable	134,455	101,127
Net cash used in operating activities	(812,504)	(893,561)

Cash Flows from Investing Activities:
Software development costs capitalized	--	(168,628)
	--	(168,628)
Cash Flows From Financing Activities:
Advances from shareholders, net	762,570	684,346
Proceeds from advance payable	50,000	--
Additional paid-in capital	--	376,774
Net cash provided by financing activities	812,570	1,061,120

Increase (decrease) in cash	66	(1,069)
Cash, beginning of year	1,317	2,386
Cash, end of year	$1,383	$1,317

See notes to financial statements.

GOTHAM INGEDIGIT FINANCIAL PROCESSING CORPORATION
d/b/a POWER2PROCESS
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2009 AND 2008

1.         Organization and summary of significant accounting policies:

Nature of operations:

Gotham Ingedigit Financial Processing Corporation d/b/a Power2Process (the Company or P2P) was incorporated June 29, 2006 (“date of inception”) under the laws of the State of Florida. The Company’s offices and information processing equipment are located in Florida. The Company is an advanced financial transaction processing and technology company, working with banking clients and other program sponsors globally. Using P2P solutions, clients can deliver “own brand” financial transaction processing services, such as pre-paid products, virtual accounts, money remittances and other stored value services. Both MasterCard and fully PCI certified, as well as being SAS-70 compliant, the Company is in the unique position of having complete control of all its services from applications developing and processing to marketing and support for a full array of back office processing including ATM and POS network integration and management.

At December 31, 2009, the Company’s business operations had not been fully developed and its revenues had not reached a sufficient level to sustain ongoing operating costs. The Company remains highly dependent upon funding from non-operational sources. As a result, the Company continued to be classified as a development stage company through 2009.

Cash and cash equivalents:

The Company maintains its cash accounts with banks offering FDIC insurance for depositors. Cash balances seldom exceed depositor insurance limits.

Accounts receivable:

Accounts receivable are recorded at the amount the Company expects to collect on balances outstanding at year-end. Management closely monitors outstanding balances and charges to expense any balances deemed uncollectible.

Property and equipment:

Property and equipment are stated at cost. Depreciation is provided for on the straight-line method over the estimated useful lives of the related assets, generally five years.

Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. Upon retirement or sale the cost of disposed assets and the related accumulated depreciation are eliminated from the accounts. Realized gains and losses on dispositions of property and equipment are reflected in income at the time of disposition.

GOTHAM INGEDIGIT FINANCIAL PROCESSING CORPORATION
d/b/a POWER2PROCESS
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDING DECEMBER 31, 2009 AND 2008

1.         Organization and summary of significant accounting policies (continued):

Organization, start-up and software development costs:

Organization and start-up costs are expensed as incurred. Costs for the internal development of computer software related to the Company’s proprietary stored value card systems and financial services systems are expensed as development stage costs until technological feasibility has been established. Thereafter, all additional software development costs are capitalized and amortized on a straight-line basis over their estimated useful lives, which are estimated to be five years.

For income tax purposes, all organization, start-up and product development costs are capitalized and amortized on a straight-line basis over ten years.

Income taxes:

The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on the differences between the financial reporting basis and the tax basis of the assets and liabilities, and are measured using enacted tax rates that will be in effect when the differences are expected to reverse. Deferred tax assets are also provided for certain tax loss carryforwards. A valuation allowance is established to reduce deferred tax assets when it is more likely than not that some portion or all of the deferred tax assets will not be realized. As long as the Company is categorized as a development stage company, the net amount of any potential deferred tax assets will be offset by such valuation allowance.

In October, 2010, the Company was acquired by Flint Telecom Group, Inc. (Flint) (Note 6). Since the ownership of the Company changed by more than 50%, this has the effect of diluting the tax benefit of net operating loss carryovers.

The Company believes it does not have any uncertain tax positions taken in its income tax returns.

In 2009 and 2008 the primary difference between financial statement and income tax reporting resulted from amortization expense, primarily related to the treatment of start-up costs which are expensed for financial statement purposes but capitalized and amortized over 10 years for income tax purposes.

Estimates and assumptions:

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

GOTHAM INGEDIGIT FINANCIAL PROCESSING CORPORATION
d/b/a POWER2PROCESS
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDING DECEMBER 31, 2009 AND 2008

1.         Organization and summary of significant accounting policies (continued):

Subsequent events:

Subsequent events have been evaluated through February 18, 2011, which is the date the financial statements were available to be issued.

2.         Property and equipment:
	2009	2008
Computer equipment	$430,551	$430,551
Computer software, purchased	647,940	647,940
Computer software, developed internally	158,214	158,214
	1,236,705	1,236,705
Less accumulated depreciation	708,297	460,956
	$528,408	$775,749

3. Leases:

The Company leases office space from one of its stockholders. Monthly payments under the lease going forward are approximately $6,200 and the lease expires in June, 2011. The Company is also leasing office equipment under leases which expire in 2010 and 2012. Monthly payments under these leases approximate $500. Future minimum payments under non-cancelable leases as of December 31, 2009 are as follows:

Years Ended December 31,	Amount
2010	$80,002
2011	40,009
2012	1,410
$121,421

4.         Advance payable:

In December, 2009 the Company received a $50,000 advance from an unrelated company (DSG). Under a letter of intent (LOI) to purchase a portion of the Company’s stock from one of the shareholders, DSG advanced an additional $199,980 to the Company in January, 2010. DSG did not ultimately acquire any of the stock of the Company. According to the LOI, the advances are to be repaid by means of payment of 50% of the Company’s net revenues, as defined, with any remaining unpaid amounts due and payable by January 31, 2012. No payments on these advances have been made as of January 28, 2011 as the Company has not realized any net revenues as defined.

5.         Related party transactions:

The Company has various agreements with related parties for software development and maintenance services as well as cost sharing and reimbursement arrangements. Following is a tabular of transactions with related parties for 2009 and 2008 and the amounts due for the years then ended:

GOTHAM INGEDIGIT FINANCIAL PROCESSING CORPORATION
d/b/a POWER2PROCESS
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDING DECEMBER 31, 2009 AND 2008

5.         Related party transactions (continued):

	2009	2008
Included in revenues:
Fees for services	$30,000	$60,000
Included in other income:
Cost sharing reimbursement	$34,430	$24,441

Amount due to stockholders for
Payroll, rent and office expenses	$371,163	$145,696
Software development and support	561,726	365,780
Stockholder advances	856,537	450,950
	1,789,426	962,426

Amount due from stockholders for:
Fees for services	135,000	105,000
Cost sharing reimbursements	59,971	25,541
	194,971	130,541
	$1,594,455	$831,885

As discussed in Note 6, all amounts payable to shareholders as of December 31, 2009 were converted to paid-in capital subsequent to year-end.

6.         Subsequent events:

In June, 2010, all accounts payable and notes payable to stockholders were converted to additional paid-in capital by unanimous consent of the Company stockholders.

In October, 2010, the Company was acquired by Flint Telecom Group, Inc. (Flint) through a merger with a wholly-owned subsidiary of Flint.

The merger agreement provided for the issuance by Flint of 150,000 shares of Series H Convertible Preferred Stock (Series H Stock) in exchange for Company stock. An additional 150,000 shares may be issued during the 24 months following the acquisition if the Company meets or exceeds certain revenue and/or other operating targets, as defined. The Series H Stock has a $10 per share liquidation value, a $0.001 par value, one vote for each preferred share issued, and is convertible on or after a period of twelve months from the closing date of the merger into common stock at a 25% discount to the market price, as defined.

The merger agreement also provided for the cancellation of all related party debt.

GOTHAM INGEDIGIT FINANCIAL PROCESSING CORPORATION, INC.
BALANCE SHEETS
(unaudited)

	September 30,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$--	$--
Prepaid expenses and other current assets	--	1,897
Current assets	--	1,897

Fixed assets:
Equipment	1,236,705	1,236,705
Capitalized leases – equipment	-	-
Total fixed assets	1,236,705	1,236,705
Less: accumulated depreciation	(1,174,437)	(646,462)
Net fixed assets	62,268	590,243

Total assets	$62,268	$592,140

LIABILITIES & STOCKHOLDERS' (DEFICIT)
Current liabilities:
Cash overdraft	$4,028	$4,850
Accounts payable	219,395	283,055
Notes payable	249,980	831,885
Deferred revenue	-	--
Total current liabilities	473,403	1,119,790

Total liabilities	$473,403	$1,119,790

Stockholders' (deficit)
Common stock: $1 par value; 1,000 authorized, issued and outstanding at September 30, 2010	1,000	1,000
Additional paid-in capital	3,783,715	1,446,238
Accumulated deficit	(4,195,850)	(1,974,888)
Total stockholders' (deficit)	(411,135)	(527,650)
Total liabilities and stockholders’ (deficit)	$62,268	$592,140

See accompanying notes to financial statements.

GOTHAM INGEDIGIT FINANCIAL PROCESSING CORPORATION, INC.
STATEMENTS OF OPERATIONS
(unaudited)

	Nine Months Ended September 30,
	2010	2009

Revenues	$--	$139,489

Cost of revenues	--	--

Gross profit	--	139,489

Operating expenses:
General and administrative:
Consultants	--	--
Salaries and payroll related expense	375,854	398,369
Depreciation and amortization expense	466,140	185,506
Other	456,364	(144,926)
Total general and administrative	1,298,358	438,949

Operating gain/(loss)	(1,298,358)	(299,460)

Other income (expense)	2,865	28,732
Net loss	$(1,295,493)	$(270,729)

 See accompanying notes to financial statements.

GOTHAM INGEDIGIT FINANCIAL PROCESSING CORPORATION, INC.
STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
(unaudited)

	Common Stock	Additional paid in capital	Deficit	Total
Balances, December 31, 2007	$1,000	$1,069,464	$(464,028)	$606,436
Capital contributions	--	376,774	--	376,774
Net loss	--	--	(1,240,132)	(1,240,132)
Balances, December 31 2008	1,000	1,446,238	(1,704,160)	(256,922)
Net loss	--	--	(1,196,197)	(1,196,197)
Balances, December 31, 2009	1,000	1,446,238	(2,900,357)	(1,453,119)
Capital contributions	--	743,002	--	743,002
Capitalization of related party payables	--	1,594,455	--	1,594,455
Net Loss	--	--	(1,295,493)	(1,295,493)
Balances, September 30,2010	$1,000	$3,783,715	$(4,195,850)	$(411,135)

See accompanying notes to financial statements.

GOTHAM INGEDIGIT FINANCIAL PROCESSING CORPORATION, INC.
STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30,
	2010	2009
Cash Flows from Operating Activities:

Net loss	$(1,295,493)	$(270,729)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	466,140	185,506

Changes in assets and liabilities, net of acquisition and disposals:
Accounts receivable	--	--
Accounts payable	(119,060)	79,055
Net cash used in operating activities	(948,413)	(6,167)

Cash Flows from Investing Activities:
Software development costs capitalized	--	--
Net cash provided by (used in) investing activities	--	--

Cash Flows From Financing Activities:
Advances from shareholders, net	--	--
Proceeds from advance payable	199,980	--
Additional paid-in capital	743,022	--
Net cash provided (used) by financing activities	943,002	--

Net increase (decrease) in cash and cash equivalents	(5,411)	(6,167)
Cash and cash equivalents, beginning of the period	1,383	1,317
Cash and cash equivalents, end of the period	$(4,028)	$(4,850)

Supplemental disclosures of cash flow information

Non monetary transaction, conversion of notes payable to equity	$1,594,455	$--

See accompanying notes to financial statements.

GOTHAM INGEDIGIT FINANCIAL PROCESSING CORPORATION
d/b/a POWER2PROCESS
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS FOR NINE MONTHS ENDING SEPTEMBER 30, 2010

1.         Organization and summary of significant accounting policies:

Nature of operations:

Gotham Ingedigit Financial Processing Corporation d/b/a Power2Process (the Company or P2P) was incorporated June 29, 2006 (“date of inception”) under the laws of the State of Florida. The Company’s offices and information processing equipment are located in Florida. The Company is an advanced financial transaction processing and technology company, working with banking clients and other program sponsors globally. Using P2P solutions, clients can deliver “own brand” financial transaction processing services, such as pre-paid products, virtual accounts, money remittances and other stored value services. Both MasterCard and fully PCI certified, as well as being SAS-70 compliant, the Company is in the unique position of having complete control of all its services from applications developing and processing to marketing and support for a full array of back office processing including ATM and POS network integration and management

At September 30, 2010, the Company’s business operations had not been fully developed and its revenues had not reached a sufficient level to sustain ongoing operating costs. The Company remains highly dependent upon funding from non-operational sources. As a result, the Company continued to be classified as a development stage company through 2010.

Cash and cash equivalents:

The Company maintains its cash accounts with banks offering FDIC insurance for depositors. Cash balances seldom exceed depositor insurance limits.

Accounts receivable:

Accounts receivable are recorded at the amount the Company expects to collect on balances outstanding at year-end. Management closely monitors outstanding balances and charges to expense any balances deemed uncollectible.

Property and equipment:

Property and equipment are stated at cost. Depreciation is provided for on the straight-line method over the estimated useful lives of the related assets, generally five years.

Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. Upon retirement or sale the cost of disposed assets and the related accumulated depreciation are eliminated from the accounts. Realized gains and losses on dispositions of property and equipment are reflected in income at the time of disposition.

Organization, start-up and software development costs:

Organization and start-up costs are expensed as incurred. Costs for the internal development of computer software related to the Company’s proprietary stored value card systems and financial services systems are expensed as development stage costs until technological feasibility has been established. Thereafter, all additional software development costs are capitalized and amortized on a straight-line basis over their estimated useful lives, which are estimated to be five years.

For income tax purposes, all organization, start-up and product development costs are capitalized and amortized on a straight-line basis over ten years.

Income taxes:

The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on the differences between the financial reporting basis and the tax basis of the assets and liabilities, and are measured using enacted tax rates that will be in effect when the differences are expected to reverse. Deferred tax assets are also provided for certain tax loss carry forwards. A valuation allowance is established to reduce deferred tax assets when it is more likely than not that some portion or all of the deferred tax assets will not be realized. As long as the Company is categorized as a development stage company, the net amount of any potential deferred tax assets will be offset by such valuation allowance.

In October, 2010, the Company was acquired by Flint Telecom Group, Inc. (Flint) (Note 6). Since the ownership of the Company changed by more than 50%, this has the effect of diluting the tax benefit of net operating loss carryovers.

The Company believes it does not have any uncertain tax positions taken in its income tax returns.

In 2009 and 2008 the primary difference between financial statement and income tax reporting resulted from amortization expense, primarily related to the treatment of start-up costs which are expensed for financial statement purposes but capitalized and amortized over 10 years for income tax purposes.

Estimates and assumptions:

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Subsequent events:

Subsequent events have been evaluated through statements were available to be issued.

2.         Property and equipment:
	September 30, 2010 (unaudited)	December 31, 2009
Computer equipment	430,551	430,551
Computer software, purchased	647,970	647,970
Computer software, developed internally	158,214	158,214
	1,236,705	1326,705
Less accumulated depreciation	(1,174,437)	(708,297)
	62,268	528,408

3. Leases:

The Company leases office space from a third party following the acquisition by Flint Telecon Group Inc. Monthly payments under the lease going forward are approximately $6,200 and the lease expires in June, 2011. The Company is also leasing office equipment under leases that expire in 2010 and 2012. Monthly payments under these leases approximate $500. Future minimum payments under non-cancelable leases as of December 31, 2009 are as follows:

Year Ended December 31,	Amount
2010	$80,002
2011	40,009
2012	1,410
$121,421

4.         Advance payable:

In December 2009 the Company received a $50,000 advance from an unrelated company (DSG). Under a letter of intent (LOI) to purchase a portion of the Company’s stock from one of the shareholders, DSG advanced an additional $199,980 to the Company in January, 2010. DSG did not ultimately acquire any of the stock of the Company. According to the LOI, the advances are to be repaid by means of payment of 50% of the Company’s net revenues, as defined, with any remaining unpaid amounts due and payable by January 31, 2012. No payments on these advances have been made as of March 14, 2011 as the Company has not realized any net revenues as defined.

5.         Related party transactions:

The Company has various agreements with related parties for software development and maintenance services as well as cost sharing and reimbursement arrangements. Following is a tabular of transactions with related parties for the nine months ended September 30, 2009 and year ended December 31, 2009 and the amounts due for the periods then ended:

Related party transactions	September 30, 2010	December 31, 2009
Included in revenues:
Fees for services	$--	$30,000
Included in other income:
Cost sharing reimbursement	$--	$34,430

Amount due to stockholders for
Payroll, rent and office expenses	$--	$371,163
Software development and support	--	561,726
Stockholder advances	--	856,537
	--	1,789,426

Amount due from stockholders for:
Fees for services	--	135,000
Cost sharing reimbursements		59,971
	--	194,971

	$--	$1,594,455

As discussed in Note 6, all amounts payable to shareholders as of December 31, converted to paid-in capital subsequent to year-ended December 31, 2009.

6.         Subsequent events:

In June, 2010, all accounts payable and notes payable to stockholders were converted to additional paid-in capital by unanimous consent of the Company stockholders.

In October, 2010, the Company was acquired by Flint Telecom Group, Inc. (Flint) through a merger with a wholly-owned subsidiary of Flint.

The merger agreement provided for the issuance by Flint of 150,000 shares of Series H Convertible Preferred Stock (Series H Stock) in exchange for Company stock. An additional 150,000 shares may be issued during the 24 months following the acquisition if the Company meets or exceeds certain revenue and/or other operating targets, as defined. The Series H Stock has a $10 per share liquidation value, a $0.001 par value, one vote for each preferred share issued, and is convertible on or after a period of twelve months from the closing date of the merger into common stock at a 25% discount to the market price, as defined.

The merger agreement also provided for the cancellation of all related party debt.

House Park & Dobratz, P.C.
605 W. 47th Street, Suite 301
Kansas City, Missouri 64112

Independent Auditors’ Report

Board of Directors
Ingedigit International, Inc.
Pembroke Pines, Florida

We have audited the accompanying balance sheets of Ingedigit International, Inc. (a development stage company) (the Company) as of December 31, 2009 and 2008 and the related statements of operations, stockholders’ equity (deficiency) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ingedigit International, Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

House Park & Dobratz, P.C.
February 18, 2011

INGEDIGIT INTERNATIONAL, INC.
(A Development Stage Company)

BALANCE SHEETS – DECEMBER 31, 2009 AND 2008

	2009	2008
ASSETS
Current assets:
Cash	$364	$2,520
Accounts receivable	--	289,273
Refundable income taxes	12,060	12,060
	12,424	303,853

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
Accounts payable	$641,987	$413,941
Due to related parties (Note 4)	530,822	186,866
Payable to officer (Note 4)	228,849	111,000
Advance payable (Note 3)	100,000	--
Total current liabilities	1,501,658	711,807

Note payable (Note 2)	1,110,783	1,028,938

Stockholders' equity (deficiency)
Common stock, $.0001 par value, 120,000 shares authorized, 120,000 shares issued and outstanding	12	12
Deficit	(2,600,029)	(1,436,904)
	(2,600,017)	(1,436,892)
	$12,424	$303,853

See notes to financial statements.

INGEDIGIT INTERNATIONAL, INC.
(A Development Stage Company)

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008

Sales, net	$736,911	$6,200,088
Cost of sales	1,225,829	6,251,969
Gross profit (loss)	(488,918)	(51,881)

Operating expenses:
Administrative	4,619	27,869
Payroll and related	79,644	220,361
Professional and consulting fees	109,994	203,256
Provision for uncollectible accounts	362,790	354,223
Rent and telephone	1,325	16,495
Travel and entertainment	32,210	164,976
	590,582	987,180
Net loss from operations	(1,079,500)	(1,039,061)

Other income (expense)
Interest income	--	2,688
Interest expense (Note 2)	(83,625)	(49,563)
Loan closing costs	--	(71,382)
Other income	--	33,226
	(83,625)	(85,031)
Net loss	$(1,163,125)	$(1,124,092)

See notes to financial statements.

INGEDIGIT INTERNATIONAL, INC.
(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIENCY)

YEARS ENDED DECEMBER 31, 2009 AND 2008

	Common Stock	Deficit	Total

Balances, December 31, 2007	$12	$(312,812)	$(312,800)
Net loss	--	(1,124,092)	(1,124,092)
Balances, December 31 2008	12	(1,436,904)	(1,436,892)
Net loss	--	(1,163,125)	(1,163,125)
Balances, December 31, 2009	$12	$(2,600,029)	$(2,600,017)

See notes to financial statements.

INGEDIGIT INTERNATIONAL, INC.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
Cash Flows from Operating Activities:
Net loss	$(1,163,125)	$(1,124,092)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Interest expense added to notes payable	81,845	45,000

Changes in assets and liabilities:
Accounts receivable	289,273	1,033,358
Refundable income taxes	--	(6,064)
Accounts payable	228,046	227,762
Net cash provided (used) by operating activities	(563,961)	175,964

Cash Flows From Financing Activities:
Increase/(decrease) in payable to related parties	343,956	(1,268,382)
Proceeds from advance payable	100,000	--
Advances from officer	117,849	111,000
Proceeds from note payable	--	983,938
Net cash provided (used) by financing activities	561,805	(173,444)

Increase (decrease) in cash	(2,156)	2,520
Cash, beginning of year	2,520	--
Cash, end of year	$364	$2,520

Supplemental disclosures of cash flow information

Income taxes paid during the year	$--	$6,064

Non-monetary transaction, accrued interest added to note payable	$81,845	$45,000

See notes to financial statements.

INGEDIGIT INTERNATIONAL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

YEARS ENDING DECEMBER 31, 2009 AND 2008

1.         Organization and summary of significant accounting policies:

Nature of operations:
Ingedigit International, Inc. (the Company or III) was incorporated in 2001. The Company is an independent sales organization (“ISO”) for domestic and foreign banks. Along with its affiliates and partners, the Company provides prepaid stored value card programs to banks, financial institutions and qualified third parties.

At December 31 2009, the Company’s business operations had not been fully developed and its revenues had not reached a sufficient level to sustain ongoing operating costs. The Company remains highly dependent upon funding from non-operational sources. As a result, the Company continued to be classified as a development stage company through 2009.

Cash and cash equivalents:

The Company maintains its cash accounts with banks offering FDIC insurance for depositors. Cash balances seldom exceed depositor insurance limits.

Accounts receivable:

Accounts receivable are recorded at the amount the Company expects to collect on balances outstanding at year-end. Management closely monitors outstanding balances and charges to expense any balances deemed uncollectible.

Income taxes:

The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on the differences between the financial reporting basis and the tax basis of the assets and liabilities, and are measured using enacted tax rates that will be in effect when the differences are expected to reverse. Deferred tax assets are also provided for certain tax loss carry forwards. A valuation allowance is established to reduce deferred tax assets when it is more likely than not that some portion or all of the deferred tax assets will not be realized. As long as the Company is categorized as a development stage company, the net amount of any potential deferred tax assets will be offset by such valuation allowance.

In October, 2010, the Company was acquired by Flint Telecom Group, Inc. (Flint) (Note 6). Since the ownership of the Company changed by more than 50%, this has the effect of diluting the tax benefit of net operating loss carryovers.

The Company believes it does not have any uncertain tax positions taken in its income tax returns.

INGEDIGIT INTERNATIONAL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDING DECEMBER 31, 2009 AND 2008

1.         Organization and summary of significant accounting policies (continued):

Estimates and assumptions:

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Actual results could differ from those estimates.

Subsequent events:

Subsequent events have been evaluated through February 18, 2011, which is the date the financial statements were available to be issued.

2.         Note payable:

The Company has a bank note payable with a balance of $1,110,783 at December 31, 2009, guaranteed by stockholders and officers of the Company. The note provides for monthly payments of interest only at 6% through June 15, 2011, and monthly payments of $65,000 plus interest at 6% through December 15, 2012. Following is a schedule of minimum payments under the agreement:

Year ended December 31,	Amount

2011	$394,914
2012	715,869
$1,110,783

Interest totaling $126,845 was added to this note ($81,845 in 2009; $45,000 in 2008) and is included in the note payable balance.

3.         Advance payable:

In 2009, the Company received advances totaling $100,000 from an unrelated company The advances are to be repaid by payment of 30% of the Company’s net revenues, as defined, with any remaining unpaid amounts due and payable January 31, 2012. No repayments on these advances have been made as of February 15, 2011, since the Company has not realized any defined net revenues.

INGEDIGIT INTERNATIONAL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

YEARS ENDING DECEMBER 31, 2009 AND 2008

4.         Related party transactions:

The Company has a 49% ownership interest in Gotham Ingedigit Financial Processing Corporation d/b/a Power2Process (P2P). P2P is also a development stage company and, based on its operating losses and equity deficiency as of December 31, 2009 and 2008, the Company’s investment in P2P is valued at $0.

The Company has a contract with P2P for P2P to provide processing services to the Company’s stored value card customers. Additionally, under a separate agreement with P2P, the Company provides various software and systems development services. The Company had accounts receivable from P2P of $717,013 and $354,223 as of December 31, 2009 and 2008, respectively. During 2010, P2P converted the amounts payable to stockholders into paid-in-capital, including the amounts due to the Company. P2P was purchased by Flint Telecom Group, Inc. in 2010, at the same time as Flint acquired the Company (Note 5). Based on these subsequent events and the operating losses of P2P, the Company had provided an allowance for uncollectible receivables for the entire amount receivable from P2P as of December 31, 2009 and 2008.

The Company has various agreements with companies owned by some of the stockholders which provide for software development and maintenance services as well as cost sharing and reimbursement arrangements. Net amounts payable to companies owned by stockholders were $530,822 and $186,866 as of December 31, 2009 and 2008, respectively.

As discussed in Note 5, all amounts payable to stockholders and stockholder-owned companies as of December 31, 2009 were converted to paid-in capital subsequent to year-end.

The Company owed one of the officers $228,849 and $111,000 as of December 31, 2009 and 2008, respectively, for travel and other expenses.

5.         Subsequent events:

In June, 2010, all accounts payable and notes payable to stockholders were converted to additional paid-in capital by unanimous consent of the Company stockholders.

In October, 2010, the Company was acquired by Flint Telecom Group, Inc. (Flint) through a merger with a wholly-owned subsidiary of Flint.

The merger agreement provided for the issuance by Flint of 150,000 shares of Series H Convertible Preferred Stock (Series H Stock) in exchange for Company stock. An additional 150,000 shares may be issued during the 24 months following the acquisition if the Company meets or exceeds certain revenue and/or other operating targets, as defined. The Series H Stock has a $10 per share liquidation value, a $0.001 par value, one vote for each preferred share issued, and is convertible on or after a period of twelve months from the closing date of the merger into common stock at a 25% discount to the market price, as defined.

The merger agreement also provided for the cancellation of all related party debt.

INGEDIGIT INTERNATIONAL, INC.
BALANCE SHEETS
(unaudited)

	September 30,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$364	$356
Prepaid expenses and other current assets	--	12,060
Current assets	364	12,416

Other assets	10,297	--

Total assets	$10,661	$12,416

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$652,284	$932,204
Other payables	859,671	297,866
Accrued payables	432,187	--
Lines of credit	195,000	--
Total current liabilities	2,139,142	1,230,070

Lines of Credit	980,381	1,091,657

Total liabilities	3,119,523	2,321,727

Stockholders' equity (deficit)
Common stock: $1 par value; 1,000 authorized, issued and outstanding at September 30, 2010 and 2009	12	12
Additional paid in capital	1,768,269	--
Accumulated deficit	(3,096,814)	(2,309,323)
Total stockholders' (deficit)	(1,328,533)	(2,309,311)
Total liabilities and stockholders’ (deficit)	$10,661	$12,416

See accompanying notes to financial statements.

INGEDIGIT INTERNATIONAL, INC.

STATEMENTS OF OPERATIONS
(unaudited)

	Nine Months Ended September 30,
	2010	2009
Revenues	$--	$552,684

Cost of revenues	--	505,386

Gross profit	--	47,297

Operating expenses:
Sales and marketing	--	15,000
General and administrative:
Consultants	--	750
Salaries and payroll related expense	432,187	50,499
Bad debt expense	--	686,153
Other	--	104,596
Total general and administrative	432,187	841,997

Operating gain/(loss)	(432,187)	(809,700)

Other income (expense)	-	-
Interest expense	(64,598)	(62,719)
Net gain/(loss)	$(496,785)	$(872,419)

 See accompanying notes to financial statements.

INGEDIGIT INTERNATIONAL, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
(unaudited)

	Common Stock	Additional paid in capital	Deficit	Total
Balances, December 31, 2007	$12	$--	$(312,812)	$(312,800)
Net loss	--	--	(1,124,092)	(1,124,092)
Balances, December 31 2008	12	--	(1,436,904)	(1,436,892)
Net loss		--	(1,163,125)	(1,163,125)
Balances, December 31, 2009	12	--	(2,600,029)	(2,600,017)
Capital contributions	--	1,008,598	--	1,008,598
Capitization of shareholder advances	--	759,671	--	759,671
Net loss	--	--	(496,785)	(496,785)
Balances, September 30, 2010	$12	$1,768,269	$(3,096,814)	$(1,328,533)

See accompanying notes to financial statements.

INGEDIGIT INTERNATIONAL, INC.

STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30,
	2010	2009
Cash Flows from Operating Activities:
Net loss	$(496,785)	$(872,419)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	--	--

Changes in assets and liabilities, net of acquisition and disposals:
Prepaid expense	12,060	--
Accounts receivable		289,273
Accounts payable	(578,174)	518,263
Accrued payables	--	--
Net cash used in operating activities	(998,301)	(64,883)

Cash Flows from Investing Activities:
Investment in subsidiary	(10,297)	--
Net cash provided by (used in) investing activities	(10,297)	--

Cash Flows From Financing Activities:
Capitalized interest on notes payable	--	--
Additional paid-in capital	1,008,598	--
Net cash provided (used) by financing activities	1,008,598	--

Net increase (decrease) in cash and cash equivalents	--	(2,164)
Cash and cash equivalents, beginning of the period	364	2,520
Cash and cash equivalents, end of the period	$364	$356

Supplemental disclosures of cash flow information

Non monetary transaction, accrued interest added to note payable	$64,598	$62,719
Non monetary transaction, conversion of notes payable to equity	$759,671	$--

See accompanying notes to financial statements.

INGEDIGIT INTERNATIONAL, INC. (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS FOR NINE MONTHS ENDED SEPTEMBER 30, 2010

1.         Organization and summary of significant accounting policies:

Nature of operations:
Ingedigit International, Inc. (the Company or III) was incorporated in 2001. The Company is an independent sales organization (“ISO”) for domestic and foreign banks. Along with its affiliates and partners, the Company provides prepaid stored value card programs to banks, financial institutions and qualified third parties.

At September 30, 2010, the Company’s business operations had not been fully developed and its revenues had not reached a sufficient level to sustain ongoing operating costs. The Company remains highly dependent upon funding from non-operational sources. As a result, the Company continued to be classified as a development stage company through 2009.

Cash and cash equivalents:

The Company maintains its cash accounts with banks offering FDIC insurance for depositors. Cash balances seldom exceed depositor insurance limits.

Accounts receivable:

Accounts receivable are recorded at the amount the Company expects to collect on balances outstanding at year-end. Management closely monitors outstanding balances and charges to expense any balances deemed uncollectible.

Income taxes:

The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on the differences between the financial reporting basis and the tax basis of the assets and liabilities, and are measured using enacted tax rates that will be in effect when the differences are expected to reverse. Deferred tax assets are also provided for certain tax loss carry forwards. A valuation allowance is established to reduce deferred tax assets when it is more likely than not that some portion or all of the deferred tax assets will not be realized. As long as the Company is categorized as a development stage company, the net amount of any potential deferred tax assets will be offset by such valuation allowance.

In October, 2010, the Company was acquired by Flint Telecom Group, Inc. (Flint) (Note 6). Since the ownership of the Company changed by more than 50%, this has the effect of diluting the tax benefit of net operating loss carryovers. The Company believes it does not have any uncertain tax positions taken in its income tax returns.

Estimates and assumptions:

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Actual results could differ from those estimates.

Subsequent events:

Subsequent events have been evaluated through March 16, 2011, which is the date the financial statements were available to be issued.

2.         Note payable:

The Company has a bank note payable with a balance of $1,175,381 at September 30, 2010, guaranteed by stockholders and officers of the Company. The note provides for monthly payments of interest only at 6% through June 15, 2011, and monthly payments of $65,000 plus interest at 6% through December 15, 2012. Following is a schedule of minimum payments under the agreement:

Year Ended December 31,	Amount

2011	$390,000
2012	$785,381
$1,175,381

Interest totaling $175,381 was added to this note ($64,598 for nine months to September 2010, $81,845 in 2009; $45,000 in 2008) and is included in the note payable balance.

3.         Advance payable:

In 2009, the Company received advances totaling $100,000 from an unrelated company The advances are to be repaid by payment of 30% of the Company’s net revenues, as defined, with any remaining unpaid amounts due and payable January 31, 2012. No repayments on these advances have been made as of March 14, 2011, since the Company has not realized any defined net revenues.

4.         Related party transactions:

The Company has a 49% ownership interest in Gotham Ingedigit Financial Processing Corporation d/b/a Power2Process (P2P). P2P is also a development stage company and, based on its operating losses and equity deficiency as of December 31, 2009 and 2008, the Company’s investment in P2P is valued at $0.

The Company has a contract with P2P for P2P to provide processing services to the Company’s stored value card customers. Additionally, under a separate agreement with P2P, the Company provides various software and systems development services. The Company had accounts receivable from P2P of $0 (zero) as of September 30, 2010 and $717,013 as of December 31, 2009 respectively. During 2010, P2P converted the amounts payable to stockholders into paid-in-capital, including the amounts due to the Company. P2P was purchased by Flint Telecom Group, Inc. in 2010, at the same time as Flint acquired the Company (Note 5). Based on these subsequent events and the operating losses of P2P, the Company had provided an allowance for uncollectible receivables for the entire amount receivable from P2P as of December 31, 2009 and 2008.

The Company has various agreements with companies owned by some of the stockholders that provide for software development and maintenance services as well as cost sharing and reimbursement arrangements. There were no amounts payable to companies owned by stockholders as of September 30, 2010 and $530,822 as of December 31, 2009 respectively.

As discussed in Note 5, all amounts payable to stockholders and stockholder-owned companies as of December 31, 2009 were converted to paid-in capital subsequent to year-end.

5.         Subsequent events:

In June, 2010, all accounts payable and notes payable to stockholders were converted to additional paid-in capital by unanimous consent of the Company stockholders.

In October, 2010, the Company was acquired by Flint Telecom Group, Inc. (Flint) through a merger with a wholly-owned subsidiary of Flint.

The merger agreement provided for the issuance by Flint of 150,000 shares of Series H Convertible Preferred Stock (Series H Stock) in exchange for Company stock. An additional 150,000 shares may be issued during the 24 months following the acquisition if the Company meets or exceeds certain revenue and/or other operating targets, as defined. The Series H Stock has a $10 per share liquidation value, a $0.001 par value, one vote for each preferred share issued, and is convertible on or after a period of twelve months from the closing date of the merger into common stock at a 25% discount to the market price, as defined.

The merger agreement also provided for the cancellation of all related party debt

FLINT TELECOM GROUP, INC.
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
JUNE 30, 2010 AND SEPTEMBER 30, 2010

The following unaudited pro forma condensed balance sheet as of September 30, 2010 was prepared as if the merger was effective as of such date. The unaudited pro forma condensed statement of operations for the three months ended September 30, 2010 for Flint and for the three months ended September 30, 2010 for the Acquired Companies and for the twelve months ended June 30, 2010 for Flint and for the fiscal year ended June 30, 2010 for the Acquired Companies were prepared as if the merger was effective as of July 1, 2009.

The unaudited pro forma condensed financial statements, as described above,  should be read in conjunction with the audited historical financial statements and notes thereto included herein for the year ended June 30, 2010, and the unaudited historical financial statements for the three months ended September 30, 2010, included herein for Flint Telecom Group, Inc., and the audited historical financial statements of the Acquired Companies for the year ended December 31, 2009, and the unaudited balance sheet as of September 30, 2010 and the unaudited historical financial statements for the nine months ended September 30, 2010, also included herein.

The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operations of the combined enterprise after the merger of Flint with the Acquired Companies, or of the financial position or results of operations of the combined enterprise that would have actually occurred had the merger been effected as of the dates described above. As a result of the transaction, Flint owns 100% equity interest in the Acquired Companies.

FLINT TELECOM GROUP, INC.
Condensed Pro Forma Balance Sheet as of September 30, 2010
(Unaudited)

	Flint	Acquired Companies	Pro Forma Adjustments	Notes	Pro Forma Balance Sheet
ASSETS
Current assets
Cash and cash equivalents	$9,355	$364	$--		$9,719
Accounts receivable	1,543,170	--	--		1,543,170
Inventories	366,572	--	--		366,572
Prepaid & other current assets	3,200	--	--		3,200
Due from related parties	--	--	--
Total current assets	1,922,297	364	--		1,922,661
			--
Property & equipment – net	232,143	62,268	4,420,429	A	4,714,840
			(884,086)	C
Intangible assets - net			3,319,239	A	3,319,239
			(663,848)	C
Deferred offering costs	8,333	--	--		8,333
Other intangibles, net
Other assets	--	10,297	--		10,297

TOTAL ASSETS	$2,162,773	$72,929	$6,191,734		$8,427,436

LIABILITIES & STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable-trade	$3,927,178	$283,208	$--		$4,210,386
Cash overdraft	33,859	4,028	--		37,887
Other accrued liabilities	669,912	--	--		669,912
Accrued interest payable	1,402,496	--	--		1,402,496
Lease obligations - current	781,309	--	--		781,309
Lines of credit	2,035,312	195,000	--		2,230,312
Notes payable	1,931,206	349,980	--		2,281,186
Notes payable – related parties, net of discount	2,124,721	--	--		2,124,721
Convertible notes payable, net of discount	1,687,564	--	--		1,687,564
Convertible notes payable-related parties, net of discount	98,000	--	--		98,000
Due to Flint Telecom Ltd.	146,335	--	--		146,335
Total current liabilities	14,837,892	832,216	--		15,670,108

Lines of credit		980,381	--		980,381
Total liabilities	14,837,892	1,812,597	--		16,650,489

Redeemable equity securities	4,627,476	--	--		4,627,476

Shareholders’ equity (deficit)
Preferred Stock: $0.001 par value; 5,000,000 authorized, 307,000 issued and outstanding at September 30, 2010	307	--	300	A	607
Common Stock: $0.01 par value; 900,000,000 authorized, 316,900,384 issued and outstanding at September 30, 2010	3,169,003	1,012	(1,012)	A	3,169,003
Common stock issuable	23,750	--			23,750
Additional paid in capital	31,495,663	5,551,984	5,999,700	A	38,495,363
			(5,551,984)	A
			1,000,000	B
Accumulated deficit	(51,991,318)	(7,292,664)	7,292,664	A	(54,539,252)
			(1,000,000)	B
			(1,547,934)	C
Total shareholders' equity (deficit)	(17,302,586)	(1,739,668)	7,739,668		(11,302,295)
Total liabilities and stockholders' equity (deficit)	$2,162,773	$72,929	$6,191,734		$8,427,436

FLINT TELECOM GROUP, INC.
Condensed Pro Forma Statement of Operations for the Year Ended June 30, 2010
(Unaudited)

	Flint	Acquired Companies	Pro Forma Adjustments	Notes	Pro Forma Statement of Operations
Revenue	$34,060,505	$7,199	$--		$34,067,704
Costs and expenses
Costs of goods sold	32,497,019	-	--		32,497,019
Selling, general & administrative expenses	8,270,047	1,809,799	1,547,934	C	11,627,780

Operating loss	(6,706,561)	(1,802,600)	(1,547,934)		(10,057,095)

Other income and expenses	(22,159,217)	(43,065)	--		(22,202,282)

Net income/(loss)	$(28,865,778)	$(1,845,666)	$(1,547,934)		$(32,259,378)

FLINT TELECOM GROUP, INC.
Condensed Pro Forma Statement of Operations for the three months ended September 30, 2010
(Unaudited)

	Flint	Acquired Companies	Pro Forma Adjustments	Notes	Pro Forma Statement of Operations
Revenue	$4,436,760	$--	$--		$4,436,760
Costs and expenses
Costs of goods sold	4,187,893	--	--		4,187,893
Selling, general & administrative expenses	687,816	543,065	383,984	C	1,614,865

Operating loss	(438,949)	(543,065)	(383,984)		(1,365,998)

Other income and expenses	(1,650,634)	(21,533)	--		(1,672,167)

Net income/(loss)	$(2,089,583)	$(564,598)	$(383,984)		$(3,038,165)

FLINT TELECOM GROUP, INC.

NOTES TO THE PRO FORMA COMBINED FINANCIAL INFORMATION (UNAUDITED)
JUNE 30, 2010 AND SEPTEMBER 30, 2010

A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying pro forma financial statements based on available information.  The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein.  These pro forma adjustments represent the Company’s preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable.  Consequently, the amounts reflected in the pro forma financial statements are subject to change, and the final amounts may differ substantially.

The accompanying unaudited pro forma combined financial statements do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of Flint and the operations of the Acquired Companies.  Further, actual results may be different from these unaudited pro forma combined financial statements.

The acquisition closed on October 25, 2010.  Under the terms of the agreement, Flint acquired 100% of the membership interest of the Acquisition Companies through a merger of each of those companies into two wholly-owned subsidiaries of Flint, in exchange for a maximum potential total of 600,000 shares of Flint’s Series H Convertible Preferred Stock (the “Merger Stock”) pursuant to an Agreement and Plan of Merger dated October 5, 2010 (the “Merger Agreement”).  300,000 shares of the Merger Stock were issued on the Closing Date.  The remaining 300,000 shares of the Merger Stock may be issued, in two tranches of 150,000 each,  during the 12 and 24 months following the Closing Date if either or both of the Targets meet or exceed the revenue and/or other operating targets as mutually agreed upon by Flint and the Targets as of the Closing Date.

The Series H Convertible Preferred Stock has a $10.00 per share liquidation value, a $0.001 par value, one vote for each preferred share issued, and is convertible on or after a period of twelve months from the Closing Date into common stock at a 25% discount to the Market Price.  Market Price is defined as the average closing price per share over the twenty trading days prior to the date of conversion. Provided, however, that the conversion price shall never be lower than ten percent of the Market Price on the Closing Date. Based on the current Market Price of $0.004 per share and assuming that the Market Price does not improve over the next 12 months, the maximum number of common shares potentially convertible from the 300,000 shares of Series H Convertible Preferred Stock issued at the Closing is 750,000,000 common shares, with an additional 750,000,000 shares potentially to be issued upon conversion at the end of the 24 and 36 months following the Closing Date, should an additional 300,000 shares of preferred stock be issued pursuant to the Merger Agreement. However, the P2P and III shareholders as a group cannot hold more than 4.99% of Flint’s total issued and outstanding common stock at any one time.

Therefore, the Merger Stock was valued at $6,000,000 in the aggregate, based on the liquidation value, ½ of which, or $3,000,000 worth, was issued on the Closing Date. The purchase price was determined based on an arm’s length negotiation and no finder’s fees or commissions were paid in connection with this acquisition.

The unaudited pro forma condensed balance sheet combines the Flint’s and the balance sheets of Acquisition Companies as of September 30, 2010, and gives pro forma effect to the above transaction as if it had occurred on September 30, 2010. The pro forma statement of operations combines the Flint’s and the operations of Acquisition Companies for the nine months ended September 30, 2010. The pro forma statement of operations for the twelve months ended June 30, 2010 assumes that the acquisition took place on July 1, 2009. The unaudited pro forma combined condensed financial statements are based upon the historical financial statements of the Flint and the Acquisition Companies after considering the effect of the adjustments described in the footnotes that follow.

A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying pro forma financial statements based on available information. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. These pro forma adjustments represent the Flint’s preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amount reflected in the pro forma financial statements are subject to change, and the final amounts may differ substantially.

The accompanying unaudited pro forma combined financial statements do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of the Company and the operations of Acquisition  Companies. Further, actual results may be different from these unaudited pro forma combined financial statements.

FLINT TELECOM GROUP, INC.

NOTES TO THE PRO FORMA COMBINED FINANCIAL INFORMATION (UNAUDITED)
JUNE 30, 2008 AND DECEMBER 31, 2008

The purchase price and the preliminary adjustments to historical book value of the Acquired Companies as a result of the acquisition are as follows:

Purchase Price:

Purchase price	$6,000,000

Net assets acquired (September 30, 2010):
Total assets	7,812,597
Minus: liabilities	(1,812,597)
Net assets	6,000,000
Net assets acquired (September 30, 2010):	6,000,000

Excess of purchase price over net assets acquired	$--

The pro forma adjustments are comprised of the following elements:

A      Reflects the payment of the purchase consideration totaling $6,000,000. Purchase allocation to net assets acquired is a preliminary estimate made by management.  The estimate assumes that historical values of net assets acquired were approximately at their fair market value. The management believes that Acquisition Companies fixed assets were stated at their fair market value. There are no deferred taxed or deal costs.

    B        Beneficial conversion feature and accretion.

        C        Depreciation and amortization.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLINT TELECOM GROUP, INC.

Date:       March 22, 2011                                                                          By:  /s/  Vincent Browne
Vincent Browne,
Chief Executive Officer